                                                                    EXHIBIT 10.5

                       FIRST AMENDMENT TO LEASE AGREEMENT


         THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered into this 7th day of December, 1999, by and between MOUNT VERNON PLACE PARTNERS, L.L.C., A Georgia limited liability company ("Landlord"), and INTERNET SECURITY SYSTEMS, INC, a Georgia corporation ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant executed and entered into that certain Lease Agreement, dated November 8, 1999, regarding certain premises to be constructed at Mount Vernon Place in Fulton County, Georgia (the "Lease"); and

         WHEREAS, the parties now desire to amend the Lease as set forth herein.

         NOW, THEREFORE, FOR TEN DOLLARS ($10.00) and other good and valuable consideration in hand paid by Landlord to Tenant, the receipt and sufficiency of which are hereby acknowledged by Tenant, the parties agree as follows:

1. The Lease shall be and is hereby modified and amended by restating Special Stipulation 8 thereof in its entirety as follows:

         "Subject to the terms, conditions and agreements set forth in this Special Stipulation 8, Landlord shall pay to Tenant a portion of the net cash flow (for purposes of this Special Stipulation 8, the term "net cash flow" shall be defined as Landlord's actual cash flow from Landlord's operation of the Building [after the Preferred Return, as this term is defined below, has been paid in full to each of Landlord's members] less Landlord's payment of expenses [including debt service] in connection with Landlord's operation of the Building and less Landlord's maintenance of reserves in connection with Landlord's operation of the Building subject to the limitation that any loans from Landlord's members to Landlord shall not bear interest at a rate in excess of the Preferred Return otherwise payable to Landlord's members from the operation of the Building), which payments by Landlord to Tenant, the parties agree, shall constitute an expense of Landlord in the operation of the Building (but which shall not constitute an Operating Expense as set forth in Exhibit "E" and other applicable provisions of this Lease) upon the following terms and conditions:
         Unless otherwise approved by Tenant, Landlord's permanent financing for the Building shall contain an amortization based upon a period of not less than twenty-five (25) years. Landlord shall be entitled to determine the payment of all operating expenses and the maintenance of all reserves in connection with Landlord's operation of the Building. Each of Landlord's members has contributed and/or will from time to time contribute cash and/or other equivalent value associated with each such member's investment in its membership interests in Landlord, and otherwise as set forth in the operating agreement of Landlord and the books and records of Landlord maintained in connection therewith (hereinafter the respective contributions by each of Landlord's members are referred to as "Cash Invested"). For purposes of this Special Stipulation 8, the respective amounts of the Cash Invested for each such member of Landlord shall not be decreased in any respect whatsoever and shall be deemed to be entitled to a twelve percent (12%) per annum preferred interest return ("Preferred Return") as further set forth in this Special Stipulation 8 and shall not be diminished by depreciation, return of capital, or any other accounting event which might otherwise be deemed to decrease the amount of Cash Invested or the capital account of any such member; rather, the aggregate Cash Invested, as the same may be increased from time to time, shall in no event ever be diminished for purposes of this Special Stipulation 8. Each member of Landlord shall be entitled to the Preferred Return on each such member's Cash Invested from and after the respective times of each increment of such Cash Invested by such member, and after each such member has received such member's total current Preferred Return on any and all Cash Invested, then subject to Landlord's payment of expenses in connection with the Building and the maintenance of normal reserves, as determined by Landlord, the remaining net cash flow shall on an annual basis within sixty (60) days from the expiration of each calendar year, or more frequently if net cash flow is distributed to the members of Landlord more frequently, be divided as follows: Landlord shall pay as an expense of Landlord in its operation of the Building to Tenant thirty percent (30%) of such net cash flow with the remaining seventy percent (70%) of such net cash flow to be distributed to Landlord's members contemporaneously with the payment of such thirty percent (30%) of net cash flow to Tenant. Such payment of thirty percent (30%) of net cash flow from Landlord to Tenant shall continue only for the first eight and one-half (8 1/2) years of the Term of this Lease and shall not continue thereafter. In the event the Building is sold or refinanced during such eight and one-half (8 1/2) years initial Term of this Lease, but not thereafter, then after the Preferred Return is paid to Landlord's members, Tenant shall be entitled to receive as an expense payment from Landlord to Tenant thirty percent (30%) of the remaining net proceeds from any such sale or refinancing (after payment in full of all outstanding security deeds on the premises) with the remaining 70% to be distributed to Landlord's members. At any and all times during all Term of this Lease, Landlord shall be entitled to determine the financing of Landlord (both temporary and permanent) in connection with its acquisition, construction, and operation of the Building, subject only to the restriction that permanent financing shall be based on an amortization period of not less than twenty-five (25) years as set forth above in this Special Stipulation 8, and further, Landlord shall determine expenses to be paid in connection with the operation of the Building, reserves to be maintained in connection therewith, and the terms of any such sale or refinancing. In no event shall Tenant be entitled to any payment of net cash flow or net proceeds from any sale or refinancing or any other payment under this Special Stipulation 8 after the first eight and one-half (8 1/2) years of the initial Term of this Lease (the "Tenant Participation Period"). Further, following any sale of the Building from the initial landlord, Mount Vernon Place Partners, L.L.C., to a successor during the Tenant Participation Period, provided that Tenant is paid thirty percent (30%) of the remaining net proceeds from such sale as described above in this Special Stipulation 8, then Tenant shall not be entitled to receive any further payments from any successor landlord, and the provisions of this Special Stipulation 8 shall, accordingly, only be binding upon the initial landlord, Mount Vernon Place Partners, L.L.C. during the Tenant Participation Period. Notwithstanding the preceding sentence, in the event the Term of this Lease is extended past eleven and one-half (11 1/2) years by a mutually acceptable written extension agreement between Landlord and Tenant, which is executed and delivered during such Tenant Participation period, then the Tenant Participation Period shall also be extended by the same period as the extension term set forth in any such written extension agreement; provided, however, that in ail events, Tenant's rights to receive the portion of net cash flow from operations and net proceeds from any sale or refinancing, as set forth above in this Special Stipulation 8, shall cease upon the date when three (3) years are left on the Term of this Lease. Accordingly, in no event shall Tenant be entitled to any portion of net cash flow or net proceeds from any sale or refinancing during the last three (3) years of the Term of this Lease, and accordingly, the Tenant Participation Period shall not be extended by any holdover by Tenant either pursuant to Section 12 of this Lease or otherwise. However, in the event Tenant extends the Term of this Lease pursuant to Special Stipulation 13 below regarding Tenant's renewal of the Term of this Lease, then the Tenant Participation Period shall be extended in the manner set forth above, and if Tenant's rights to receive thirty percent (30%) of net cash flow as set forth above have lapsed, then such rights shall be revived by such extension of the Tenant Participation Period, except that all lapsed payments due from Landlord to Tenant associated with such extension shall be paid by Landlord to Tenant as an expense in Landlord's operation of the Building (but which shall not constitute an Operating Expense as set forth in Exhibit "E" and other applicable provisions of this Lease) in the current year when such lapsed rights to receive payments are revived by such extension. Except as set forth in the preceding sentence, the Tenant Participation Period shall not be extended for any other reason except only as set forth above in this Special Stipulation 8. Landlord's obligations under this Special Stipulation 8 shall not be binding upon the holder of any first lien deed to secure debt encumbering the Premises who takes title to the Premises through a foreclosure or acceptance of a deed in lieu thereof, or upon any purchaser at a foreclosure sale pertinent thereto, or upon any of their respective successors, successors-in-title and assigns who likewise succeed to Landlord's or such holder's interest in the Premises."

2. The Lease shall be and is hereby modified and amended by restating Special Stipulation 10 in its entirety as follows:

         "On or before December 15, 1999 (with the form of the letter of credit to be provided for Landlord's review and approval by December 10,
         1999), Tenant shall deliver to Landlord an irrevocable standby letter of credit as security for Tenant's performance under this Lease and to compensate Landlord for landlord's expenses incurred in connection with an event of default by Tenant hereunder (said letter of credit, and each letter of credit substituted therefor as hereinafter provided, being hereinafter referred to as the "Letter of Credit") issued in form and substance and by an issuing banking institution acceptable to Landlord, its successor-in-title and the holder of any first lien deed to secure debt encumbering the Premises, containing, inter alia, the following terms and conditions:

         (i)      the Letter of Credit shall provide for multiple draws;

         (ii) Landlord, the holder of any first lien deed to secure debt encumbering the Premises, or Landlord's successor-in-title to the Premises shall be the beneficiary under the Letter of Credit;

         (iii) draws under the Letter of Credit shall be honored by the issuing lending institution upon presentment by an authorized representative of the beneficiary accompanied by (a) beneficiary's sight draft, (b) a certification by the beneficiary that Tenant has defaulted under this Lease and, as a result of such default, Landlord is entitled to present the Letter of Credit for payment, and (c) a certification by the beneficiary that Landlord is entitled to payment of the sums set forth as rental due under this Lease, together with a certificate as to additional sums representing itemized costs and expenses incurred by Landlord as a result of the default by Tenant under this Lease and otherwise;

         (iv) the term of the Letter of Credit shall be one (1) year from the date of issuance thereof; and

         (v) in the event the Letter of Credit has not been replaced by Tenant with a substitute Letter of Credit in the amount set forth below by five (5) business days prior to the expiring date thereof, the beneficiary shall be entitled to present the Letter of Credit for payment of the entire remaining undisbursed balance thereof, accompanied solely by the beneficiary's sight draft.

         The first Letter of Credit shall be in the face amount of Ten Million and No/100 Dollars ($10,000,000.00); each successive Letter of Credit shall be in the face amount of One Million and No/100 Dollars ($1,000,000.00) less than the Letter of Credit replaced by such successive Letter of Credit, until the amount of the next successive Letter of Credit is $0.00 at which time Landlord shall return the issued and outstanding Letter of Credit and Tenant shall have no further obligation to cause the issuance of additional Letters of Credit, except that the first successive Letter of Credit shall also be in the face amount of $10,000,000.00. Except for draws undertaken in connection with the mandatory non-renewal of the Letter of Credit, draws under the Letter of Credit to pay rent and other monies due Landlord under this Lease shall be deemed to cure any such monetary defaults, unless the amount realized by the beneficiary from any such draw are insufficient to pay in full the amount or amounts due and owing Landlord under this Lease as a result of the event of default by Tenant. Notwithstanding the foregoing, in the event the Letter of Credit is drawn by reason of a default by Tenant in payment of monies due to Landlord under the Lease and the amounts drawn are used to cure such default as aforesaid, then within sixty (60) days after such draw on the Letter of Credit, Tenant shall cause the Letter of Credit to be increased to the amount of the Letter of Credit as existed immediately prior to such draw. In the event Tenant does not do so, then Tenant shall be in default under this Lease without any rights of cure or reinstatement and Landlord shall be entitled to draw the balance of the Letter of Credit in accordance herewith. For purposes of this Lease, Tenant's default by failure to cause the Letter of Credit to be increased as required in the preceding two sentences is herein referred to as a "Draw Default".

         In the event the beneficiary under the Letter of Credit receives a draw of the entire amount available thereunder for any reason, and such amount exceeds the actual amount due and owing or to be due and owing to Landlord by Tenant as a result of the event of default with respect to which the Letter of Credit was presented by the beneficiary for payment (the "Excess Draw Amount"), Tenant shall receive a credit in the amount of the Excess Draw Amount against Base Monthly Rental payable by Tenant beginning with the last month (or portion thereof) of the Term and continuing back from such last month through successive prior calendar months during the Term until the Excess Draw Amount has been credited in full."

3. Capitalized terms used in this Amendment shall have the same meanings as defined in the Lease. Except as modified by this Amendment, the Lease shall otherwise remain unmodified and in full force and effect. In the event of conflict or inconsistency between the terms and conditions of the Lease and the terms and conditions of this Amendment the terms and conditions of this Amendment shall control and shall prevail.

         IN WITNESS WHEREOF, the parties through their duly authorized officers and manager, respectively have executed this Amendment the date and year first above written.


                                          TENANT:

Signed, sealed and delivered              INTERNET SECURITY SYSTEMS, INC.,
in the presence of:                       a Georgia Corporation

/s/ Leah H. Lechiel                       By: /s/ Richard Macchia
---------------------------------------     -----------------------------------
Notary Public or Witness                  Name:  Richard Macchia
                                               --------------------------------
/s/ Leah H. Lechiel                       Title: CFO
---------------------------------------         -------------------------------
Name (Please Print)
Notary Public Fulton County, Georgia      Attest: /s/ [illegible]
My Commission Expires December 26, 2000          ------------------------------
                                          Name:
                                               --------------------------------
                                          Title
                                               --------------------------------

                                          LANDLORD:


Signed, sealed and delivered              MOUNT VERNON PLACE PARTNERS,
in the presence of:                       L.L.C., a Georgia limited liability
                                          company

/s/ Bradley J. Taylor                     By: /s/ Joel J. Griffin
--------------------------------------       ----------------------------------
Notary Public or Witness                      Joel J. Griffin, Manager

Bradley J. Taylor
--------------------------------------
Name (Please Print)

                          [Continued on following page]

For Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Landlord to ISS Group, Inc., a Delaware corporation ("Guarantor"), the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees that Guarantor's Guaranty Agreement of the Lease dated November 8, 1999 (the "Guaranty") shall remain in full force and effect and shall constitute a Guaranty of the Lease as amended by this Amendment. Guarantor, through its duly authorized officers, joins in the execution provisions of this Amendment for the purpose of reaffirming its guaranty obligations of the Lease as amended by this Amendment.

                                          GUARANTOR:

Signed, sealed and delivered              ISS GROUP, INC.
in the presence of:                       a Delaware Corporation

/s/ Leah H. Lechiel
-------------------------------------     By: /s/ Richard Macchia
Notary Public                                ----------------------------------
                                             Name: Richard Macchia
/s/ Leah H. Lechiel                               -----------------------------
-------------------------------------        Title: CFO
Name (Please Print)                                ----------------------------

Notary Public, Fulton County, Georgia     Attest: /s/ Christopher Kaus
My Commission Expires December 26, 2000          ------------------------------
                                                 Name: Christopher Kaus
                                                       ------------------------
                                                 Title: Secretary
                                                        ------------------------

                       SECOND AMENDMENT TO LEASE AGREEMENT


         THIS SECOND AMENDMENT TO LEASE AGREEMENT (the "Second Amendment") is made and entered into as of this 27th day of November, 2000, by and between MOUNT VERNON PLACE PARTNERS, LLC, a Georgia limited liability company ("Landlord"), and INTERNET SECURITY SYSTEMS, INC, a Georgia corporation ("Tenant").


         WHEREAS, Landlord and Tenant executed and entered into that certain Lease Agreement dated November 8, 1999, regarding certain premises to be constructed at Mount Vernon Place in Fulton County, Georgia, as such Lease Agreement was amended by First Amendment to Lease Agreement dated December 7, 1999 between Landlord and Tenant (as amended, the "Lease"); and

         WHEREAS, Landlord and Tenant now desire to further amend the Lease as set forth herein.

         NOW THEREFORE, for and in consideration of Ten and No/100ths Dollars ($10.00) and for other good and valuable consideration in hand paid by Landlord and Tenant, the receipt, adequacy and sufficiency of which is hereby acknowledged by Tenant, the parties agree as follows:

         1. The Lease is hereby amended by deleting Special Stipulation 5 in its entirety and by substituting in lieu thereof the following:

                  "The following represents the parties' agreements regarding staged occupancy of the Premises and the payment of rental in connection therewith: On the first initial Commencement Date (with an initial target Commencement Date of November 1, 2000, as determined pursuant to Special Stipulation 4 above). Tenant shall occupy and begin paying rental for all five floors in the Phase I building (consisting of 115,500 rentable square feet). Similarly, on the second target Commencement Date of February 1, 2001, with the actual second target Commencement Date being determined as set forth above in Special Stipulation 4, Tenant shall begin paying rental for three (3) floors of the Phase II building (which shall include the third (3rd) and fourth
         (4th) floors of the Phase II Building and an additional floor of the Phase II Building designated by Landlord), together with the two bridges constructed by Landlord pursuant to Special Stipulation 14 above, consisting of a total of 76,900 rentable square feet (69,300 square feet for such three floors of the Phase II building, and 7,600 rentable square feet for such two bridges). Similarly, on the third target Commencement Date of June 1, 2001, with the actual third target Commencement Date being determined pursuant to Special Stipulation 4 above, Tenant shall begin paying rental for an additional floor of the Phase II building designated by Landlord, consisting of 23,100 rentable square feet. Similarly, on the fourth target Commencement Date of December 1, 2001, with the actual fourth target Commencement Date being determined pursuant to Special Stipulation 4 above, Tenant shall begin paying rental for a remaining floor of the Phase II building, consisting of 23,100 rentable square feet. Notwithstanding the foregoing, during the periods from the occupancy of the various portions of the Phase II Building until the targeted Commencement Dates specified in Special Stipulation 5 of the Lease as existed prior to this Second Amendment, then in accordance with Special Stipulation 29, only one-half (1/2) of the Base Rental for such portions of the Phase II Building shall be due during such periods. A schedule of Tenant's rental obligations for the stated occupancy of the Premises, as set forth in Special Stipulation 5, is set forth in Special Stipulation 17 below, subject to the assumption and terms and conditions set forth in Special Stipulation 17 below. Tenant shall occupy the respective portions of the Premises at the respective Commencement Dates as determined pursuant to Special Stipulation 4 and Special Stipulation 5 of this Lease.

         2. Special Stipulation 16 hereby amended and modified by adding the following language and chart to the conclusion of Special Stipulation 16:

                  "The following illustrative chart of Tenant's rental obligations to Landlord for the periods specified reflects the additional Base Rental owing to Lessor for periods from occupancy until the targeted Commencement Dates of Special Stipulation 5 of the Lease, as existed prior to this Second Amendment (at one-half (1/2) the full rate as described above in Special Stipulation 5) assuming Lessee takes occupancy of the Phase II Building on the targeted Commencement Dates set forth in the Special Stipulation 5 of the Second Amendment:


                           ADDITIONAL RENTAL    ONE-HALF (1/2) BASE        AMOUNT OF ADDITIONAL MONTHLY BASE
    MONTH                   SQUARE FEET             RENTAL RATE           RENTAL SUBJECT TO ABOVE ASSUMPTIONS
-------------------------------------------------------------------------------------------------------------
 February, 2001                 23,100                 $10.53                          $20,270.25
 March, 2001                    23,100                 $10.53                          $20,270.25
 April, 2001                    23,100                 $10.53                          $20,270.25
 May, 2001                      23,100                 $10.53                          $20,270.25
 June, 2001                     46,100                 $10.53                          $40,540.05
 July, 2001                     46,100                 $10.53                          $40,540.05
 August, 2001                   23,100                 $10.53                          $20,270.25
 September, 2001                23,100                 $10.53                          $20,270.25
 October, 2001                  23,100                 $10.53                          $20,270.25
 November, 2001                 23,100                 $10.79**                        $20,770.75
 December, 2001                 46,200                 $10.79                          $41,541.50
 January, 2002                  46,200                 $10.79                          $41,541.50
 February, 2002                 23,100                 $10.79                          $20,770.75
 March, 2002                    23,100                 $10.79                          $20,770,75
 April, 2002                    23,100                 $10.79                          $20,770.75
 May, 2002                      23,100                 $10.79                          $20,770.75
 June, 2002                     23,100                 $10.79                          $20,770.75
 July, 2002                     23,100                 $10.79                          $20,770.75

         ** Base Rental Rate increases as a result of 2-1/2% assumed increase in Net Rental Rate.

         The foregoing chart also does no ???

         3.       Capitalized terms used in this ???

         4.       Except as modified by this ???

         IN WITNESS WHEREOF, the parties, through their duly authorized officers and manager, respectively, have executed this Amendment the day and year first above written.

                                          "TENANT":

Signed, sealed and delivered              INTERNET SECURITY SYSTEMS, INC.,
in the presence of:                       Georgia corporation

/s/ Sean Bowen
-------------------------------------     By: /s/ Richard Macchia
Unofficial Witness                           ----------------------------------
                                          Name: Richard Macchia
/s/ Leah H. Lechiel                            --------------------------------
-------------------------------------     Title: CFO
Notary Public                                   -------------------------------

     [NOTARIAL SEAL]                      Attest:

Notary Public, Fulton County, Georgia     By:   /s/ Sean Bowen
My Commission Expires December 26, 2000         -------------------------------
                                          Name: Sean Bowen
                                                -------------------------------
                                          Title: Secretary
                                                -------------------------------

                                                  [CORPORATE SEAL]

                                          "LANDLORD"

Signed, sealed and delivered              MOUNT VERNON PLACE PARTNERS, LLC, a
in the presence of:                       Georgia limited liability company

/s/ Leah Gois
-------------------------------------     By: /s/ Joel J. Griffin
Unofficial Witness                           ----------------------------------
                                             Joel J. Griffin, Manager
/s/ Patricia Blankenship
-------------------------------------         [CORPORATE SEAL]
Notary Public

Ny Commission expires July 14, 2002

         [NOTARIAL SEAL]

Notary Public, Fulton County, Georgia
My Commission Expires December 26, 2000

         For Ten and 00/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Landlord to ISS Group, Inc., a Delaware corporation ("Guarantor"), the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees that Guarantor's Guaranty Agreement of the Lease dated November 8, 1999 (the "Guaranty") shall remain in full force and effect and shall constitute a Guaranty of the Lease, as amended by this Amendment. Guarantor, through its duly authorized officers, join in the execution provisions of this Amendment for the purpose of reaffirming its guaranty obligations, as amended by this Amendment.


                                          "GUARANTOR"

Signed, sealed and delivered              N/K/A Internet Security Systems, Inc.
in the presence of:                       ISS GROUP, INC., a Delaware
                                          corporation

/s/ Sean Bowen
-------------------------------------     By: /s/ Richard Macchia
Unofficial Witness                           ----------------------------------
                                          Name: Richard Macchia
/s/ Leah H. Lechiel                            --------------------------------
-------------------------------------     Title: CFO
Notary Public                                   -------------------------------


       [NOTARIAL SEAL]                    ATTEST:
Notary Public, Fulton County, Georgia
My Commission Expires December 26, 2000   By: /s/ Sean Bowen
                                             ----------------------------------
                                          Name: Sean Bowen
                                               --------------------------------
                                          Title: Assistant Secretary
                                                -------------------------------

                                                [CORPORATE SEAL]

                                                                         6/07/01


                       THIRD AMENDMENT TO LEASE AGREEMENT


         THIS THIRD AMENDMENT TO LEASE AGREEMENT (the "Amendment") is made and entered into as of this ________ day of February, 2001, by and between MOUNT VERNON PLACE PARTNERS, LLC, a Georgia limited liability company ("Landlord"), and INTERNET SECURITY SYSTEMS, INC, a Georgia corporation ("Tenant").

         WHEREAS, Landlord and Tenant executed and entered into that certain Lease Agreement dated November 8, 1999, regarding certain premises to be constructed at Mount Vernon Place in Fulton County, Georgia, as such Lease Agreement was amended by First Amendment to Lease Agreement dated December 7, 1999 between Landlord and Tenant, and as such Lease Agreement was further amended by Second Amendment to Lease dated November 27, 2000, (as amended, the "Lease"); and

         WHEREAS, Landlord and Tenant now desire to further amend the Lease as set forth herein.

         NOW THEREFORE, for and in consideration of Ten and No/100ths Dollars ($10.00) and for other good and valuable consideration in hand paid by Landlord and Tenant, the receipt, adequacy and sufficiency of which is hereby acknowledged by Tenant, the parties agree as follows:


         2.

         1. Landlord and Tenant acknowledge and agree that Exhibit "B" to the Lease is amended and modified by adding to the existing Exhibit "B" describing the "Land" under the Lease, the legal description attached hereto as Exhibit "A" to this Amendment which is incorporated herein by this reference.

         2. Landlord and Tenant agree that the Section 2 of the Lease is hereby deleted and in lieu thereof, the following is substituted:

                           Landlord and Tenant acknowledge and agree that the
                  Commencement Date of the Lease occurred on November 18, 2000, and that the term of the Lease shall extend to and expire on May 31, 2013 (such term being hereinafter referred to as the "Term"), except as otherwise provided herein. The expiration date of the Term of this Lease of May 31, 2013 is also the expiration date of the Term that certain Lease Agreement of even date herewith, between Spring Creek Partners, LLC, as Landlord, and Tenant, as Tenant (hereinafter referred to as the "Building 3 Lease", with said Premises of the Building 3 Lease being referred to herein as "Building 3."). The expiration of the Term of the Building 3 Lease is based on a target Commencement Date under the Building 3 Lease of June 1, 2003. In the event the Commencement Date of the Building 3 Lease does not occur for any reason whatsoever, then the Term of this Lease shall expire on May 17, 2012. In the event the actual expiration date of the Term of the Building 3 Lease is earlier or later than May 31, 2013, then the expiration date of the Term of this Lease shall be revised in a parallel manner and by an identical period of time such that the Term of this Lease and the Term of the Building 3 Lease expire concurrently. In such case Landlord and Tenant agree to execute an amendment to this Lease acknowledging the revised expiration date of the Term. The Base Monthly Rental under this Lease shall be

                                                                         6/07/01

                  payable and continue to escalate two and one-half percent (2-1/2%) per year during the entire Term of this Lease as provided above, in the manner set forth in Section 6 of the Lease, excepting that the Base Monthly Rental shall not be so escalated and shall be maintained at the previously escalated amount during the portion of the initial Term of the Lease after May 17, 2012.

         3. Special Stipulation 14 is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "Landlord and Tenant acknowledge and agree that Landlord has constructed 780 parking spaces as a part of the Premises as a part of the construction of the Phase I Building and Phase II Building and will construct the Additional Parking Level (as defined below). Landlord agrees that all such parking spaces including the Additional Parking Level, when built, shall be available during the Term and any extensions or renewals thereof for the sole use of Tenant at no charge, except that the rights of Tenant to use the Additional Parking Level may be terminated in the event of the occurrence of the Building 3 Lease Termination, as described below. All such spaces, subject to the remaining terms and conditions of the Lease, will be available twenty-four (24) hours per day, seven (7) days per week, every day of the year."

         4. This Lease is hereby amended by adding the following as Special Stipulation 32 of the Lease:

                           "Tenant and Landlord acknowledge and agree that the
                  Premises is subject to the easements created under the Second Amendment to Reciprocal Easement Agreement dated November 3, 1999 between Mt. Vernon Place Partners, LLC and Spring Creek Partners, LLC (hereinafter referred to as "Spring Creek") recorded at Deed Book 28068, Page 268 Fulton County, Georgia Records (all referred to as the "Existing Easement Documents") which are created for the adjacent tract owned by Spring Place Partners, LLC and the 50,400 square foot of office improvements to be constructed thereon and leased to Tenant under the Building 3 Lease referenced above. Landlord and Tenant acknowledge and agree that the location of the Access Easement and Accessway as described and defined in the Existing Easement Documents will need to be reconfigured through amendments to the Existing Easement Documents to reflect the current design of the Building and Building 3. In addition, the amendments to the Existing Easement Documents shall also include the easement and right in favor of Spring Place to construct an additional level of parking spaces on the existing parking deck of the Buildings, which shall consist of 149 parking spaces (the "Additional Parking Level"). As a part of such amendments to the Existing Easement Documents, Spring Creek shall also grant to the Landlord a non-exclusive easement for vehicular ingress and egress through the accessway in the Building 3 Parking Deck to reach Mount Vernon Highway and the Landlord shall grant non-exclusive easements to Spring Place for the benefit of Building 3 to utilize all of the parking facilities being a part of Buildings (hereinafter referred to as the "Buildings l and 2 Parking Deck") including without limitation, the Additional Parking Level being constructed by Landlord as aforesaid as a part of the Buildings 1 and 2 Parking Deck and shall also grant easements for the purpose of vehicular ingress and egress to Barfield Road through the access ways which are a part of the Building 1 and 2 Parking Deck. Landlord acknowledges and agrees that Tenant shall, as a part of the rights granted and afforded to Tenant by Landlord under this Lease, be entitled to use and exercise the easements encumbering Building 3 granted and created for the benefit of the Buildings as described above pursuant to amendments to the Existing Easement Documents, except in the event of a "Building 3 Lease Termination" as described below.

                                                                         6/07/01


                  A Building 3 Lease Termination shall mean any voluntary termination of the rights of the Tenant under the Building 3 Lease, whether due to voluntary agreement of Spring Creek and Tenant or whether due to Tenant's default under the Building 3 Lease, or otherwise. In the event of a Building 3 Lease Termination, the Landlord shall notify Tenant and (i) the easement rights of Spring Creek to use the Building 1 and 2 Parking Deck shall be limited to the exclusive use of the Additional Parking Level of the Building 1 and 2 Parking Deck and Spring Creek shall have no right to use the balance of the Buildings 1 and 2 Parking Deck; (ii) the rights of Tenant to use the Additional Parking Level of the Buildings 1 and 2 Parking Deck shall terminate and Tenant shall be limited to the exclusive use of the portions of the Building 1 and 2 Parking Deck other than the Additional Parking Level; (iii) Landlord and Tenant shall cooperate with each other in order that the Additional Parking Level is segregated from the balance of the Buildings 1 and 2 parking Deck, with access between such areas prohibited. All such amendments to the Existing Easement Documents shall be executed by all parties prior to August 1, 2001 and Landlord and Tenant shall cooperate in execution of such amendments and execute any necessary instruments to effectuate that foregoing, which instruments shall be added to this Lease through amendments to this Lease.

         5. Landlord and Tenant acknowledge and agree that the Lease is amended and modified by adding the following as Special Stipulation 33 of the
Lease:

                  Landlord agrees Tenant shall have the right to place one (1) sign with fixed lettering on the exterior of the Building 1 and 2 Parking Deck identifying the name of Tenant's business conducted in the Premises, subject to Landlord's approval as to the design, nature, and method of attachment to the Building 2 Parking Deck. Said sign shall be installed and maintained at the sole cost of Tenant and in compliance with all applicable governmental laws, regulations, and ordinances and shall be removed at expiration or termination of the Term of the Lease by Tenant and at the cost of Tenant and all damage caused by such attachment and removed to the exterior surface of the Building 1 and 2 Parking Deck shall be properly repaired by Tenant.

         10. Landlord acknowledges and agrees that the Tenant shall have the following "Bridge Right" upon the specified terms and conditions. The "Bridge Right" shall mean and refer to the right on the part of Tenant to construct, operate maintain, repair, and use an elevated enclosed pedestrian walkway reaching from the Phase II Building to Building 3 (the "Bridge") provided that (i) the design of the Bridge and the method of connection and attachment to the Phase II Building and Building 3, and the identity of the contractor constructing the Bridge is subject to the prior approval of the Landlord pursuant to submitted plans and specifications, which approval shall not be unreasonably withheld; (ii) the construction, maintenance, operation and repair of the Bridge shall be at the sole cost and expense of Tenant; and (iii) the construction, use, and operation of the Bridge shall be in accordance with all applicable governmental laws, ordinances, and regulations. In the event the Tenant is not occupying all of Building 3 and all of the Phase II Building, then Landlord shall have the right to remove the Bridge at the cost of Landlord, or prevent use of the Bridge by closing the entrances to the Bridge. As a part of the modification of the Existing Easement Documents referenced above, Landlord shall enter into the necessary agreements with the "landlord" under the Buildings 3 Lease to effectuate the foregoing.

         6. Capitalized terms used in this Amendment shall have the same meanings as defined in the Lease.

                                                                         6/07/01


         7. Except as modified by this Amendment, the Lease shall otherwise remain unmodified and in full force and effect and the parties do hereby ratify and confirm the terms thereof. In the event of conflict or inconsistency between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms of this Amendment shall control and prevail and govern the rights, liabilities, and obligations of the parties.

         IN WITNESS WHEREOF, the parties, through their duly authorized officers and manager, respectively, have executed this Amendment the day and year first above written.

                                          "TENANT"

Signed, sealed and delivered              INTERNET SECURITY SYSTEMS, INC, a
in the presence of:                       Georgia corporation

/s/ Kyle Jean                             By: /s/ Richard Macchia
-------------------------------------        ----------------------------------
Unofficial Witness                        Name: Richard Macchia
                                               --------------------------------
/s/ Audra J. Ouellette                    Title: CFO
------------------------------------            -------------------------------
Notary Public
                                          Attest:
   [NOTARIAL SEAL]
                                          By: /s/ Sean Bowen
AUDRA J. OUELLETTE                           ----------------------------------
Notary Public, DeKalb County, Georgia     Name: Sean Bowen
My Commission Expires Sept. 7, 2002.           --------------------------------
                                          Title: Secretary
                                                -------------------------------

                                                [CORPORATE SEAL]

                                          "LANDLORD"

Signed, sealed and delivered              MOUNT VERNON PLACE PARTNERS, LLC, a
in the presence of:                       Georgia limited liability company

/s/ Kyle Jean                             By: /s/ Joel J. Griffin
-------------------------------------        ----------------------------------
Unofficial Witness                           Joel J. Griffin, Manager

/s/ Patricia Blankenship
-------------------------------------         [Corporate Seal]
Notary Public
Commission expires July 14, 2002

    [NOTARIAL SEAL]

         For Ten and 00/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Landlord to Internet Security Systems, Inc., a Delaware corporation, (successor by name change to ISS Group, Inc., a Delaware corporation) a Delaware corporation ("Guarantor"), the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees that Guarantor's Guaranty Agreement of the Lease dated November 8, 1999 (the "Guaranty") shall remain in full force and effect and shall constitute a Guaranty of the Lease, as amended by this Third Amendment to Lease Agreement. Guarantor, through its duly authorized officers, join in the execution provisions of this Amendment for the purpose of reaffirming its guaranty obligations, as amended by this Amendment.


                                          "GUARANTOR"

Signed, sealed and delivered              INTERNET SECURITY SYSTEMS, INC., a
in the presence of:                       Delaware corporation

/s/ Kyle Jean                             By: /s/ Richard Macchia
-------------------------------------        ----------------------------------
Unofficial Witness                        Name: Richard Macchia
                                               --------------------------------
/s/ Audra J. Ouellette                    Title: CFO
-------------------------------------           -------------------------------
Notary Public

         [NOTARIAL SEAL]                  Attest:
Audra J. Ouellette
Notary Public, DeKalb County, Georgia     By: /s/ Sean Bowen
My Commission Expires Sept. 7, 2002          ----------------------------------
                                          Name: Sean Bowen
                                               --------------------------------
                                          Title: Assistant Secretary
                                                -------------------------------

                                                [CORPORATE SEAL]

                                   EXHIBIT "A

                     ISS BUILDING 1&2 LEASE THIRD AMENDMENT

All that tract or parcel of land lying and being in Land Lot 35, 17th District, Fulton County, Georgia and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, begin at the point formed by the intersection of the southerly right-of-way line of Mount Vemon Drive, (a 70 foot right-of-way) with the easterly right-of-way line of Barfield Road (a 70 foot wide right of way), and said point being located south 52(degree)28'48" east a distance of 4733.1 from Fulton County Monument F451; from said point run thence south 00(degree)06'00" east a distance of 154.59 feet along said right-of-way line of Barfield Road to a 1/2" RBF; running thence north 89(degree)53'30" east a distance of 11.37 feet to a point; run thence north 89(degree)53'30" a distance of 258.33 to the TRUE POINT OF BEGINNING; from said TRUE POINT OF BEGINNING AS THUS established running thence north 89(degree)53'30" east a distance of 70.59 feet to a point on the proposed Georgia 400 right-of-way; running thence along said right of way in a southerly direction and along the arc of a curve to the left (said curve having a radius of 6622.90 feet) (said arc being subtended by a chord bearing south 03(degree)01'59" west with a length of 67.09 feet) an arc distance of 67.09 feet to a point; running thence north 89(degree)53'00" east a distance of 66.92 feet to a point; running thence north 00(degree)06'00" west a distance of 67.00 feet to the TRUE POINT OF BEGINNING; according to a plat of survey by Jaime F. Higgins, Georgia Registered Land Surveyor #2802 entitled "Exhibit of Property at 6303 Barfield Road, prepared for The Griffin Company" dated September 13, 2000; and containing 5606 square feet or 0.099 acres.

                       FOURTH AMENDMENT TO LEASE AGREEMENT


         THIS FOURTH AMENDMENT TO LEASE AGREEMENT (the "Amendment") is made and entered into as of this _________ day of August, 2001, by and between MOUNT VERNON PLACE PARTNERS, LLC, a Georgia limited liability company ("Landlord"), and INTERNET SECURITY SYSTEMS, INC, a Georgia corporation ("Tenant").

         WHEREAS, Landlord and Tenant executed and entered into that certain Lease Agreement dated November 8, 1999, regarding certain premises to be constructed at Mount Vernon Place in Fulton County, Georgia, as such Lease Agreement was amended by First Amendment to Lease Agreement dated December 7, 1999 between Landlord and Tenant, as such Lease Agreement was further amended by Second Amendment to Lease dated November 27, 2000, and as such Lease Agreement was further amended by Third Amendment to Lease dated June 8, 2001 (as amended, the "Lease"); and

         WHEREAS, Landlord and Tenant now desire to further amend the Lease as set forth herein.

         NOW THEREFORE, for and in consideration of Ten and No/l00ths Dollars ($10.00) and for other good and valuable consideration in hand paid by Landlord and Tenant, the receipt, adequacy and sufficiency of which is hereby acknowledged by Tenant, the parties agree as follows:

         1.       (a)      Special Stipulation 5 of the Lease is hereby amended
and modified by deleting the date of "December 1, 2001" appearing in line 16 of Special Stipulation 5 and by substituting in lieu thereof the date of "August 1, 2002".

                  (b) Special Stipulation 5 of the Lease is hereby amended and modified by deleting the references to "Special Stipulation 17" appearing in each of lines 25 and 26 and by substituting in lieu thereof in each instance "Special Stipulation 16".

                  (c) Landlord and Tenant acknowledge that the "chart" contained in Special Stipulation 16 of the Lease has not been revised to reflect this Amendment to the Lease.

         2. Capitalized terms used in this Amendment shall have the same meanings as defined in the Lease.

         3. Except as modified by this Amendment, the Lease shall otherwise remain unmodified and in full force and effect and the parties do hereby ratify and confirm the terms thereof. In the event of conflict or inconsistency between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms of this Amendment shall control and prevail and govern the rights, liabilities, and obligations of the parties.

         IN WITNESS WHEREOF, the parties, through their duly authorized officers and manager, respectively, have executed this Amendment the day and year first above written.

                                          "TENANT"

Signed, sealed and delivered              INTERNET SECURITY SYSTEMS, INC., a
in the presence of:                       Georgia corporation

-------------------------------------     By:
Unofficial Witness                           ----------------------------------
                                          Name:
-------------------------------------          --------------------------------
Notary Public                             Title:
                                                -------------------------------

          [NOTARIAL SEAL]                 Attest:

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                                      [CORPORATE SEAL]


Signed, sealed and delivered              "LANDLORD"
in the presence of:
                                          MOUNT VERNON PLACE PARTNERS, LLC, a
-------------------------------------     Georgia limited liability company
Unofficial Witness
                                          By:
-------------------------------------     -------------------------------------
Notary Public                                Joel J. Griffin, Manager

                                                 [CORPORATE SEAL]


           [NOTARIAL SEAL]

         For Ten and 00/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Landlord to Internet Security Systems, Inc., a Delaware corporation, (successor by name change to ISS Group, Inc., a Delaware corporation) a Delaware corporation ("Guarantor"), the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees that Guarantor's Guaranty Agreement of the Lease dated November 8, 1999 (the "Guaranty") shall remain in full force and effect and shall constitute a Guaranty of the Lease, as amended by this Third Amendment to Lease Agreement. Guarantor, through its duly authorized officers, join in the execution provisions of this Amendment for the purpose of reaffirming its guaranty obligations, as amended by this Amendment.

                                          "GUARANTOR"

Signed, sealed and delivered              INTERNET SECURITY SYSTEMS, INC., a
in the presence of:                       Delaware corporation

-------------------------------------     By:
Unofficial Witness                           ----------------------------------
                                          Name:
-------------------------------------          --------------------------------
Notary Public                             Title:
                                                -------------------------------

          [NOTARIAL SEAL]                 Attest:

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                                      [CORPORATE SEAL]

                       FIFTH AMENDMENT TO LEASE AGREEMENT


         THIS FIFTH AMENDMENT TO LEASE AGREEMENT (the "Fifth Amendment") is made and entered into as of this 1st day of July, 2002, by and between MOUNT VERNON PLACE PARTNERS, LLC, a Georgia limited liability company ("Landlord"), and INTERNET SECURITY SYSTEMS, INC., a Georgia corporation ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant previously entered into that certain Lease Agreement dated November 8, 1999 (the "Original Lease"), as amended by that certain First Amendment to Lease Agreement between Landlord and Tenant dated December 7, 1999 (the "First Amendment"), and as further amended by Second Amendment to Lease Agreement between Landlord and Tenant dated as of November 27, 2000 (the "Second Amendment"), and as further amended by Third Amendment to Lease Agreement between Landlord and Tenant dated as of February __, 2001, and executed on June 8, 2001 (the "Third Amendment"), and as further amended by Fourth Amendment to Lease Agreement between Landlord and Tenant dated as of August 17, 2001 (the "Fourth Amendment"; the Original Lease, as previously amended, is herein referred to as the "Lease"), pursuant to the terms of which Tenant has leased those certain "Premises" (as defined in the Original Lease) located in Fulton County, Georgia; and

         WHEREAS, Landlord and Tenant now desire to further modify and amend the Lease as set forth herein.

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and for other good and valuable consideration in hand paid by each of the parties hereto to the other, the receipt, adequacy, and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby covenant and agree as follows:

         1. Defined Terms. Terms used herein and denoted by their initial capitalization shall have the meanings set forth in the Lease unless specifically provided herein to the contrary.


         2. Description of Land. The legal description of the Land attached as Exhibit "B" to the Original Lease is hereby deleted and the legal description of the Land attached as Exhibit "B" to this Fifth Amendment is substituted in lieu thereof.

         3. Commencement Date. Landlord and Tenant acknowledge and agree that the Commencement Date under the Lease occurred on November 18, 2000. Accordingly, the first Lease Year expired on November 30, 2001, and that the second and each succeeding Lease Year shall commence on December 1 following the expiration of the preceding Lease Year.

         4. Size of Premises. Landlord and Tenant acknowledge, stipulate and agree that the Premises are comprised of a total of 238,600 rentable square feet determined in accordance with the Lease and that the foregoing stipulated rental square foot area of the Premises shall be utilized for all purposes of the Lease, including, without limitation, for the calculation of Base Monthly Rental.

Landlord and Tenant further acknowledge, stipulate and agree that as contemplated in Section 6 of this Fifth Amendment, as of the date of this Fifth Amendment and continuing until July 31, 2002, Tenant is obligated to pay and shall pay Base Monthly Rental calculated on the basis of 215,500 rentable square feet of space within the Premises. Commencing on August 1, 2002, and continuing thereafter throughout the remainder of the Term of the Lease, Tenant shall be obligated to pay and shall pay Base Monthly Rental calculated on the basis of the entire 238,600 rentable square feet contained within the Premises.

         5. Base Monthly Rental. Landlord and Tenant acknowledge, stipulate and agree that the Operating Expenses per square foot of the Premises for the first twelve (12) months of the Term of the Lease were equal to or less than $4.87 and accordingly, the Net Rental annual rate and the Base Monthly Rental annual rate, assuming an annual escalation of two and one-half percent (2 1/2%) per year in Net Rental occurs pursuant to Section 6 of the Original Lease, are set forth in the illustrative chart below:


                                                                                       AMOUNT OF
                                                                                     BASE MONTHLY       AMOUNT OF
                                                                                     RENTAL SUBJECT    ANNUAL BASE
                                                                          BASE            TO          RENTAL SUBJECT
                                                                         MONTHLY     ASSUMPTIONS      TO ASSUMPTIONS
                                          NET RENTAL      REMAINING      RENTAL       SET FORTH         SET FORTH
        LEASE YEAR                        ANNUAL RATE    RENTAL RATE   ANNUAL RATE      ABOVE             ABOVE
---------------------------------------------------------------------------------------------------------------------
 First Lease Year (11/18/00-11/30/01)      $16.1800         $4.87       $21.0500     See Lease       See Lease prior
                                                                                     prior to date   to date hereof
                                                                                     hereof
---------------------------------------------------------------------------------------------------------------------
 Second Lease Year (12/1/01-11/30/02)      $16.5845         $4.87       $21.4545     $426,586.98(1)  $5,119,043.70(1)
 Third Lease Year (12/1/02-11/30/03)       $16.9991         $4.87       $21.8691     $434,830.60     $5,217,967.26
 Fourth Lease Year (12/1/03-11/30/04)      $17.4241         $4.87       $22.2941     $443,281.02     $5,319,372.26
 Fifth Lease Year (12/11/04-11/30/05)      $17.8597         $4.87       $22.7297     $451,942.20     $5,423,306.42
 Sixth Lease Year (12/1/05-11/30/06)       $18.3062         $4.87       $23.1762     $460,820.11     $5,529,841.32
 Seventh Lease Year (12/1/06-11/30/07)     $18.7638         $4.87       $23.6338     $469,918.72     $5,639,024.68
 Eighth Lease Year (12/1/07-11/30/08)      $19.2329         $4.87       $24.1029     $479,246.00     $5,750,951.94
 Ninth Lease Year (12/1/08-11/30/09)       $19.7138         $4.87       $24.5838     $488,807.89     $5,865.694.68
 Tenth Lease Year (12/1/09-11/30/10)       $20.2066         $4.87       $25.0766     $498,606.40     $5,983.276.76
 Eleventh Lease Year (12/1/10-11/30/11)    $20.7118         $4.87       $25.5818     $508,651.46     $6,103,817.48
 Twelfth Lease Year (12/1/11-11/30/12)(2)  $21.2296         $4.87       $26.0996     $518,947.05     $6,227,364.56
 Last Six Months (12/1/12-5/3 1/13)(2)     $21.2296         $4.87       $26.0996     $518,947.05     $6,227,364.56


The foregoing chart does not take into account any Operating Expense Differential or other amounts payable by, or reimbursable to, Tenant pursuant to the Lease, including without limitation Sections 8, 14 and 17 and Special Stipulation 31 of the Lease. The foregoing chart replaces and supersedes all prior charts contained in the Lease with respect to all periods from and after the date of this Fifth Amendment, but shall not affect the rent payable by Tenant prior to the date hereof with respect to Tenant's staged occupancy of the Premises.

----------------
(1) Based on Tenant's occupancy of 238,600 rentable square feet, commencing as of August 1, 2002. See Sections 4 and 6 of this Fifth Amendment regarding Tenant's occupancy and payment of Base Monthly Rental, as of the date hereof and continuing through July 31, 2002, calculated on the basis of 215,500 rentable square feet.

(2) Nothing contained in this illustrative chart is intended to modify the expiration date of the Lease, which expiration date shall continue to be governed by and subject to adjustment as provided in Section 2 of the Lease, as replaced in the Third Amendment.

         6. Actual Fourth Target Commencement Date. Landlord and Tenant acknowledge, stipulate and agree that the fourth target Commencement Date for the remaining (and final) floor of the Phase II Building, consisting of 23,100 rentable square feet on the fifth (5th) floor of the Phase II Building, is August 1, 2002.

         7. Operating Expenses of the Base Year. Landlord and Tenant acknowledge, stipulate and agree that the Operating Expenses of the Base Year, as adjusted and grossed up as provided in the Lease, including Section 8 and Special Stipulation 30 thereof, were $4.87 per rentable square foot of the Premises, inclusive of $3.37 per rentable square foot, or $806,468.00 (representing the product of $3.37 per square foot, multiplied by 238,600 rentable square feet contained within the Premises) for all Operating Expenses other than Taxes (said expenses being herein referred to as the "Non-Tax Operating Expenses" and the Base Year amount thereof being referred to as the "Non-Tax Expense Base Year Amount"), and $1.50 per rentable square foot, or $357,900 (representing the product of $1.50 per square foot, multiplied by 238,600 rentable square feet contained within the Premises) for the component of Operating Expenses relating only to Taxes (the "Tax Expense Base Year Amount"). For purposes hereof, the term "Taxes" shall have the meaning described in the fifth (5th) item appearing on the first page of Exhibit "E" (Operating Expenses
- Definitions) attached to the Original Lease. The foregoing stipulated amounts of the Operating Expenses of the Base Year, the Non-Tax Expense Base Year Amount and the Tax Expense Base Year Amount, shall be deemed to be final and not subject to adjustment under any circumstances and without regard to the validity or enforceability of the tax abatement agreement which has been obtained by Tenant prior to the date hereof. For so long as the Premises are subject to the tax abatement obtained by Tenant pursuant to Special Stipulation 30 of the Lease, the provisions of the Lease with regard to Operating Expenses shall be applied separately with respect to Non-Tax Operating Expenses and Taxes, utilizing the Non-Tax Expense Base Year Amount and the Tax Expense Base Year Amount, respectively. Subject to the limitations contained in Special Stipulation 6 of the Lease (as restated in this Fifth Amendment), Tenant agrees that it shall pay as additional rent pursuant to Section 8 of the Lease the amount by which (if any) the Taxes in any calendar year exceed the Tax Expense Base Year Amount. To the extent that such Taxes are less than the Tax Expense Base Year Amount as a result of the property tax abatement now or hereafter obtained by Tenant pursuant to Special Stipulation 30 (as restated in Paragraph 17 of this Fifth Amendment), the "Tax Savings" (as defined in said Special Stipulation) shall be applied to reduce the additional rent otherwise payable by Tenant pursuant to Section 8 of the Lease with respect to Taxes. If and to the extent the Premises were to be subjected to a "rollback" of Taxes for any period during Tenant's tax abatement period (notwithstanding any provisions of Tenant's tax abatement agreement to the contrary), Landlord and Tenant, upon the demand of either party, shall make such adjustments to Operating Expenses with respect to any periods subjected to any such rollback of Taxes so as to ensure that Landlord's obligation shall be the payment of any Taxes up to the Tax Expense Base Year Amount and Tenant's obligation shall be the payment of any Taxes in excess of the Tax Expense Base Year Amount. Nothing contained herein shall affect Tenant's rights or Landlord's obligations pursuant to the first grammatical paragraph of Section 17(a) of the Original Lease with respect to the adjustment of additional rental in the event Tenant elects to provide its own janitorial services to the Premises.

         8. Destruction of Premises. Section 20 of the Original Lease is hereby deleted in its entirety and the following Section 20 is hereby inserted in lieu thereof:

         20.      DESTRUCTION OF PREMISES.

                  20.1     Reciprocal Termination Rights.

                           (a)      If the Premises are damaged or destroyed, in
whole or in part, by a fire or other casualty ("Casualty"), Landlord shall obtain the determination of Landlord's Architect (as defined in Section 20.4 hereof) of the Estimated Repair Period (as defined in Section 20.3 hereof) on or before the Determination Date (as also defined in Section 20.3 hereof). Unless this Lease is terminated by Landlord or Tenant pursuant to this Section 20, Landlord shall repair and restore the Premises, subject to and as provided in
Section 20.3 hereof, within the Estimated Repair Period in each case. For purposes of this Section 20, and the time periods referenced herein, the date of the related Casualty is herein referred to as the "Damage Date."

                           (b)      If less than twenty-five percent (25%) of
the number of rentable square feet of space contained in either Building are rendered untenantable as a result of a Casualty, then Landlord shall repair and restore the Premises as provided in Section 20.3 hereof within one hundred twenty (120) days unless the Estimated Repair Period is more or less than one hundred twenty (120) days, but not more than one hundred eighty (180) days, in which event Landlord shall repair and restore the Premises within the Estimated Repair Period; provided, however, that if in the reasonable determination of Landlord's Architect given in writing to both parties pursuant to Section 20.3 hereof on or before the Determination Date, the Estimated Repair Period is more than one hundred eighty (180) days after the Damage Date, either party may terminate this Lease by giving the other party notice within ten (10) days after receipt of such determination of Landlord's Architect.

                           (c)      If more than twenty-five percent (25%) but
up to fifty percent (50%) of the number of rentable square feet of space contained in either Building are rendered untenantable as a result of a Casualty, and if in the reasonable determination of Landlord's Architect given in writing to both parties pursuant to Section 20.3 hereof on or before the Determination Date, the Estimated Repair Period is more than one hundred eighty
(180) days after the Damage Date, either party may terminate this Lease by giving the other party notice within ten (10) days after receipt of such determination of Landlord's Architect. If the Lease is not so terminated, then Landlord shall repair and restore the Premises as provided in Section 20.3 hereof within the Estimated Repair Period.

                           (d)      If more than fifty percent (50%) of the
number of rentable square feet of space contained in either Building are rendered untenantable as a result of a Casualty, and if in the reasonable determination of Landlord's Architect given in writing to both parties pursuant to Section 20.3 hereof on or before the Determination Date, the Estimated Repair Period is more than two hundred seventy (270) days after the Damage Date, either party may terminate this Lease by giving the other party notice within ten (10) days after receipt of such determination of Landlord's Architect. If the Lease is not so terminated, then Landlord shall repair and restore the Premises as provided in
Section 20.3 hereof within the Estimated Repair Period.

                  20.2 Tenant's Additional Termination Rights. In addition to the termination rights granted to Tenant under Section 20.1 above, if the Premises are damaged or destroyed by Casualty, and if the Premises are not restored in all material respects by Landlord to the extent required of Landlord hereunder within the Estimated Repair Period (as such period may be extended for delays outside of Landlord's control as set forth herein below), then at any time following the expiration of the Estimated Repair Period and prior to substantial completion of such repair and restoration, Tenant shall have the right to terminate this Lease by giving written notice thereof to Landlord; provided, however, that if Landlord is delayed as a result of changes, deletions or additions in construction requested by Tenant, or other delays or interference caused by the acts or omissions of Tenant or its agents, contractors or employees, or as a result of force majeure, the Estimated Repair Period shall be extended for the amount of time Landlord is so delayed; and provided further that if Tenant exercises such election to terminate and Landlord shall complete the repair and restoration of the Premises to the extent required of Landlord hereunder within thirty (30) days following the date of Tenant's notice of termination, said notice of termination shall be nullified and the Lease shall continue in full force and effect. Unless the delay is caused by Tenant, its agents, contractors or employees, the extension under the first proviso in the preceding sentence shall not exceed an additional ninety
(90) days.

                  20.3 Landlord's Restoration Obligations. Promptly upon the occurrence of any Casualty, Landlord shall require Landlord's Architect to prepare a written determination for the benefit of Landlord and Tenant of said Architect's estimation of the time period reasonably required from the Damage Date, in light of all circumstances then known, to complete the restoration of the Premises, said written determination to be made and delivered to Landlord and Tenant as soon as may be practicable under the circumstances and in any event within thirty (30) days after the related Casualty (the "Determination Date"); provided, however, that if Warner, Summers, Ditzel, Benefield, Ward & Associates, Inc. or the principal(s) of said firm who designed and are familiar with the plans and specifications for the Building are not available to serve as Landlord's Architect, the Determination Date shall be thirty (30) days after the date on which Landlord shall have selected, and Tenant shall have approved, another architect to serve as Landlord's Architect, such selection and approval to be made as promptly as practicable. The period of time estimated by Landlord's Architect for the completion of repairs to the Premises, as set forth in said written notice from Landlord's Architect to Landlord and Tenant and as measured from the related Damage Date, is herein referred to as the "Estimated Repair Period." If neither Landlord nor Tenant has the right to terminate this Lease pursuant to any of the provisions of this Section 20, or if the party or parties that have the right to terminate this Lease do not exercise such right as herein provided, then, subject to the last sentence of this Section 20.3, Landlord shall have the property damaged by such Casualty repaired or restored to the condition in all material respects that existed prior to the Casualty at the sole expense of the Landlord. If Landlord is obligated hereunder to repair and restore such damage, Landlord shall use all reasonable efforts in good faith to commence and thereafter to prosecute to completion the repair and restoration of such damage as speedily as may be practicable under the circumstances and to complete such repair and restoration within the Estimated Repair Period. Landlord further agrees to allow Tenant an abatement in the Base Monthly Rental for such time as the Premises are untenantable or proportionately for such portion of the Premises as shall be untenantable, and Tenant covenants and agrees that the terms of this Lease shall not be otherwise affected. In no event shall Landlord be required to repair or replace any trade fixtures, furniture, equipment or other property belonging to Tenant, nor shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions or other improvements which may have been placed in or about the Premises by Tenant.

                  20.4 Landlord's Architect; Termination Conditions. For purposes of this Section 20, the term "Landlord's Architect" shall mean Warner, Summers, Ditzel, Benefield, Ward & Associates, Inc., except that if said firm is then no longer in existence or if the principal(s) of said firm who designed and are familiar with the plans and specifications for the Buildings (i.e., James Dietzel and James Fredrickson) shall then have retired or withdrawn from said firm or shall then be disabled or deceased, or if said firm declines to serve as Landlord's Architect, the term "Landlord's Architect" shall mean a reputable, qualified architect licensed in Georgia selected by Landlord, the selection of whom shall be subject to Tenant's reasonable approval (which shall not be unreasonably denied, delayed or conditioned). In the event of any termination of this Lease by either party pursuant to this Section 20, Rent hereunder shall be apportioned and paid to the date of termination.

                  20.5 Termination Rights During Last Eighteen (18) Months; Uninsured Loss. Notwithstanding anything in this Section 20 to the contrary, if the Premises are substantially damaged or destroyed by Casualty at any time during the last eighteen (18) months of the Term, then Landlord may terminate this Lease upon notice to Tenant within thirty (30) days after the Damage Date; provided that if Landlord exercises such election to terminate and Tenant has any unexercised option to extend the Term, then Tenant may nullify Landlord's asserted termination of this Lease by exercising Tenant's right to extend the Term, pursuant to Special Stipulation 13 of the Lease, for the applicable renewal term within fifteen (15) days after receipt of Landlord's notice of termination. Also, notwithstanding anything in this Section 20 to the contrary, if the Premises are substantially damaged or destroyed by Casualty, and such Casualty occurs during the last eighteen (18) months of the Term, Tenant may terminate this Lease upon notice to Landlord within thirty (30) days after the Damage Date. Also, notwithstanding anything in this Section 20 to the contrary, if the Premises are substantially damaged as the result of a Casualty not required to be insured against by Landlord hereunder or if the Premises are substantially damaged by Casualty required to be insured against by Landlord but the insurance company is insolvent and financially unable to pay the proceeds which otherwise are payable (through no fault of Landlord), Landlord shall have the right to terminate this Lease by notice to Tenant given within sixty (60) days after the Damage Date. As used in this Section 20, the term "substantially damaged" shall mean such damage that the cost of repair and restoration thereof is reasonably estimated by Landlord's Architect to exceed Three Million and No/100 Dollars ($3,000,000).

                  20.6 Reaffirmation of Lease. Upon the occurrence of any damage to, or destruction of the Premises, and provided that either Tenant does not have the right hereunder to terminate this Lease as a result of such damage or if Tenant does have the right hereunder to terminate this Lease but has elected not to (or has failed to) terminate this Lease as provided herein, Tenant shall, within ten (10) days after receipt by Tenant of a written request therefor from Landlord and the receipt by Tenant from Landlord or Landlord's Architect, as the case may be, of all notices, elections and other information Tenant may reasonably require in order to make any election permitted under this Section 20, provide Landlord with a written reaffirmation of this Lease, including an acknowledgment that Tenant does not have the right to terminate this Lease as a result of such damage or that Tenant had the right to terminate this Lease but has elected not to (or has failed to) terminate this Lease as herein provided.

         9. Subordination. Supplementing Section 32 of the Lease, Tenant agrees that any "certificate" confirming the subordinate nature of the Lease to any Security Deed may itself be in the form of a subordination, non-disturbance and attornment agreement between the applicable lender and Tenant, and Tenant agrees that upon request by Landlord, Tenant shall join in and deliver such subordination, non-disturbance and attornment agreement, provided that same is in a commercially reasonable form utilized by institutional lenders.

         10. Property Tax Increase. At Tenant's request, in furtherance of Tenant's desire to obtain tax abatements with respect to the Premises as provided in Special Stipulation 30 of the Original Lease, Landlord conveyed the Premises to the Development Authority of Fulton County (the "Authority") and leased the Premises back from the Authority for a term of fifteen (15) years. Accordingly, Tenant hereby agrees that Special Stipulation 6 of the Original Lease shall be inapplicable to any transfer of the Premises from the Authority to Landlord or to any determination by a governmental authority as to the invalidity or unenforceability of Tenant's tax abatement agreement.

         11. Deletion of Additional Landlord Contribution to Tenant Costs. Landlord and Tenant hereby acknowledge and agree that Tenant has not heretofore exercised its right under the first sentence of Special Stipulation 7 of the Original Lease to cause Landlord to pay for up to $2.50 per rentable square foot of the Premises of the Tenant Costs over and above the total $24.00 per rentable square foot Tenant Improvement Allowance, and Tenant has determined that Tenant will not exercise such right under the first sentence of Special Stipulation 7 of the Original Lease. Accordingly, the first sentence of Special Stipulation 7 of the Original Lease is hereby deleted.

         12. Tenant's Profit Participation. Landlord and Tenant hereby acknowledge, stipulate and agree that Special Stipulation 8 of the Lease shall be binding only on the initial Landlord, Mount Vernon Place Partners, LLC. Said initial landlord under the Lease is sometimes referred to in this Fifth Amendment as "Mount Vernon". Mount Vernon has disclosed to Tenant that Mount Vernon has entered into a contract to sell the Buildings to Wells Capital, Inc., a Georgia corporation (Wells Capital, Inc. and its permitted assigns, including, without limitation, Wells Operating Partnership, L.P., a Delaware limited partnership, are herein referred to as "Wells"). Immediately upon any consummation of the purchase and sale of the Buildings by and between Mount Vernon and Wells and the assignment to and assumption by Wells of the Lease, Special Stipulation 8 of the Lease shall be deemed automatically deleted in its entirety and shall have no further force or effect whatsoever. Notwithstanding the foregoing, Mount Vernon shall remain responsible for the payment to Tenant of all amounts payable to Tenant upon the sale of the Buildings to Wells pursuant to Special Stipulation 8; Tenant shall look solely to Mount Vernon for the payment of any such sums; and neither Wells nor any other successor landlord shall have any liability whatsoever to Tenant pursuant to or arising out of said Special Stipulation 8, or be subject to any claim, counterclaim, demand, right of set-off or reduction or abatement in rent arising out of said Special Stipulation 8.

         13. Special Stipulation 12 Representation. Landlord and Tenant acknowledge that the representation made by Landlord in the first sentence of Special Stipulation 12 of the Lease is effective only as of the date of the execution and delivery of the Original Lease. The foregoing acknowledgment shall not be deemed to release Mount Vernon from any obligations incurred by Mount Vernon pursuant to Special Stipulation 12 at any time prior to the date on which Mount Vernon may no longer be the Landlord under the Lease, nor shall the foregoing acknowledgment be deemed to release Landlord from its continuing obligations pursuant to the second sentence of Special Stipulation 12 of the Lease.

         14. Prior Modification of Special Stipulation 23. Tenant acknowledges and agrees that notwithstanding anything to the contrary set forth in Special Stipulation 23 of the Original Lease, Tenant's rights as to the use of the Land and the Buildings 1 and 2 Parking Deck are and shall be subject to the nonexclusive rights and easements of Spring Creek Partners, LLC, a Georgia limited liability company ("Spring Creek"), as the owner of the land which is the subject of the Building 3 Lease (the "Building 3 Land"), which rights and easements shall inure to the benefit of the successors, successors-in-title and assigns of Spring Creek, and its and their tenants, agents, employees and invitees and other occupants from time to time of the Building 3 Land, as provided in (a) Special Stipulation 14 of the Lease (which is set forth in the Third Amendment), and (b) Special Stipulation 32 of the Lease (which also is set forth in the Third Amendment), and (c) as shall be provided in the amendment to the Existing Easement Documents to be entered into prior to the commencement of construction of the office building contemplated by the Building 3 Lease, as provided in said Special Stipulation 32.

         15. Parking. Special Stipulation 14 as set forth in Paragraph 3 of the Third Amendment is hereby deleted in its entirety and the following Special Stipulation 14 is hereby inserted in lieu thereof:

                  14. Landlord and Tenant acknowledge, stipulate and agree that Landlord has constructed an additional sixth level of parking (the "Additional Parking Level") containing 149 parking spaces on the existing parking deck located on the Premises (said parking facility, as so expanded, is referred to as the "Buildings 1 and 2 Parking Deck") and that the Buildings 1 and 2 Parking Deck, as so expanded, contains a total of 929 parking spaces. Landlord agrees that all of the parking spaces within the Buildings 1 and 2 Parking Deck shall be available during the Term and any extensions or renewals thereof for the sole use of Tenant at no charge, except that the rights of Tenant to use the Additional Parking Level may be terminated in the event of the occurrence of a Building 3 Lease Termination, as defined in Special Stipulation 32 of this Lease. All such spaces, subject to the foregoing and all remaining terms and conditions of the Lease, will be available twenty-four (24) hours per day, seven (7) days a week, every day of the year.

         16. Cooperation in Tax Abatement. In furtherance of Tenant's desire to obtain tax abatements with respect to the Premises as provided in Special Stipulation 30 of the Lease, Landlord and Tenant acknowledge, stipulate and agree that prior to the date hereof, Landlord has cooperated with Tenant in obtaining certain ad valorem real property tax abatement benefits for the Premises through the issuance of (a) that certain Development Authority of Fulton County Taxable Revenue Bond (Internet Security Systems, Inc. Project), Series 2000A, dated as of September 14, 2000, Numbered AR-1, in the stated amount of Twenty-Six Million and No/100 Dollars ($26,000,000.00), and that (b) Development Authority of Fulton County Taxable Revenue Bond (Internet Security Systems, Inc. Project) Series 2000A, Numbered AR-2 in the stated amount of Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000), dated as of December 20, 2001 (collectively, the "Bonds"). Landlord agrees, upon the request of Tenant and at Tenant's sole cost and expense (including, without limitation, the agreement of Tenant to pay or reimburse Landlord's actual and reasonable attorneys' fees and expenses incurred in connection therewith), to cooperate with Tenant in obtaining the issuance of "Additional Bonds" relative to the "Series 2000B Bonds" (as said terms are defined in the Indenture and Authority Lease described below) by the Development Authority of Fulton County ("Issuer") up to the maximum amount thereof authorized pursuant to that certain Indenture of Trust between Issuer and SunTrust Bank, as trustee, dated as of

September 1, 2000, it being mutually understood and agreed that Tenant anticipates seeking the issuance of such Additional Bonds relative to the Series 2000B Bonds in or about December 2002. It is expressly understood and agreed that Landlord makes no representations or warranties of any kind whatsoever in respect of any tax abatement agreement obtained by Tenant, whether prior to or after the date of this Amendment; it being Landlord's sole obligation, at no cost or expense to Landlord, to cooperate in good faith with Tenant, at Tenant's expense, in obtaining and maintaining a tax abatement for the Premises for so long as permissible under Georgia law.

         17. Tax Abatement and Tax Gross-Up Provision. Special Stipulation 30 of the Original Lease is hereby deleted in its entirety and the following Special Stipulation 30 is hereby inserted in lieu thereof:

                  30. Landlord and Tenant mutually acknowledge and agree that prior to the date of this Fifth Amendment, Tenant obtained certain property tax abatements with respect to the Premises. Landlord and Tenant further mutually acknowledge and agree that if in any calendar year during the Term of this Lease while such property tax abatement is in effect, the actual Taxes paid or incurred by Landlord with respect to the Premises are less than the Tax Expense Base Year Amount of $357,900.00 (the amount by which $357,900.00 exceeds such actual Taxes in any calendar year during the Term while such tax abatement is in effect being herein referred to as the "Tax Savings"), then, the amount of such Tax Savings shall be applied to reduce the additional rent otherwise payable by Tenant pursuant to Section 8 of the Lease with respect to Taxes. For purposes of calculating Operating Expenses for the first year of the Term or any other calendar year during the Term, including the Operating Expense Base Year of 2001, Operating Expenses shall be calculated based upon a fully assessed and occupied Building."

         18. Special Stipulation 32 Amendment. Special Stipulation 32 of the Lease, as added to the Lease pursuant to the Third Amendment, is hereby modified and amended as follows:

                  (a) by inserting the phrase ", except for such reasonable rights of ingress and egress as may be reasonably required to obtain access to and from the Additional Parking Level" at the end of clause
         (i) thereof; and

                  (b) by deleting the date "August 1, 2001" appearing therein on page 3 of the Third Amendment, and by inserting in lieu of said date the phrase "the commencement of construction of the office building improvements under the Building 3 Lease".

         19. Emergency Power Generators. Landlord has heretofore installed one or more emergency power generators (collectively, the "Generator") and associated fuel storage tanks (collectively, "FST") in accordance with specifications designed by Tenant as provided in Special Stipulation 20 of the Original Lease, and Tenant has accepted the Generator and FST for maintenance by Tenant and acknowledges that same have been installed in accordance with Tenant's requirements and are satisfactory for Tenant's purposes. Tenant shall be solely responsible during the Term of the Lease for conducting all monitoring and maintenance of the Generator and FST in accordance with all applicable requirements of governmental authorities and in accordance with the equipment specifications of the manufacturers thereof, all at Tenant's sole cost and expense. If any Generator should cease to function properly, however, Tenant may elect not to repair or replace such Generator, or otherwise to keep such Generator in operating condition, so long as the Tenant's election not to maintain the Generator in operating condition shall not adversely affect the environmental condition of the Premises. Within ninety (90) days prior to the expiration of the Lease, or if the Lease shall terminate prior to the natural expiration of the Term of the Lease, within thirty (30) days after the termination of the Lease, Tenant shall provide to Landlord written confirmation to Landlord from an environmental consultant reasonably approved by Landlord that the FST and Generator have not impacted soil or groundwater at the Premises. In the event Tenant is unable or fails to provide such confirmation to Landlord within thirty (30) days after written notice from Landlord to Tenant requesting the same, then and in that event, Landlord shall have the right to require Tenant to remove and dispose of the FST and Generator in accordance with all applicable Environmental Laws and to repair any damage to the Premises caused by such removal and to remediate and clean up any impacted soil or groundwater at the Premises, all at Tenant's sole cost and expense. Unless Landlord exercises such option to cause Tenant to remove and dispose of the FST and Generator as provided in the preceding sentence, Tenant shall have no right to remove, and shall not remove, the FST and Generator upon the termination or expiration of the Lease. Tenant shall operate and, if applicable, remove (or close in place) the FST and remove Generator in strict compliance with all applicable federal, state and local laws, codes and regulations.

         Tenant shall immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports or notices relating to the FST or the Generator.

         Notwithstanding any other provision in the Lease, Landlord shall have the right, but not the obligation, to enter the Premises or to take such other actions as it deems necessary to respond to, clean up, remove, resolve or minimize the impact of, or otherwise manage, any Hazardous Substances released as a result of the operation or existence of the FST or Generator; provided, however, that, except in an emergency, Landlord shall take such action only after providing at least ten (10) days written notice to Tenant of the existence of conditions requiring action and the failure by Tenant to address such conditions to the satisfaction of the Landlord. All reasonable costs and expenses incurred by Landlord in the exercise of any such rights, which costs and expenses result from the violation of the covenants and agreements of Tenant contained in this Paragraph, shall be deemed additional rent under the Lease and shall be payable by Tenant upon demand.

         Tenant agrees to and shall indemnify Landlord and hold Landlord harmless from and against (i) the negligence of Tenant or its employees, agents or contractors in the operation and removal of the FST and Generator and (ii) environmental liabilities of any kind whatsoever associated with the FST or the Generator. Landlord agrees to and shall indemnify Tenant and hold Tenant harmless from and against the negligence of Landlord or its employees, agents or contractors in the exercise of any rights of Landlord in connection with the FST and Generator.

         20. Tenant Improvements in Remaining Space. Tenant hereby acknowledges that, excepting only that certain space on the fifth (5th) floor in the Phase II Building which contains 23,100 rentable square feet (the "Remaining Space"), Tenant is in full and complete possession of the Premises and has accepted the same, including the work of Landlord performed therein pursuant to the terms and provisions of the Lease. Tenant does hereby further acknowledge that (i) Landlord has completed all of the Base Building work and improvements required to be furnished, installed and made operational by Landlord under the Lease, including all Base Building work and improvements in or affecting the Remaining Space,
(ii) excepting only the Tenant Improvements in the Remaining Space, all Tenant Improvements in the Premises have been completed and are satisfactory to Tenant in all respects, and (iii) Landlord has heretofore fully funded the Landlord's Allowance for Tenant Costs (also referred to in the Lease as the Tenant Improvement Allowance) with respect to the entire Premises, including the Remaining Space, and no further Tenant Improvement Allowance is available from Landlord to apply to the Tenant Costs which may be incurred with respect to the Remaining Space.

         Landlord and Tenant hereby agree that notwithstanding anything to the contrary contained in the Lease, Tenant, and not Landlord, shall be responsible for the construction and installation of the Tenant Improvements in the Remaining Space through a contractor or contractors selected by Tenant and approved by Landlord as hereinafter provided, and Landlord is hereby relieved of any obligations and responsibilities with respect to the construction and installation of the Tenant Improvements in the Remaining Space. The Tenant Improvements in the Remaining Space shall be constructed and installed by Tenant in accordance with the terms, conditions, requirements and procedures set forth on Exhibit "A" attached hereto and by reference made a part hereof.

         21. Costs of Utilities. The following is hereby added as item 27 in the list of the "Operating Expense Exclusions" attached as Exhibit "E" to the Original Lease:

                  27. The cost of all utilities for the Premises, including the cost of electricity, gas, water and sewer services, it being acknowledged that Tenant shall be responsible for the cost of such utilities, as provided in Section 17 of this Lease and Special Stipulation 31.

         22. Miscellaneous. Except as modified by this Fifth Amendment, the Lease shall otherwise remain unmodified and in full force and effect and the parties do hereby ratify and confirm the terms thereof. In the event of conflict or inconsistency between the terms and conditions of the Lease and the terms and conditions of this Fifth Amendment, the terms of this Fifth Amendment shall control and prevail and govern the rights, liabilities and obligations of the parties. This Fifth Amendment may be executed in counterparts and/or with counterpart signature pages, all of which together shall constitute a single agreement.


                         [SIGNATURES BEGIN ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties, through their duly authorized officers and manager, respectively, have executed this Fifth Amendment the day and year first above written.

                                          "TENANT":

                                          INTERNET SECURITY SYSTEMS, INC.,
                                          a Georgia corporation

                                          By: /s/ Richard Macchia
                                             ----------------------------------
                                          Name: Richard Macchia
                                               --------------------------------
                                          Title: CFO
                                                -------------------------------

                                          Attest: /s/ Sean Bowen
                                                 ------------------------------
                                          Name: Sean Bowen
                                               --------------------------------
                                          Title: Secretary
                                                -------------------------------

                                                     [CORPORATE SEAL]

                                          "LANDLORD":

                                          MOUNT VERNON PLACE PARTNERS, LLC,
                                          a Georgia limited liability company

                                          By: /s/ Joel J. Griffin (SEAL)
                                             ----------------------------------
                                          Name: Joel J. Griffin
                                          Title: Manager

         For Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Landlord to Internet Security Systems, Inc., a Delaware corporation (successor by name change to ISS Group, Inc., a Delaware corporation) ("Guarantor"), the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees that Guarantor's Guaranty Agreement of the Lease dated November 8, 1999 (the "Guaranty") shall remain in full force and effect and shall constitute a Guaranty of the Lease, as amended by this Fifth Amendment to Lease Agreement. Guarantor, through its duly authorized officers, join in the execution provisions of this Fifth Amendment for the purpose of reaffirming its guaranty obligations, as amended by this Fifth Amendment.

                                          "GUARANTOR"

Signed, sealed and delivered              INTERNET SECURITY SYSTEMS, INC.,
in the presence of:                       a Delaware corporation

/s/ Brad Taylor
-------------------------------------     By: /s/ Richard Macchia
Unofficial Witness                           ----------------------------------
                                          Name: Richard Macchia
/s/ Patricia Blankenship                        --------------------------------
-------------------------------------     Title: CFO
Notary Public                                   -------------------------------

                                          Attest:
     [NOTARIAL SEAL]
                                          By: /s/ Sean Bowen
                                             ----------------------------------
                                          Name: /s/ Sean Bowen
                                               --------------------------------
                                          Title: Assistant Secretary
                                                -------------------------------


                                                   [CORPORATE SEAL]

                                  EXHIBIT "A"
                    TENANT IMPROVEMENTS IN REMAINING SPACE

         (a) Drawings and Approval of Contractors. The Tenant Improvements in the Remaining Space shall be constructed in substantial accordance with Drawings and Specifications to be prepared by Tenant at Tenant's cost and to be approved in writing by Landlord prior to the commencement of such Tenant Improvements. Landlord's approval of such Drawings and Specifications shall not be unreasonably withheld. Tenant shall also obtain the prior written consent of Landlord (which consent shall not be unreasonably withheld) as to the qualification of the contractor Tenant chooses to perform the Tenant Improvements in the Remaining Space ("Tenant's Contractor") and the mechanical and electrical subcontractors to be engaged in connection with the Tenant Improvements in the Remaining Space. Landlord shall have no responsibility for any defects or deficiencies in the Tenant Improvements in the Remaining Space performed by Tenant through Tenant's Contractor, and no approval by Landlord of the identity of Tenant's Contractor or any mechanical or electrical subcontractors to be engaged in connection with the Tenant Improvements in the Remaining Space shall create or give rise to any such responsibility. Tenant shall contract directly with Tenant's Contractor for the performance of the Tenant Improvements in the Remaining Space.

         (b) Certain Requirements. Tenant and Tenant's Contractor shall perform the Tenant Improvements in the Remaining Space as follows:

                  (i) All of such work shall be done and installed in compliance with all reasonable rules and regulations promulgated by Landlord from time to time and all applicable requirements of any governmental authority having jurisdiction with respect to such work and shall comply with applicable standards of The National Board of Fire Underwriters, The American Society of Heating, Refrigeration and Air Conditioning Engineers, Landlord's insurance underwriter, and the requirements of the insurance companies which provide insurance coverage relating to the Building. Approval by Landlord shall not be deemed to relieve Tenant of its obligations to comply with the requirements of applicable governmental authorities and other matters set forth in this paragraph.

                  (ii) In connection with such work, Tenant shall file all approved plans and specifications and other materials, pay all fees and obtain all permits and applications from the Building Department and any other authorities having jurisdiction; and Tenant shall obtain a certificate of occupancy and all other approvals required for Tenant to use and occupy the Remaining Space. Landlord shall cooperate with Tenant to facilitate the efficient processing of all such permits and applications. Copies of all permits, certificates and approvals shall be forwarded to Landlord promptly after receipt by Tenant.

                  (iii) No item shall be mounted or hung from the exterior of the Building by Tenant or Tenant's Contractor without Landlord's prior written approval.

MOUNT VERNON PLACE PARTNERS
                                                                     EXHIBIT "A"
                                                    FIFTH AMENDMENT TO ISS LEASE
                                          TENANT IMPROVEMENTS IN REMAINING SPACE

                  (iv) Upon completion of the Tenant Improvements in the Remaining Space, Tenant's architect shall furnish to Landlord a complete set of the as-built Drawings and Specifications with respect to the Tenant Improvements in the Remaining Space.

         (c) Insurance. Tenant shall provide or cause to be provided the following type of insurance during the construction of the Tenant Improvements in the Remaining Space:

                  (i) At all times during the period between the commencement of construction of such work and the date such work is completed and Tenant commences occupancy of the Remaining Space for business purposes, Tenant shall maintain or cause to be maintained, casualty insurance in Builder's Risk Form, covering Landlord, Landlord's managing agent, Landlord's mortgagee, and Tenant and Tenant's contractors and subcontractors, as their interests may appear, against loss or damage by fire, vandalism, and malicious mischief and other such risks as are customarily covered by the so-called broad form extended coverage endorsement upon all such work in place and all materials stored at the site of such work and all materials, equipment and supplies of all kinds incident to such work and builder's machinery, tools and equipment used in the construction of such work while in or on the Premises, or when adjacent thereto, all on a completed value basis to the full insurable value at all times. Said Builder's Risk Insurance will also include coverage for loss of rents for a period of twelve (12) months. Said Builder's Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, its agents, employees and contractors.

                  (ii) Liability Insurance in amounts not less than as required by Section 22 of the Lease. Such liability insurance shall be on a comprehensive basis including:

                           (1)      Premises - Operations (including X-C-U);

                           (2)      Independent contractors protection;

                           (3) Contractual Liability, including specified provisions for the general contractor's obligations under subparagraph (i) above and for the Tenant's Contractor's indemnity obligations under subparagraph (d) below;

                           (4)      Owned, non-owned and hired motor vehicles;
                  and

                           (5)      Broad form coverage for property damage.

                  (iii) Statutory Workers' Compensation Insurance as required by the State of Georgia or local municipality having jurisdiction.

         All insurance policies procured and maintained pursuant to this paragraph shall name Landlord, Landlord's managing agent, and Landlord's mortgagee and any additional parties designated by


                                       2
MOUNT VERNON PLACE PARTNERS

                                                                     EXHIBIT "B"
                                                    FIFTH AMENDMENT TO ISS LEASE
                                          TENANT IMPROVEMENTS IN REMAINING SPACE

Landlord (which have an insurable interest) as additional insureds, shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be non-cancelable except after twenty (20) days written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto shall be delivered to Landlord before the commencement of such work, and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

         (d) Indemnity. Tenant shall indemnify and hold harmless Landlord and any of Landlord's contractors, agents and employees from and against (but subject to any waiver of subrogation required or permitted by the Lease) any and all losses, damages, costs (including costs of suits and reasonable attorneys' fees incurred), liabilities, or cause of action arising out of the actions of Tenant or Tenant's Contractor during the course of the construction of the Tenant Improvements in the Remaining Space, including but not limited to mechanics', materialmen's or other liens or claims (and all costs or expenses associated therewith) asserted, filed or arising out of any such work. All materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Tenant or Tenant's Contractor for the furnishing of any labor, services, materials, supplies or equipment with respect to the Remaining Space are hereby charged with notice that they must look solely to Tenant for payment of same. Without limiting the generality of the foregoing, Tenant shall repair or cause to be repaired at its expense all damage caused by Tenant's Contractor, its subcontractors or their employees. Tenant shall promptly pay to Landlord, upon notice thereof from Landlord, any costs incurred by Landlord to repair any damage caused by the Tenant's Contractor or any costs incurred by Landlord in requiring the Tenant's Contractor's compliance with the rules and regulations. Tenant agrees to cause the Tenant's Contractor to provide an indemnification and hold harmless agreement providing the protection set forth in this paragraph and to cause the Tenant's Contractor to procure, as additional protection, an indemnification and hold harmless agreement from each subcontractor providing for the protection set forth in this paragraph. In connection with any and all claims against Landlord or any of its agents, contractors or employees by any employee of the Tenant's Contractor, any subcontractor, anyone directly or indirectly employed by any of them, or anyone for whose acts the Tenant's Contractor or any subcontractor may be liable, the indemnification obligations of the Tenant's Contractor and any subcontractor under the agreements hereinabove referred to in this paragraph shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Tenant's Contractor or subcontractor under workers' compensation acts, disability benefit acts, or other employee benefit acts.

         (e) Further Assurances. At the request of Landlord, Tenant shall, at Tenant's sole cost and expense, provide evidence in form and content reasonably satisfactory to Landlord (including, but not limited to, certificates and affidavits of Tenant, Tenant's Contractor or such other persons as Landlord may reasonably require) showing:

                  (i) that all outstanding claims for labor, materials and fixtures have been paid;





MOUNT VERNON PLACE PARTNERS

                                       3

                                                                     EXHIBIT "B"
                                                    FIFTH AMENDMENT TO ISS LEASE
                                          TENANT IMPROVEMENTS IN REMAINING SPACE

                  (ii) that there are no liens outstanding against the Premises or the Building arising out of or in connection with the Tenant Improvements in the Remaining Space; and

                  (iii) that all construction of the Tenant Improvements in the Remaining Space prior to the date thereof has been done in accordance with the approved Drawings and Specifications.

         (f) Consent of Landlord. Any approval by Landlord of or consent by Landlord to any plans, specifications, or other items to be submitted by Tenant to and/or reviewed by Landlord pursuant to this Exhibit "A" shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto and such approval or consent shall not constitute an assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply any representation, acknowledgment or warranty by Landlord that the design is safe, feasible or structurally sound or will comply with any legal or governmental requirements. Any deficiency in design, although same had prior approval of Landlord, shall be solely the responsibility of Tenant, and any deficiency in any construction by Tenant or Tenant's Contractor shall be solely the responsibility of Tenant.

MOUNT VERNON PLACE PARTNERS

                                       4

                                                                     EXHIBIT "B"
                                                    FIFTH AMENDMENT TO ISS LEASE
                                          TENANT IMPROVEMENTS IN REMAINING SPACE

                                                                       EXHIBIT B


                               LEGAL DESCRIPTION
                                BUILDINGS 1 & 2
                               MOUNT VERNON PLACE

         ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 35 of the 17th District, Fulton County, Georgia, and being more particularly described as follows:

         TO FIND THE POINT OF BEGINNING, commence at Fulton County GIS Monument F451 and run thence South 51 degrees 55 minutes 13 seconds East, a distance of 4,769.3 feet to a point located at the intersection of the southerly existing right-of-way line of Mount Vernon Highway (70-foot right-of-way) and the easterly existing right-of-way line of Barfield Road (right-of-way varies); run thence along said easterly existing right-of-way line of Barfield Road South 00 degrees 06 minutes 00 seconds East, a distance of 95.78 feet to a one-half inch (1/2") rebar found; thence leaving said easterly existing right-of-way line of Barfield Road (right-of-way varies), run North 89 degrees 53 minutes 30 seconds East, a distance of 11.37 feet to a point located on the easterly new right-of-way line of Barfield Road, said point being THE POINT OF BEGINNING; FROM THE POINT OF BEGINNING AS THUS ESTABLISHED, run thence North 89 degrees 53 minutes 30 seconds East, a distance of 188.60 feet to a one-half inch (1/2") rebar found; run thence North 89 degrees 53 minutes 30 seconds East, a distance of 13.99 feet to a point; run thence South 00 degrees 06 minutes 30 seconds East, a distance of 8.38 feet to a point; run thence South 89 degrees 53 minutes 58 seconds East, a distance of 125.81 feet to a point located on the westerly existing right-of-way line of Georgia 400 (right-of-way varies); run thence southerly along said westerly existing right-of-way line of Georgia 400 South 02 degrees 52 minutes 39 seconds West, a distance of 42.70 feet to a point; run thence along the arc of a curve to the left, said arc having a radius of 6,622.90 feet and being subtended by a chord which bears South 02 degrees 48 minutes 36 seconds West, an arc distance of 15.55 feet to a point; continue thence along said westerly existing right-of-way line of Georgia 400 (right-of-way varies) along the arc of a curve to the left, said arc having a radius of 6,622.90 feet and being subtended by a chord which bears South 02 degrees 42 minutes 57 seconds West, an arc distance of 468.64 feet to a point[??? CONFIRM PREVIOUS CALL WHICH IS NOT SHOWN ON LATEST REVISION OF SURVEY]; thence leaving said westerly existing right-of-way line of Georgia 400 (right-of-way varies), run North 88 degrees 32 minutes 29 seconds West, a distance of 318.70 feet to a point located on the easterly new right-of-way line of Barfield Road (right-of-way varies); run thence along said easterly new right-of-way line of Barfield Road North 00 degrees 06 minutes 00 seconds West, a distance of 526.77 feet to a point, said point being THE POINT OF BEGINNING.

         Said property containing 170,041 square feet or 3.9036 acres, more or less, and being shown and depicted on that certain plat of survey captioned, "Boundary Survey, New Right-of-Way Along Mt. Vernon Hwy.," prepared for Mount Vernon Place Partners, LLC by HDR/WL Jorden, under certification and seal of Clyde R. Eldredge, PLS, Georgia Registered Land Surveyor No. 2659, dated March 27, 2001, last revised

May 8, 2002, which survey is incorporated herein and made a part hereof by this reference.

         TOGETHER WITH those certain rights and easements as described in and pursuant to the terms and conditions of that certain [Reciprocal Easement Agreement by and among Mount Vernon Place Partners, LLC, Spring Creek Partners, LLC and the Development Authority of Fulton County, Georgia dated____________________________________, 2002, to be recorded in the records of Fulton County, Georgia.]

         ALSO TOGETHER WITH a non-exclusive access and parking easement as contained in and pursuant to the terms and conditions of that certain Access and Parking Easement Agreement by and between Spring Creek Partners, LLC and Mount Vernon Place Partners, LLC, dated as of November 30, 1999, and recorded in Deed Book 28068, Page 272 of the records of Fulton County, Georgia.

         ALSO TOGETHER WITH those certain rights and easements as contained in and pursuant to the terms and conditions of that certain Storm and Sanitary Sewer Agreement by and among Investment Capital Company/Mount Vernon, Gary Unell, Edward J. Levin, Nancy B. Brooks and John Albert Brooks, Co-Trustees under Declaration of Trust Designated Brooks Trust dated July 19, 1982, and recorded in Book 8920, Page 238 of the records of Fulton County, Georgia.

                                                                  DRAFT: 6-07-01

                               MOUNT VERNON PLACE

                                  (BUILDING 3)

                                 LEASE AGREEMENT

         THIS LEASE, made and entered into as of this 8th day of June 2001, by and between SPRING CREEK PARTNERS, L.L.C., a Georgia limited liability company (hereinafter referred to as the "Landlord") and INTERNET SECURITY SYSTEMS, INC., a Georgia corporation (hereinafter referred to as the as the "Tenant");


                                  WITNESSETH:

         1. PREMISES. The Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, reserved, and contained, to be paid, kept and performed by the Tenant, has leased and rented, and by these presents does lease and rent, unto the said Tenant, and said Tenant hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described property (hereinafter referred to as the "Premises") one (1) building known as "Building 3" of Mount Vernon Place which shall include a underground parking level (hereinafter collectively referred to as the "Building") to be situated in Land Lot 35 of the 17th District, Fulton County, Georgia. A legal description of the land on which the Building is to be situated is attached hereto as Exhibit "B" (hereinafter referred to as the "Land"). Landlord and Tenant agree that the description of the Land will be revised to exclude portions of the Land conveyed to the Georgia Department of Transportation in lieu of condemnation, and Landlord and Tenant shall execute amendments to the Lease to reflect the revised description of the Land, and the Lease shall otherwise remain unimpaired.

                  (a) Exhibit "A" attached hereto represents a description and approximation of the Premises to be leased pursuant to this Lease, such Premises to comprise approximately 50,400 rentable square feet within the Building and twenty one (21) parking spaces in the underground parking level which is a part of the Building and located on the Land. For purposes of this Lease, the parties agree that the rentable square feet of the Premises shall be measured and determined in accordance with the Building Owners and Managers Association International standard of measurement ANSI/BOMA Z65.1 1996. Upon the final Drawings and Specifications, as this term is defined in the Work Letter, being ascertained, Landlord and Tenant's architect, Warner, Summers, Ditzel, Benefield, Ward & Associates, Inc. shall measure the rentable square footage of the Premises in accordance with such standard, which measure by Landlord and Tenant's architect shall be controlling, and the 50,400 rentable square foot figure set forth above shall be adjusted accordingly. The standard of measurement ANSI/BOMA Z65.1 1996 shall be used as the same is in effect as of the date of this Lease even if such standard shall change hereafter. The area of the "Bridge" constructed by Tenant pursuant to Paragraph 4(b)(ii) of this Lease shall not be included in the area of the Premises for purposes of computation of the Base Rental hereunder for the initial Term and any subsequent renewals or extensions of the Term.

              (b) Within five (5) days after the Commencement Date (as defined below) for each floor of the Building, Landlord shall deliver to Tenant a completed Tenant Acceptance Agreement (the "Tenant Acceptance Agreement") attached hereto as Exhibit "C" and incorporated herein, which shall contain an acknowledgment of the date upon which the Commencement Date (as defined below) of this Lease occurred, and Landlord's calculation of the exact number of rentable square feet within such floor of the Premises. Tenant shall have the right to object to the Tenant Acceptance Agreement by delivering written notice to Landlord within five (5) days after Landlord delivers the Tenant Acceptance Agreement to Tenant, failing which Tenant shall be deemed to have agreed that all information contained in the Tenant Acceptance Agreement is correct. If Tenant objects to the Tenant Acceptance Agreement within said five (5) day period, Landlord and Tenant shall work together to resolve their differences and, after such differences have been resolved, Landlord shall execute the Tenant Acceptance Agreement and deliver same to Tenant and Tenant shall have a period of five (5) days to give written notice to Landlord objecting to the Tenant Acceptance Agreement, failing which Tenant shall be deemed to have agreed that the Tenant Acceptance Agreement is correct. Upon Tenant agreeing or being deemed to have agreed that all information contained in the Tenant Acceptance Agreement is correct, the Commencement Date as shown on the Tenant Acceptance Agreement shall be the Commencement Date for purposes of Section 2 of this lease and for all other purposes under this Lease and the rentable square feet of the Premises as shown on the Tenant Acceptance Agreement shall replace the rentable square feet of the leased premises referenced and defined in
         Section 1 above, and shall be deemed to be the rentable square feet of the Premises for all purposes under this lease. All payments of Base Monthly Rental (as defined below), and all other payments of rent and other sums of money required of Tenant herein shall be made as and when required herein, notwithstanding any unresolved objections to the Tenant Acceptance Agreement. All such payments shall be based upon the Tenant Acceptance Agreement prepared by Landlord until such objections have been finally resolved, whereupon any overpayment or any underpayment theretofore made shall be adjusted by increasing or reducing, as the case may be, the next installment of Base Monthly Rental coming due.

         2. TERM. The term of this Lease shall be for a period commencing on the Commencement Date (as defined below) for the initial floor of the Building completed for occupancy by Tenant, as described below in Special Stipulation 2(b). (such term being hereinafter referred to as the "Term"), and expiring on the last day of the calendar month of the tenth (10th) annual anniversary of such Commencement Date for the initial floor of the Building completed for Tenant, unless sooner terminated as may be hereinafter provided.

         The term "Buildings 1 and 2 Lease" shall mean and refer to the Lease Agreement dated November 8, 1999, between Mount Vernon Place Partners, LLC, as Landlord, and Internet Security Systems, Inc., as Tenant, with respect to certain premises adjacent to the Building demised under this Lease and known as Buildings 1 and 2 of Mount Vernon Place, Fulton County, Georgia, as amended from time to time, including the First Amendment to Lease Agreement dated December 7, 1999; Second Amendment to Lease Agreement dated November 7, 2000; and Third Amendment to

Lease Agreement dated on or about the date hereof (such buildings and existing 780 space parking deck leased pursuant to the Buildings 1 and 2 Lease being referred to as "Buildings 1 and 2", and the parking deck portion alone being referred to as the "Buildings 1 and 2 Parking Deck".

         3. COMPLETION OF IMPROVEMENTS. Landlord and Tenant agree that Landlord will construct the Building to be comprised of approximately 50,400 rentable square feet and twenty one (21) parking spaces in the underground parking level of the Building and shall also construct an additional one hundred forty nine
(149) parking spaces in an additional level to be added to the Buildings 1 and 2 Parking Deck. The exact rentable square feet to the Building shall be determined in accordance with the criteria of Paragraph 1 of the Lease. Landlord shall construct the Building in accordance with the manuals and drawings entitled Mount Vernon Place Building in and more particularly described in Exhibit "A" to this Amendment and made a part hereof by this reference. Any modifications by Landlord to the construction of the Building as determined by Landlord shall remain substantially in accordance with such plans and specifications, provided that Landlord shall notify Tenant when any such modifications are made by Landlord to such plans and specifications. Landlord's construction of the Building shall be comparable in quality to the Mount Vernon Buildings I and II.

         Landlord agrees to commence on or before June 25, 2001, the construction of the additional parking level to the Buildings 1 and 2 Parking Deck. In the event the Landlord has not done so on or before November 1, 2001 then Tenant shall have the right to terminate the Lease by notice to Landlord on or before November 15, 2001, whereupon this Lease shall terminate and no party shall have any rights, liabilities or obligations with respect to the Building. Landlord agrees to proceed with due diligence to construct the Building in accordance with the Work Letter attached as Exhibit "D" to this Lease. Landlord shall deliver the initial floor of the Building to Tenant on or before June 1, 2003, subject to Force Majeure (as defined in Section 45 of the Lease) and the Tenant Delay (as defined in the Work Letter), which shall be the Commencement Date for the Building. The targeted Commencement Dates for completion of the Building shall be as set forth in Special Stipulation 2(b), but in the event of Tenant Delay as defined in Section 6 of the Work Letter, the Commencement Dates for the Building shall be the date construction of the Tenant Improvements would have been completed pursuant to the Work Letter and a certificate of occupancy would have been issued by Fulton County had not such Tenant Delay occurred. See Special Stipulation 2(b).

         Notwithstanding anything to the contrary contained herein, in the event the Landlord does not comply with the targeted Commencement Dates for the completion of various portions of the Building as specified in Special Stipulation 2(b) for reasons other than either or both of Tenant Delay (as defined below) or Force Majeure (as defined below) then for such portion of the Building as is not so completed, then Tenant shall receive two (2) days of abated Base Rental for such portion of the Building for each day by which such portion of the Building is completed after such targeted Commencement Date, unless due to Tenant Delay or Force Majeure.

         As used herein, "Commencement Date" means the earlier of (i) the Commencement Date as calculated pursuant to the foregoing, or (ii) the date upon which Tenant commences conducting its business from all or any portion of the Premises; provided, however, in no event shall the Commencement Date be earlier than June 1, 2003, except as specifically provided herein.

         4.       QUIET ENJOYMENT.

                  (a) Landlord hereby represents and warrants that, on the Commencement Date, Landlord will own indefeasible fee simple title in and to the Land and Building, subject to certain easements in favor of Buildings I and II of Mount Vernon Place and other utility easements in favor of utility providers. So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder and subject to the terms and provisions hereof, Tenant shall at all times during the Term peacefully and quietly have and enjoy possession of the Premises.

                  (b) (i) Landlord agrees and acknowledges that Tenant shall, as a part of the rights afforded Tenant under this Lease, be entitled to use and exercise the access easements granted and created for the benefit of the Land and Building under and by virtue of Paragraph 3 of the Second Amendment to Reciprocal Easement Agreement dated November 3, 1999, between Mount Vernon Place Partners, LLC and Spring Creek Partners, LLC, recorded at Deed Book 28068, Page 268, Fulton County, Georgia Records (hereinafter referred to as "Existing Easement Documents") Landlord and Tenant acknowledge and agree that the location of the Access Easement and Accessway set forth in the Existing Easement Documents will need to be reconfigured through amendments to the Existing Easement Documents to reflect the current design of Buildings 1 and 2. The amendments to the Existing Easement Documents shall also include the easement and right in favor of the Landlord to construct an additional level of parking spaces of 149 parking spaces (the "Additional Parking Level") on the Buildings 1 and 2 Parking Deck. As a part of such amendments to the Existing Easement Documents, the Landlord shall also grant to the owner of Buildings 1 and 2 a non-exclusive easement for vehicular access through the accessways of the Building to provide vehicular access from Buildings 1 and 2 to Mount Vernon Highway, and the owner of Buildings 1 and 2 shall grant non-exclusive easements to the Landlord for the benefit of the Building and Tenant to utilize the Buildings 1 and 2 Parking Deck, including without limitation, the Additional Parking Level being constructed by Landlord, and to use access ways through Buildings 1 & 2 for vehicular ingress and egress to reach Barfield Road. Landlord acknowledges and agrees that Tenant shall, as a part of the rights granted and afforded to Tenant by Landlord under this Lease, be entitled to use and exercise the non-exclusive parking easements for the Buildings 1 and 2 Parking Deck and for vehicular access through the access ways of Buildings 1 & 2 granted and created for the benefit of the Building as described above and as described in the Third Amendment to Lease being a part of the Building 1 & 2 Lease, and to be more particularly set forth in the amendments to the Existing Easement Documents. All such amendments to the Existing Easement Documents shall be executed by all parties prior to August 1, 2001 and Landlord and Tenant shall cooperate in execution of such amendments and execute any necessary instruments to effectuate that foregoing, which instruments shall be added to this Lease through amendments.

                  (ii) Landlord acknowledges and agrees that the Tenant shall have the following "Bridge Right", upon the specified terms and conditions. The Bridge Right shall mean and refer to the right on the part of Tenant to construct, operate, maintain, repair and use a elevated enclosed pedestrian walkway reaching between the Building and Buildings 1 and 2 (the Bridge") provided that (i) the design of the Bridge and method of connection and attachment to the Building and Building 2 and the identity of the constructor constructing the Bridge shall be subject to the prior approval of Landlord pursuant to submitted plans and specifications, which approval shall not be unreasonably withheld; (ii) the construction, maintenance, operation and repair 1 of the Bridge shall be at the sole cost of expense of Tenant; and (iii) the construction, use and operation of the Bridge shall be in accordance with all applicable governmental laws, ordinances and regulations. In the event the Tenant is not occupying all of the Building and all of Building 2, then the Landlord shall have the right to remove the Bridge at the cost of Landlord or prevent use of the Bridge by closing the entrances to the Bridge. As apart of the modification of the Existing Easement Document referenced above, Landlord shall enter into the necessary agreements from the "landlord" under the Buildings 1 and 2 Lease to effectuate the foregoing.

                  (c) Tenant shall pay to Landlord as additional rental the Additional Parking Level Carry Costs (as defined below), which shall be amortized over the initial five (5) years of the Term at an interest rate of ten percent (10%) per annum beginning on the Commencement Date of the initial floor of the Building. The amortized amounts of the Additional Parking Level Carry Costs shall be due and payable on the first (1st) day of each calendar month during such five (5) year period.

          The Additional Parking Level Carry Costs shall be computed as follows:

          For the purposes of this computation, the Additional Parking Level Expenses shall: be the sum of all of the expenses incurred by Landlord in designing, developing and constructing the Additional Parking Level to be added to the Buildings 1 and 2 Parking Deck and the costs in preparing to build the Building including, without limitation, construction costs for the Additional Parking Level, costs incurred in the permitting process for the Building and Additional Parking Level, fees for architect's and engineer's services for design of Building 3 and design and supervision of the Additional Parking Level, a pro rata portion of a development fee for the Additional Parking Level payable to an affiliate of Landlord, and any costs associated with securing third party financing for the Additional Parking Level.

                  The Additional Parking Level Carry Costs shall be computed for the period beginning on the date(s) the various components of the Additional Parking Level Expenses (but not to exceed $2,000,000.00 for purposes of this computation) are incurred and ending on the Commencement Date of the initial floor of the Building under this

         Lease. The Additional Parking Level Carry Costs shall be computed for such period by applying to the Additional Parking Level Expenses as and when incurred (i) an annualized rate of 0.12 as to the portion of the Additional Parking Level Expenses funded by Landlord through equity generated by Landlord and its members internally without third party borrowing, but said portion funded through equity not to exceed $1,000,000.00 for purposes of this computation, and (ii) the annualized rate of interest (expressed as a percentage) for the portion of Additional Parking Level Expenses financed by Landlord through third party borrowings, but said portion to be funded through third party funding not to exceed $ 1,000,000.00 for purposes of this computation.

         5. BASE MONTHLY RENTAL. Tenant agrees to pay Landlord, by payments to Spring Creek Partners, L.L.C., and delivered to Landlord c/o Griffin Management Services, Inc., 800 Mt. Vernon Highway, Suite 300, Atlanta, Georgia 30328, promptly on the first day of each month in advance, during the Term of this Lease, without deduction or set off, in legal tender, a monthly rental as determined under Special Stipulation 13 (hereinafter referred to as "Base Monthly Rental"). If the Term commences on a day other than the first day of a month, or terminates on a day other than the last day of a month, the Base Monthly Rental for the first or last partial month shall be prorated based upon the actual number of days in such a month.

         Tenant hereby acknowledges that if any monthly payment of rent or any monies due hereunder from Tenant shall not be received by Landlord within five
(5) business days after written notice from Landlord to Tenant that such payment is due, then Tenant shall pay the Landlord a late charge equal to 2-1/2% of such delinquent amount. Any amounts payable hereunder by Tenant to Landlord which are not paid within five (5) business days after written notice from Landlord to Tenant that such payment is due shall bear interest at the rate of one percent (1%) per month until paid.

         6. BASE MONTHLY RENTAL ADJUSTMENT. For purposes of this Section 6 and all other provisions of this Lease, Base Monthly Rental shall be composed of two (2) components: (i) Net Rental which is defined as the total Base Monthly Rental less operating expenses per square foot of the Premises for the first twelve (12) months of the term of this Lease, and (ii) Remaining Rental which is defined as the remainder of Base Monthly Rental other than Net Rental, such that Net Rental and Remaining Rental when combined shall equal the total Base Monthly Rental. Commencing one year from the date of the initial Lease term hereof and continuing on the same day of each year during the initial and any renewal term hereof, the Net Rental component of Base Monthly Rental, as increased by previous rental adjustments hereunder, shall be increased by the lesser of the following: (i) the amount of the CPI Increase, as this term is defined below; or
(ii) two and one-half percent (2-1/2%).

         As used in this Section 6, the term "Lease Year" shall mean the twelve
(12) month period commencing on the Commencement Date for the initial floor of the Building, or, if the Commencement Date is not on the first day of the calendar month, commencing on the first day of the first calendar month following the Commencement Date, and each successive twelve (12) month period thereafter during the Term. The term "Subsequent Year" shall mean each Lease Year of the Term following the first Lease Year. The term "Prior Year" shall mean the Lease Year prior to the Subsequent Year. The term "Index" shall mean the Consumer Price Index-Seasonally Adjusted U.S. City Average for All Urban Consumers (Base Year 1982-1984 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor. The term "Base Month" shall mean the calendar month which is two (2) months prior to the month during which the Lease is fully executed by Landlord and Tenant. The term "Comparison Month" shall mean the calendar month which is two (2) months prior to the first full month of each Subsequent Year in question. On the first day of each Subsequent Year, the CPI Increase shall be calculated as follows: the Net Rental component of Base Monthly Rental shall be increased to an amount equal to Net Rental for the first Lease Year plus an amount equal to the product often (10) times the percentage increase in the Index for the Comparison Month as compared to the Index for the Base Month multiplied by Net Rental for the first Lease Year; provided, however, in no event shall Net Rental for a Subsequent Year be less than Net Rental applicable to the Prior Year. In the event the Base Year (1982-1984 = 100) used in computing the Index is changed, the figures used in making the adjustment above shall accordingly be changed. Likewise, if the Index is discontinued, the index increase shall be in accordance with an industry wide standard for measuring the cost of living increase and used at the time of such discontinuation acceptable to Landlord.

           An estimated annual rent schedule of the Net Rental annual rate and Base Rental Amounts, assuming an annual escalation of two and one-half percent (2-1/2%) per year in Net Rental occurs pursuant to this Section 6 and assuming operating expenses for the first year of the Term of this Lease are $4.87 per square foot of the Premises, is set forth in the illustrative chart below:

                                                      MONTHLY BASE                    ANNUAL BASE          NET RENTAL
     LEASE YEAR                 PERIOD                   RENTAL                          RENTAL           RATE (P.S.F.)
     ----------                 ------                -------------                   -----------         ------------
        1                6-1-03 to 8-31-03             $ 39,483.33                   $  473,800.00           $20.88
                        9-1-03 to 11-30-03             $ 73,816.67                   $  885,800.00           $20.88
                        12-01-03 to 5-31-04            $108,150.00                   $1,297,800.00           $20.88

        2               6-1-04 to 5-31-05              $110,334.00                   $1,324,008.00           $21.40

        3               6-1-05 to 5-31-06              $112,602.00                   $1,351,224.00           $21.94

        4               6-1-06 to 5-31-07              $114,912.00                    $1,378,94400           $22.49

        5               6-1-07 to 5-31-08              $117,264.00                   $1,407,168.00           $23.05

        6               6-1-08 to 5-31-09              $119,616.67                   $1,436.400.00           $23.63

        7               6-1-09 to 5-31-10              $122,178.00                   $1,466,136.00           $24.22

        8               6-1-10 to 5-31-11              $124,740.00                   $1,496,880.00           $24.83

        9               6-1-11 to 5-31-12              $127,344.00                   $1,528,128.00           $25.45

      10                6-1-12 to 5-31-13              $130,032.00                   $1,560,384.00           $26.09

         The foregoing assumes that the Premises is completed and occupied in the sequence of first floor, 18,400 square feet; second floor, 16,000 square feet; and third floor, 16,000 square feet, and in accordance with the targeted Commencement Dates of Special Stipulation 2(b) (without Tenant having accelerated the target Commencement Dates to earlier dates) and that the increases in Net Rental under Section 6 of the Lease are two and one-half percent (2-l/2%) per year for each and every year commencing on the first (1st) anniversary of the Commencement Date for the initial floor of the Building. The payment obligations for Operating Expenses of Tenant are in addition to the foregoing and the foregoing assumes the Operating Expenses for the Base Year are $4.87 per square foot or less.

         In the event actual Operating Expenses for the first year of the Term are greater than $4.87 per square foot of the Premises, then the above Net Rental annual rates shall be adjusted downward accordingly.

         7.       [RESERVED]

         8. ADDITIONAL RENT, OPERATING EXPENSE ADJUSTMENT. The Operating Expense Base Year of the rentable area of the Building shall be the calendar year of January 1, 2003, through December 31, 2003. Subject to Section l(a) above, the total rentable area of the Building is anticipated to be 50,400 rentable square feet. If in any calendar year after the Operating Expense Base Year during the term hereof, the Operating Expenses of the rentable area of the Building should exceed the Operating Expenses of the Base Year (such excess being hereinafter referred to as the "Operating Expense Differential"), then as additional rent for the calendar year, Tenant shall pay within thirty (30) days after written notice by Landlord of said amount being due for each rentable square foot of floor space leased hereunder, and in any expansion or extensions hereof. For the purpose of this Paragraph 8, Operating Expenses are defined in Exhibit "E" of this Lease. In addition Operating Expenses shall be adjusted and grossed up so as to show actual Operating Expenses without computing or taking into account-reduced costs because of first year warranties on materials and equipment.

         If during any calendar year of the Lease, the occupancy of the rentable area of the Building averages less than one hundred percent (100%), then it is agreed that the Operating Expense will be adjusted for such year so that all such Operating Expenses shall be computed as though the rentable area of the Building has been one hundred percent (100%) occupied for such calendar year. All such expense categories will be accounted for and reported in accordance with generally accepted accounting principles.

         At any time during the term of this Lease but not later than fifteen
(15) days prior to the date an additional rental payment is due pursuant to this
Section 8, Landlord may deliver to Tenant a written estimate of any additional rents which may be reasonably anticipated hereunder, estimated divided by the number of months remaining in the calendar year, and Tenant shall pay as additional rental to Landlord promptly on the first day of each month in advance without deduction or set off in legal tender the monthly amount called for under such estimate from Landlord to Tenant for those months for which such additional rental is due pursuant to this Section 8. Any such written estimate from Landlord to Tenant, as contemplated in this paragraph, may also include amounts reasonably estimated by Landlord to be due as a result of Landlord's replacing light bulbs and fixtures in the Premises, as contemplated in Section 14 of this Lease, or as a result of Landlord's paying utility bills on behalf of Tenant and thereafter receiving reimbursement from Tenant for such payments by Landlord on Tenant's behalf, as contemplated under Section 17 of this Lease. See Special Stipulation 24.

         Statements showing the actual Operating Expenses of the Building and Tenant's proportionate share thereof (hereinafter referred to as "Statement of Actual Adjustment") shall be delivered by Landlord to Tenant within one hundred twenty (120) days after the end of any calendar year in which additional rental was paid or due by Tenant under provisions hereof. Within thirty (30) days after written notice by Landlord to Tenant of such Statement of Actual Adjustment, Tenant shall pay to Landlord the amount of any rentals shown as being due and unpaid thereon. Should such Statement of Actual Adjustment show the Tenant had paid to Landlord an aggregate amount in excess of the additional rental due for the preceding calendar year and Tenant is not then in default hereunder, Landlord shall refund the amount of overpayment.

         If the Term of this Lease begins on a day other than the first day of the calendar year, or should this Lease terminate on a day other than the last day of the calendar year, the amount shown as due by Tenant on the Statement of Actual Adjustment shall reflect a proration based on the proportion that the number of days this Lease was in effect during such calendar year bears to 360. The Landlord's right to recover Operating Expenses Adjustment shall survive the termination of this Lease.

         Provided Tenant is not in default under the terms of this Lease Tenant shall have the right to inspect Landlord's books and records with respect to Operating Expenses and its proportionate share thereof for any preceding calendar year. This inspection shall be completed at the Tenant's sole cost and expense by independent, certified public accountants practicing for an accounting firm of national prominence and for the exclusive purpose of determining whether Landlord has complied with the terms of this Lease relating to Operating Expenses. Should Tenant's inspection reveal that Landlord has overstated or understated Operating Expenses an appropriate adjustment will be made. If Tenant owes any amount to Landlord based on such adjustment, it shall be paid to Landlord within thirty (30) days after the request thereof; if Landlord owes any amount to Tenant based on such adjustment, such amount shall be credited against the rent next coming due under this Lease.

         9. USE OF PREMISES. The Premises shall be used for general office purposes, and purposes related thereto (which may include a cafeteria or food service facility for use by Tenant's employees if permitted by applicable laws, ordinances and regulations), and no other purposes, all in accordance with the Rules and Regulations attached hereto and incorporated herein by this reference. The Tenant shall not use, permit or allow the Premises to be used other than as strictly provided in this Lease and shall not use, permit or allow the Premises or any part thereof to be used for any unlawful purpose or otherwise in violation of any federal, state or local statute, law, ordinance, rule or regulation, including, without limitation, in violation of any zoning ordinances; nor shall the Tenant knowingly permit any nuisance within the Premises or permit the Premises to be used in any manner which will be a source of material annoyance or in any way knowingly interfere with the peaceful possession, enjoyment and proper use of other areas of the Building, nor shall the Premises be knowingly used in any manner so as to vitiate the insurance or increase the rate of insurance on the Premises or the Building, nor shall the Premises be used for any unlawful purpose which would tend to lower the quality or character of the Building, create unreasonable elevator loads or otherwise materially interfere with Building operations. Not by way of limitation of the foregoing but in addition thereto, neither the Premises nor any portion thereof shall be used or occupied for any or all of the following: governmental or quasi-governmental offices, spas (other than a health club or exercise facility for employees of Tenant), massage parlors, escort services offices, retail sales purposes, classroom facility purposes (other than in connection with Tenant's employee and client training), schools, auto leasing or auto sales offices, equipment or appliance repair shops, day care centers (other than for Tenant's employees' children), nurseries, churches, or places of religious or quasi-religious worship, religious facilities or offices of religious organizations, or retail or wholesale sale purposes, medical research laboratories or offices for medical or quasi-medical professionals providing medical treatments.

         10. NO NUISANCE. Tenant shall conduct its business in such a manner so as not to knowingly create any nuisance or interference with Landlord in its operation of the Building.

         11. ASSIGNMENT AND SUBLETTING. Tenant may sublease or assign any or all of the Premises without Landlord's prior written consent; provided, however, any assignee or subtenant of Tenant shall be bound by all of the terms, conditions and provisions of this Lease, including, without limitation, the provisions of Section 9 concerning use of the Premises, and Tenant shall remain primarily liable on this Lease for the entire Term hereof and shall in no way be released from the full and complete performance of all of the terms, obligations (including, without limitation, those under Special Stipulation 10), covenants and agreements contained herein. Prior to the time of any such assignment or sublease by Tenant, Tenant shall first provide Landlord with written notification of Tenant's intent to so assign or sublease and such written notification from Tenant to Landlord shall include, at a minimum, the following information regarding any applicable proposed assignee or sublessee: (i) financial statements and other relevant financial information regarding any proposed assignee or sublessee; (ii) the identity and type of business of such proposed assignee or sublessee; and (iii) such proposed assignee or sublessee's proposed use of the Premises which shall in all events be consistent and in compliance with the permitted use provisions set forth under Section 9 above. Landlord's consent shall not be required with respect to any such proposed assignee or sublessee; rather, the purpose of the preceding provisions regarding such notification and information from Tenant to Landlord shall be that of notifying Landlord with respect to any proposed assignee or sublessee. Further, in the event Tenant fails to comply with its obligations set forth under this
Section 11 with respect to providing such information to Landlord and otherwise notifying Landlord as called for above under this Section 11, then any such breach by Tenant shall be considered a nonmonetary breach pursuant to nonmonetary event of default 16(ii) in Section 16 of this Lease which follows, as opposed to a monetary event of default pursuant to 16(i) in Section

16 of this Lease which follows, and accordingly, shall be subject to the notice and cure provisions set forth in said 16(ii).

         12. HOLDING OVER. Should Tenant or any of its successors in interest continue to hold the Premises after termination of this Lease, whether such termination occurs by lapse of time or otherwise, with Landlord's acquiescence, and without any distinct agreement between the parties, then for the first six (6) month period of such holding over by Tenant, such holding over shall constitute and be construed as a tenancy at will at a monthly rental equal to 125% of the monthly rental (including Base Monthly Rental and any adjusted and additional rent) provided herein at the time of such termination. At all times following the first six (6) month period of such holding over by Tenant, such holding over shall then constitute and be construed as a month to month tenancy at will at a monthly rental equal to one hundred fifty percent (150%) of the monthly rental (including Base Monthly Rental and any adjusted and additional rent). At all times during the period of such holding over by Tenant (but only during such period of such holding over by Tenant and not prior to the expiration of the normal term of this Lease), Tenant shall be entitled to terminate this Lease upon thirty (30) days prior written notice to Landlord. Similarly, at all times following the first six (6) month period of such holding over by Tenant, Landlord shall be entitled to terminate this Lease upon sixty
(60) days prior written notice to Tenant and at all times following the expiration of such sixty (60) day notice period from Landlord to Tenant, Tenant shall be regarded as a tenant at sufferance and not as a tenant at will; subject, however, to all the terms, provisions, covenants and agreements on the part of Tenant hereunder. At all times during the period of such tenancy at sufferance, no payments of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue, renew or extend the Term and no extension of this Lease after the termination hereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. With respect to such tenancy at sufferance, Tenant shall be liable to Landlord for all damage which Landlord shall suffer by reason of Tenant's holding over and Tenant shall indemnify, defend and hold Landlord harmless against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

         13. ALTERATIONS AND IMPROVEMENTS, (a) No structural alteration in, or structural addition to, the Premises or the mechanical, electrical, or any other systems (other than security) of the Premises will be made without first obtaining Landlord's prior written consent, which shall not be unreasonably withheld, conditioned, or delayed, and any such work consented to, although paid for by Tenant, may be done by Landlord's contractor. However, in the event the same is performed by Tenant then all such work performed by Tenant shall meet any and all applicable building codes, and shall otherwise be performed in full compliance with any and all applicable laws, ordinances, codes and regulations, and further, Tenant shall (i) perform all such work in a reasonable manner; (ii) utilize only contractors or other vendors with a first class reputation; (iii) cause such work to be completed promptly on a lien free basis; (iv) cause such work to be completed in compliance with all applicable laws, ordinances, regulations and rules; (v) utilize the same or similar materials as any materials which may be replaced; (vi) obtain Landlord's prior written approval of all contractors, subcontractors and other vendors to be utilized by Tenant in performing any such work; and (vii) obtain any and all required building permits and other required approvals prior to performing any such work. Tenant shall, however, be entitled to perform nonstructural alterations or nonstructural additions to the Premises and shall be entitled to work on the security system (but not any other Building system) without Landlord's prior written consent but subject to and in compliance with the terms and conditions set forth in this Section 13 regarding any work performed by Tenant.

                  (b) If Tenant's actions, omissions or occupancy of the Premises shall knowingly cause the rate of fire or other insurance either on the Building or the Premises to be increased, Tenant shall pay, as additional rent, the amount of any such increase promptly upon demand by Landlord; and

                  (c) All erections, additions, fixtures and improvements, whether temporary or permanent in character (except only the movable office furniture of Tenant) made in or upon the Premises shall be and remain Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise, with no compensation to Tenant. At the expiration of the Term of this Lease, Tenant shall leave the Premises broom clean and in good condition, normal wear and tear accepted.

         14. REPAIRS TO THE PREMISES. Landlord shall not be required to make any repairs or improvements to the Premises, except roof and structural repairs and repairs of latent defects necessary for safety and, tenantability, together with repairs to the mechanical, electrical and power, plumbing (including hot and cold water), HVAC, elevators and restrooms as may be required. Tenant shall, at its own cost and expense, keep in good repair all portions of the Premises, including but not limited to windows, interior glass, doors, interior walls and finish work, floors and floor coverings, and supplemental or special heating and air conditioning systems, and shall take good care of the Premises and its fixtures and permit no waste, except normal wear and tear with due consideration for the purpose for which the Premises are leased. Landlord shall maintain and replace, at its cost and expense, all light bulbs and fixtures in the Premises. To the extent Landlord incurs costs pursuant to the preceding sentence in excess of Landlord's costs associated with the Building's standard two foot by four foot fluorescent light fixtures and bulbs and any other Building standard lighting, Landlord shall invoice Tenant for such excess costs incurred by Landlord, and Tenant shall pay any and all such invoices as additional rental in accordance with the provisions of Section 5 and Special Stipulation 24 of this Lease. Tenant shall indemnify Landlord against any loss, damage, or expense arising by reason of any failure of Tenant to keep the Premises in good repair and tenantable condition as expressly required herein or due to any act or neglect of Tenant, its agents, employees, contractors, invitees, licensees, tenants, or assignees. If Tenant fails to perform after five (5) days prior written notice from Landlord to Tenant that any such maintenance or repair is required (except in the event of emergency in which event no such prior written notice shall be required), or cause to be performed, such maintenance and repairs, then at the option of Landlord, in its sole discretion, any such maintenance or repair may be performed or caused to be performed by Landlord and the cost and expense thereof charged to Tenant, and Tenant shall pay the amount thereof to Landlord on demand as additional rental. Tenant shall promptly report to Landlord in writing any damage to, or defective condition in or about the Building or Premises known to Tenant.

         15. LANDLORD'S RIGHT TO ENTER PREMISES. Tenant shall not change the locks on any entrance to the Premises without prior written notice to Landlord, and in this event, Tenant shall provide copy keys to Landlord to the Premises; provided, however, Tenant shall have the right to utilize a card access system for entry to the Premises to which Landlord shall be subject but Landlord shall at all times have full access to the Premises and Building. However, notwithstanding the foregoing, Landlord and Tenant will agree upon certain limited specific areas of the Premises which will be off limits to Landlord at all times with such agreement by Landlord and Tenant to be reflected in an amendment to this Lease. Designated agents, employees, and contractors of Landlord shall have the right to enter the Premises upon one (1) business day prior written notice from Landlord to Tenant (except in the event of emergency in which event no such notice shall be required), at such times as Landlord deems reasonably necessary, to make necessary repairs, additions, alterations, and improvements to the Premises or the Building, including, without limitation, the erection, use, and maintenance of pipes and conduits. Landlord shall also be allowed to take into and through the Premises any and all needed materials that may be required to make such repairs, additions, alterations, and improvements, all without being liable to Tenant in any manner whatsoever. During such time as work is being carried on in or about the Premises, provided such work is carried out in a manner so as not to interfere unreasonably with the conduct of Tenant's business therein, the rent provided herein shall in no way abate, and Tenant waives any claim and cause of action against Landlord for damages by reason of loss or interruption to Tenant's business and profits therefrom because of the prosecution of any such work or any part thereof. In the event of emergency, or if otherwise necessary to prevent injury to persons or damage to property, such entry to the Premises may be made by force without any liability whatsoever on the part of Landlord for damage resulting from such forcible entry.

         16. DEFAULT AND REMEDIES. The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any installment of Base Monthly Rental, Additional Rent or any other charge or assessment against Tenant pursuant to the terms hereof within ten (10) days after notice thereof to Tenant; (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Base Monthly Rental or additional rent or any other charge or assessment payable by Tenant, and shall not cure such failure within thirty
(30) days after notice thereof to Tenant except that if such matter, by its nature, requires more than thirty (30) business days to cure, then Tenant shall be entitled to additional time (but not to exceed an additional forty-five (45) business days) provided Tenant commences such cure promptly and diligently pursues such cure to completion in all events within such additional forty-five
(45) business day period; (iii) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding; (iv) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within sixty (60) business days after the commencement thereof; (v) a receiver or trustee shall be appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease; or (vi) Tenant shall fail to take possession of the Premises as provided in this Lease; or (vii) Tenant shall knowingly do or permit to be done anything which creates a lien upon the Premises or the Building and such lien is not removed or discharged within thirty (30) business days after the filing thereof.

         Upon the occurrence of any of the aforesaid events of default, without notice or demand of Tenant in any instance, Landlord shall have the option to pursue any one or more of the following remedies:

                  (a) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the Term of this Lease, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any portion thereof.

                  (b) Landlord may immediately, or at any time thereafter so long as such event of default remains uncured, terminate this Lease, and in the event this Lease is so terminated, Landlord shall be entitled to recover forthwith against Tenant, as liquidated damages and not as a penalty, the present value determined by application of a reasonable discount rate selected by Landlord of the Aggregate Gross Rent (defined below) and the actual or estimated (as reasonably determined by Landlord) Reletting Costs (defined below) less the aggregate fair market rental value of the Premises for what otherwise would have been the unexpired balance of the Lease Term (Landlord and Tenant hereby agreeing that Landlord's actual damages in such event are impossible to ascertain and the amount set forth hereinabove as Landlord's liquidated damages is a reasonable estimate of the amount of actual damages which Landlord probably would suffer). In determining the aggregate fair market rental value pursuant to the preceding sentence, the parties hereby agree that all relevant factors shall be considered as of the time Landlord seeks to enforce such remedy, including, but not limited to, (i) the length of time remaining in what otherwise would have been the unexpired balance of the Lease Term (exclusive of renewals and extensions), (ii) the then current market conditions in the metropolitan Atlanta, Georgia area, (iii) the likelihood of reletting the Premises for a period of time equal to what otherwise would have been the unexpired balance of the Lease Term, (iv) the net effective rental rates (taking into account all concessions) then being obtained for space of similar type and size in similar type buildings in the metropolitan Atlanta, Georgia area, (v) the vacancy levels in comparable quality multi-tenant office buildings in the metropolitan Atlanta, Georgia area, (vi) the anticipated duration of the period the Premises will be unoccupied prior to the reletting, (vii) the anticipated cost of reletting, and
(viii) the current levels of new construction of multi-tenant office buildings in the metropolitan Atlanta, Georgia area that will be completed during the period in what otherwise would have been the unexpired balance of the Lease Term and the degree to which such new construction will likely affect vacancy rates and rental rates in comparable quality multi-tenant office buildings in the metropolitan Atlanta, Georgia area. In, the event Landlord shall relet the Premises for the period which otherwise would have constituted the unexpired portion of the Term (or any part thereof), the amount of rent and other sums payable by the tenant thereunder shall be deemed prima facie to be the rental value for the Premises (or the portion thereof so relet) for the Lease Term of such reletting. Tenant shall in no event be entitled to any rents collected or payable in respect of any reletting, whether or not such rents shall exceed the Base Monthly Rental and any additional rent reserved in this Lease. As used herein, the term "Aggregate Gross Rent" shall mean the Base Monthly Rental and any additional rent and any other sums due hereunder as of the date of termination of this Lease plus the Base Monthly Rental and any additional rent which would have been owing by Tenant hereunder for the balance of the Lease Term had this Lease not been terminated, less the net proceeds, if any, received as a result of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting (collectively, the "Reletting Costs").

                  (c) Without terminating this Lease, terminate Tenant's right of possession and enter into and upon and take possession of the Premises or any part thereof, and at Landlord's option, expel and remove persons and property therefrom by entry (including the use of force if necessary), dispossessing suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable to prosecution or any claim for damages therefor. Such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may, but shall be under no obligation to do so relet the Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, with or without advertisement, and by private negotiations, and receive the rent therefore, and for any term and upon such terms and conditions as Landlord may deem necessary or desirable. Landlord shall in no way be responsible or liable for any rental concessions or any failure to lease the Premises or any part thereof, or for any failure to collect any rent due upon such reletting. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness (other than any amounts due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorneys' fees and costs of alterations and repairs (Tenant agreeing that Landlord shall have the right to make such alterations and repairs as, in Landlord's judgement, may be necessary to relet the Premises); third, to the payment of rental and other charges then due and unpaid hereunder; and the residue, if any, shall be held by Landlord to the extent of and for application in payment of future amounts due hereunder as the same may become due and payable hereunder. In reletting the Premises as aforesaid, Landlord may grant rent concessions and Tenant shall not be credited therefor. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord's option, be calculated and paid monthly. No such reletting shall be construed as an election by Landlord to terminate this Lease unless a written notice of such election has been given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous event of default provided same has not been cured. Notwithstanding anything contained herein to the contrary, no termination of Tenant's right of possession of the Premises by dispossessory action or otherwise shall release Tenant from the performance of Tenant's obligations under this Lease, including, without limitation, the timely payment of all rent reserved hereunder for the balance of the Term of this Lease following such termination of Tenant's right of possession, and Tenant agrees to so perform said obligations.

                  (d) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend, or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same, so long as Tenant is in default under this Lease.

                  (e) Allow the Premises to remain unoccupied and collect Base Monthly Rental and other charges due hereunder from Tenant as they come due.

                  (f) Landlord may perform, as agent for and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice and opportunity to cure as provided herein, the cost of which performance by Landlord together with interest thereon at the default rate from the date of such expenditure, shall be deemed additional rental and shall be payable by Tenant to Landlord upon demand, and Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise.

                  (g) Landlord may exercise any other legal or equitable right or remedy which it may have, including, but not limited to Landlord's right judicially to obtain possession pursuant to Georgia statutory laws.

         Any costs and expenses incurred by Landlord (including, without limitation, reasonable (non-statutory) attorneys' fees actually incurred) in successfully enforcing any of its rights or remedies under this Lease shall be deemed additional rent and shall be repaid to Landlord by Tenant demand.

         Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Base Monthly Rental, additional rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damage accruing to Landlord by reason or violation of any of the terms, covenants, warranties and provisions herein contained. No course of dealing between Landlord and Tenant or any failure or delay on the part of Landlord in exercising any rights of Landlord under this paragraph, or under any other provisions of this Lease, shall operate as a waiver of any rights of Landlord hereunder or under any other provisions of this Lease, nor shall any waiver of an event of default oh one occasion operate as a waiver of any subsequent event of default or of any other event of default.

No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated.

         If this Lease is terminated by Landlord pursuant to clause (b) above, "present value" may be computed by discounting the amount of such excess to present worth at a discount rate equal to one percent (1%) above the discount rate then in effect at the Federal Reserve Bank of Atlanta, Georgia. Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted. Landlord's pursuit of any remedy or remedies, including, without limitation, any one or more of the remedies stated above, shall not (i) constitute an election of remedies or preclude pursuit of any other remedy or remedies provided in this Lease or separately or concurrently or in any combination, or (ii) serve as the basis for any claim of constructive eviction, or allow Tenant to withhold any payments under this Lease.

         The failure of Landlord to insist upon strict performance of any of the terms, conditions and covenants herein shall not be deemed to be a waiver of any subsequent breach or default in the terms, conditions, and covenants herein contained except as may be expressly waived in writing.

         Landlord shall in no event be in default in the performance of any of its obligations in this Lease unless and until Landlord shall have failed to perform such obligation within thirty (30) days or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

         If Tenant shall at any time be in default hereunder, and if Landlord shall deem it necessary to engage attorneys to enforce Landlord's rights hereunder, the determination of such necessity to be in the reasonable discretion of Landlord or if Landlord is made a party to litigation involving or pertaining to Tenant due to no fault of Landlord, then Tenant will reimburse Landlord for the reasonable expenses incurred thereby, including but not limited to court costs and reasonable attorneys' fees and other legal expenses.

         Tenant hereby covenants that, prior to the exercise of remedies, it will give the holder of any Mortgage (as defined below) notice and thirty (30) days to cure said default unless said default cannot be cured within thirty (30) days, in which case such holder shall have the right, but not the obligation, to commence and to diligently prosecute the cure of Landlord's default.

         17. LANDLORD'S SERVICES. Landlord shall furnish the following services to Tenant during the Term of this Lease:

         (a) Janitor service shall be provided Monday through Friday of each week, exclusive of New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, pursuant to specifications therefor described on Exhibit "G" attached hereto and incorporated herein by reference. The janitorial staff shall be subject to Tenant's security clearance procedures for the Premises. Additionally, Tenant shall have the right to replace the janitorial services provided by Landlord, and if Tenant so elects, then the rental under this Lease shall be reduced by Landlord's previous cost in providing such janitorial services as documented by an amendment to this Lease to be executed by Landlord and Tenant.

         Tenant will design Tenant's electrical system serving any equipment producing nonlinear electrical loads to accommodate such non-linear electrical loads, including, but not limited to, over-sizing neutral conductors, de-rating transformers and/or providing power line filters. Tenant's final contract documents for the Tenant Improvements (as defined in the Work Letter) shall include a calculation of Tenant's fully connected design load with and without demand factors and shall indicate the number of watts of un-metered and sub-metered loads.

         The design and installation of any additional electrical equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any additional electrical equipment shall also be reimbursed to Landlord by Tenant.

         If any of Tenant's electrical equipment requires conditioned air in excess of Building Standard air conditioning, the same shall be installed by Tenant at Tenant's sole cost in a manner previously approved by Landlord in writing, and Tenant shall pay all design, installation, metering and operating costs relating thereto.

         To the extent the services described hereinabove require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its good faith, reasonable efforts to cause the applicable public utilities to furnish the same. All of the services (other than janitorial) contemplated under this Section 17 as well as any other applicable utility services shall be provided by Landlord to Tenant solely at Tenant's cost, and in no event, notwithstanding any other provision of this Lease to the contrary, shall Landlord incur any costs whatsoever associated with utility invoices from the applicable utilities. Rather, Landlord's only responsibility shall be to receive and remit payment for such invoices on Tenant's behalf to be reimbursed by Tenant in accordance with the following: In the course of Landlord's management of the Building, Landlord shall receive and remit payment for the utility invoices associated with the services set forth under this Section 17, and Tenant shall reimburse Landlord for such payments made by Landlord on Tenant's behalf within fifteen (15) days of Landlord's presentation of Landlord's invoice to Tenant associated with Landlord's payment on Tenant's behalf of any such utility payments. SEE SECTION 8 AND SPECIAL STIPULATION 24. Landlord's management of the Building shall include landscaping and other services commensurate with the following standard: such management shall be in a first class manner comparable to other office properties in the Central Perimeter Office Market of Atlanta, Georgia. See SPECIAL STIPULATION 16.

         18. WINDOW DRESSINGS. All exterior windows of the Premises shall be equipped only with Building-standard blinds provided by the Landlord. Tenant may install other window treatments so long as same have solid white linings and so long as the Building-standard blinds remain affixed between the window glass and the other window treatments.

         19. TELEPHONE SERVICE. Tenant acknowledges and agrees that securing and arranging for telephone service to the Premises is the sole responsibility of Tenant and that Landlord has no responsibility or obligation to provide or arrange such telephone service.

         20. DESTRUCTION OF PREMISES. Should the Premises be so damaged by fire or other cause that rebuilding or repairs cannot, in the estimation of Landlord, be completed within one hundred twenty (120) days from the date of the fire, or other cause of damage, then either Landlord or Tenant may terminate this Lease by written notice to the other given within thirty (30) days of the date of such damage or destruction, in which event rent shall be abated from the date of such damage or destruction. However, if the damage or destruction is such that rebuilding or repairs can be completed within one hundred twenty (120) days, Landlord covenants and agrees, subject to the provisions of this paragraph, to make such repairs with reasonable promptness and dispatch within such one hundred twenty (120) day period, and to allow Tenant an abatement in the Base Monthly Rental for such time as the Premises are untenantable or proportionately for such portion of the Premises as shall be untenantable, and Tenant covenants and agrees that the terms of this Lease shall not be otherwise affected. In no event shall Landlord be required to repair or replace any trade fixtures, furniture, equipment or other property belonging to Tenant nor shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions, or other improvements which may have been placed in or about the Premises by Tenant. Notwithstanding anything to the contrary contained in this paragraph, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty contained under this paragraph occurs during the last six (6) months of the Term of this Lease, but rent shall abate to the extent set forth above in this
Section 20 until such repairs are completed.

         21. CONDEMNATION. If the whole of the Premises or access to the Premises, or such portion thereof, as will make Premises unusable for the purposes herein leased, be condemned by any legally constituted authority for any public use or purpose, then, in either of said events, the Term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of said date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemnor; provided, however, Tenant shall not be entitled to claim compensation for items which would reduce Landlord's award.

         22. INSURANCE. Landlord shall insure the initial Tenant Improvements to the Premises. Subject to the foregoing, Tenant shall insure subsequent alterations, additions, and improvements to the Premises and shall otherwise carry the required insurance under this Lease as follows: Tenant shall carry fire and extended coverage insurance insuring Tenant's interest in its improvements and betterment to the Premises and any and all furniture, equipment, supplies, and other property owned, leased, held, or possessed by it and contained therein, against loss or damage by fire, flood, windstorms, hail, earthquakes, explosion, riot, damage from aircraft and vehicles, smoke damage, vandalism, and malicious mischief and such other risks as are from time to time covered under "extended coverage" endorsements and special extended coverage endorsements commonly known as "all risks" endorsements, such insurance coverage to be hi an amount equal to the full replacement value of such improvements and property.

         Tenant also agrees to carry a policy or policies of workers' compensation and commercial general liability insurance, including personal injury and property damage in an amount of not less than Two Million and No/100 Dollars ($2,000,000.00) for the property damage and Five Million and No/100 Dollars ($5,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Said policies shall: (i) name Landlord, its agents and mortgagees as additional insureds and insure Landlord's contingent liability under this Lease (except for the workers' compensation policy, which shall instead include waiver of subrogation endorsement in favor of Landlord); (ii) be issued by an insurance company which is acceptable to Landlord and licensed to do business in the State of Georgia and maintains an A.M. Best credit rating of "B+" or better; and (iii) provide that said insurance shall not be cancelled unless thirty (30) days' prior written notice shall have been given to Landlord. Said policy or policies, or certificate thereof, shall be delivered to Landlord by Tenant upon commencement of the Term of the Lease and upon each renewal and/or modification of said insurance. If during the Term or any extension thereof additional coverage and/or higher limits of insurance than those mentioned above shall be deemed necessary by Landlord, Tenant shall procure such additional coverage provided such additional coverage is appropriate, customary and generally required for like premises utilized for similar purpose. If Tenant shall fail at any time to procure and/or maintain the insurance required herein, Landlord may, at its option, procure such insurance on Tenant's behalf and the cost thereof shall be payable upon demand, as additional rent. Payment by Landlord of any insurance premium or the carrying by Landlord of any such insurance policy shall not be deemed to waive or release the default of Tenant with respect thereto.

         Landlord shall procure and maintain at its expense (but with the expense to be included in Operating Expenses) throughout the Term a policy or policies of special form/all risk insurance covering the Building including the initial Tenant Improvements in the Premises up to the amount of the Tenant Improvement Allowance, but excluding Tenant's personal property and equipment, in an amount equal to the full insurable replacement costs thereof as such may increase from time to time (but such insurance may provide for a commercially reasonable deductible), and in an amount sufficient to comply with any coinsurance requirements in such policy, and a policy of worker's compensation insurance, if any, as required by applicable law. In addition, Landlord shall procure and maintain at its expense (but with the expense to be included in Operating Expenses) and shall thereafter maintain throughout the Term, a commercial general liability insurance policy covering the Building with combined single limits for damage to property and personal injury of not less than One Million Dollars ($1,000,000.00) per occurrence, subject to annual aggregate limits of not less than Two Million Dollars ($2,000,000.00). Landlord may also carry such other types of insurance in form and amounts which Landlord shall determine to be appropriate from time to time, and the costs thereof shall be included in Operating Expenses. All such policies procured and maintained by Landlord pursuant to this Section 22 shall be carried with companies licensed to do business in the State of Georgia. Any insurance required to be carried by Landlord hereunder may be carried under blanket policies covering other properties of Landlord and/or its members and/or their respective related or affiliated corporations and entities as long as such blanket policies provide insurance at all times for the Building as required by this Lease. Tenant shall be named as an additional insured on all such insurance carried by Landlord with respect to the Building.

         23. WAIVER OF SUBROGATION. Landlord and Tenant each hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils that is insured against or that are required to be insured against under the terms of the Lease, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including, without limitation, any other tenants or occupants of the remainder of the Building in which the Premises are located; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such time as the releaser's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releaser to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Landlord and Tenant each agrees that it will request its insurance carriers to include in its policies such a clause of endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. If such other party fails to pay such extra costs, the release provisions of this paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releaser's insurance.

         24. NO ESTATE IN LAND. This contract shall create the relationship of Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord's consent.

         25. INDEMNITY. Excepting for the willful acts or negligence of Landlord, its agents and employees, Tenant indemnifies and shall hold Landlord, its agents and employees, harmless from and defend Landlord, its agents, officers, directors, partners, attorneys and employees, against any and all claims or liability for injury or death to any person or damage to any property whatsoever:

                  (a) either (i) occurring in, on, or about the Premises; or (ii) occurring in, on, or about any facilities (including, without limitation, elevators, stairways, passageways or hallways) the use of which Tenant may have in conjunction with other occupants of the Building, when such injury, death or damage shall be caused in part or in whole by the act, neglect or fault of, or omission of any duty with respect to the same by Tenant, its agents, employees, contractors, invitees, licensees, tenants, or assignees; or

                  (b) arising from any work or thing whatsoever done by or benefiting the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; or

                  (c) arising from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease; or

                  (d) otherwise arising from any act or neglect of the Tenant, or any of its agents, employees, contractors, invitees, licensees, tenants or assignees; and from and against all costs, expenses, counsel fees, and court costs incurred or assessed in connection with any or all of the foregoing. Furthermore, in case any action or proceeding be brought against Landlord by reason of any claims or liability, Tenant agrees to cause such action or proceeding to be defended at Tenant's sole expense by counsel reasonably satisfactory to Landlord. The provisions of this Lease with respect to any claims or liability occurring or caused prior to any expiration or termination of this Lease shall survive such expiration or termination.

         Tenant shall give immediate notice to Landlord in case of casualty or accidents in the Premises. The provisions of this paragraph shall survive the expiration or sooner termination of this Lease.

         Except for the willful acts or negligence of Tenant, its agents, contractors, employees, invitees, licensees, visitors, and customers, Landlord hereby indemnifies and shall hold Tenant harmless from and defend Tenant against any and all claims or liability for injury or death to any person or damage to any property whatsoever arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease.

         26. LIABILITY OF LANDLORD. Subject to the provisions of Special Stipulations 15 and 16, Landlord shall not be liable to Tenant or to any persons, firm, corporation, or other business association claiming by, through, or under Tenant for failure to furnish or for delay in furnishing any service provided for in this Lease, and no such failure or delay by Landlord shall be an actual or constructive eviction of Tenant nor shall any such failure or delay operate to relieve Tenant from the prompt and punctual performance of each and all the covenants to be performed herein by Tenant; nor for water discharged from sprinkler systems, if any, or from water pipes and plumbing facilities in the Building; nor for the theft, mysterious disappearance, or loss of any property of Tenant whether from the Premises or any part of the Building; and nor from interference, disturbance, or acts to or omitted against Tenant by third parties, including, without limitation other occupants of the Building and any such occurrences shall not constitute an actual or constructive eviction of Tenant.

         27. LIMITATION OF LIABILITY. Landlord's obligations and liability with respect to this Lease shall be limited solely to Landlord's interest in the Building any insurance proceeds received by Landlord in connection therewith to the extent not yet applied by Landlord, as such interest is constituted from time to time, and neither Landlord nor any officer, director, shareholder, or partner of Landlord, or of any partner of Landlord, shall have any personal liability whatsoever with respect to this Lease. In no event shall Landlord be liable to Tenant nor shall any interest of Landlord in the Building be subject to execution by Tenant, for any indirect, special or consequential damages.

         28. NO WAIVER OF RIGHTS. No failure or delay of Landlord to exercise any right or power given it herein or to insist upon strict compliance by Tenant of any obligation imposed on it herein and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by Landlord or any right it has herein to demand strict compliance with the terms hereof by Tenant. No person has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing and signed by Landlord.

         29. ENTIRE AGREEMENT AND EXHIBITS. This Lease constitutes and contains the sole and entire agreement of Landlord and Tenant and no prior or contemporaneous oral or written representation or agreement between the parties and affecting the Premises shall have legal effect. The content of each and every exhibit which is referenced in this Lease as being attached hereto is incorporated into this Lease as fully as if set forth in the body of this Lease.

         30. NOTICES. All notices required or desired to be given with respect to this Lease shall, in order to be effective, be in writing and shall be effectively given or delivered if hand delivered to the addresses for Landlord and Tenant specified hereinbelow, or if deposited, postage prepaid, to the United States mail, certified, return receipt requested, properly addressed to the addresses specified hereinbelow, or if delivered by Federal Express or other overnight commercial courier to the addresses for Landlord and Tenant hereinbelow. Any notice mailed or sent by overnight commercial courier shall be deemed to have been given upon receipt or refusal thereof. Notice effected by hand delivery shall be deemed to have been given at the time of actual delivery. In the event of a change of address by either party, such party shall give written notice thereof to the other party in accordance with the foregoing. Additionally, Tenant agrees to send copies of all notices required or permitted to be given to Landlord to each lessor under any ground or land lease covering all or any part of the Land and each holder of a mortgage or deed to secure debt encumbering the Building and/or the Land that notifies Tenant in writing of its interest in the address to which notices are to be sent.

              If to Tenant:           INTERNET SECURITY SYSTEMS, INC.
                                      6303 Barfield Road
                                      Suite 100
                                      Atlanta, Georgia 30328
                                      Attn: Sean Bowen, Esq.

              If to Landlord:         SPRING CREEK PARTNERS, L.L.C.
                                      c/o Griffin Management Services, Inc.
                                      800 Mount Vernon Highway,
                                      Suite 300
                                      Atlanta, Georgia 30328
                                      Attn: Mr. Joel J. Griffin

         The foregoing addresses may be changed by thirty (30) days written notice from time to time.

         Tenant hereby appoints as his agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, and all notices required under this Lease, the person in charge of or occupying the Premises at the time; and if no person is in charge of or occupying same, then such service or notice may be made by attaching the same on the main entrance to the Premises. To the extent permitted by law, Tenant hereby submits to the jurisdiction of any state or federal court located in Fulton County, Georgia, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts for the purpose of any suit, action or other proceeding arising out of Tenant's obligations under or with respect to this Lease and Tenant hereby expressly waives any and all objections that Tenant may have as to jurisdiction and/or venue in any of such courts.

         31. SUCCESSORS AND ASSIGNS. The covenants, conditions and agreements herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its heirs, executors, administrators, successors and assigns, and shall inure to the benefit of Tenant. Nothing contained in this Lease shall in any manner restrict Landlord's right to assign or encumber this Lease in its sole discretion. Should Landlord assign this Lease as provided for above, Tenant shall be bound to said conditions of this Lease for the balance of the Term hereof remaining after such succession, and Tenant shall attorn to such succeeding party as its landlord under this Lease promptly under any such successions. Tenant agrees that should any party so succeeding to the interest of Landlord require a separate agreement of attornment regarding the matters covered by this Lease, then Tenant shall enter into any such "attornment agreement," provided the same does not modify any of the provisions of this Lease and has no adverse effect upon Tenant's continued occupancy of the Premises.

         32. SUBORDINATION. Landlord will obtain from its lender which is financing the construction of the Building subordination, non-disturbance and attornment agreement between Landlord, such lender, and Tenant, to be secured concurrently with the closing of said construction loan. Tenant agrees that this Lease shall, subject to obtaining the aforesaid subordination, non-disturbance attornment agreement be and remain subject and subordinate to all present and future mortgages, deeds to secure debt or other security instruments (the "Security Deeds") affecting the Premises provided that such future lenders will not disturb Tenant as long as Tenant remains in full compliance with all terms and conditions of this Lease. Tenant shall promptly execute and deliver to Landlord such certificate or certificates in writing as Landlord may request, confirming the subordinate nature of the Lease to such Security Deeds.

         33. ESTOPPEL CERTIFICATE. Tenant shall, within ten (10) days after request from Landlord, at any time and from time to time execute, acknowledge and deliver to Landlord a written statement certifying as follows: (a) that this Lease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); (b) that to the best of its knowledge there are no uncured defaults on the part of Landlord (or if any such default exists, the specific nature and extent thereof); and (c) the date to which any rents and other charges have been paid in advance, if any; and (d) such other matters as Landlord may reasonably request.

         34. TIME IS OF THE ESSENCE. Time is of the essence with the respect to the performance of each of the covenants and agreements of this Lease; provided, however, that failure of Landlord to provide Tenant with any notification regarding adjustments in Base Monthly Rental, or any other charges provided for hereunder, within the time periods prescribed in this Lease shall not relieve Tenant of its obligation to make such payments, which payments shall be made by Tenant at such time as notice is subsequently given. Unless specifically provided otherwise, all references to terms of days or months shall be construed as references to calendar days or calendar months, respectively.

         35. CAPTIONS; GOVERNING LAW. The captions of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease. The laws of the State of Georgia shall govern the validity, performance and enforcement of this Lease.

         36. DEFINITIONS. "Landlord" as used in this Lease shall include his heirs, representatives, assigns and successors in title to Premises. "Tenant" shall include its heirs and representatives, and if this Lease shall be validly assigned or sublet, shall include also. Tenant's assignees or sublessees, as to premises covered by such assignment or sublease. "Broker" and "Co-Broker" shall include its successors, assigns, heirs, and representatives. "Landlord," "Tenant," "Broker" and "Co-Broker," shall include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

         37. SEVERABILITY. If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby, unless such invalidity is, in the sole determination of Landlord, essential to the rights of both parties in which event Landlord has the right to terminate this Lease on written notice to Tenant.

         38.      LAWS AND REGULATIONS; BUILDING RULES AND REGULATIONS.
Subject to the provisions of Special Stipulation 7, Tenant shall comply with, and Tenant shall cause its agents, contractors, customers, employees, invitees, licensees, servants and visitors to comply with (i) all applicable laws, ordinances, orders, directions, requirements, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant relating to the use, condition or occupancy of the Premises or the conduct of Tenant's business therein, including, without limitation, the Americans With Disabilities Act of 1990 (as now or hereafter amended); and (ii) the Building Rules and Regulations set forth in Exhibit "F," as such Rules and Regulations are modified and supplemented by Landlord from time to time, and such other rules and regulations as are reasonably adopted by Landlord from time to time, for the safety, care or cleanliness of the Premises and the Building, or for preservation of good order therein, all of which will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant, its agents, contractors, customers, employees, invitees, licensees, servants and visitors. Tenant hereby expressly waives the benefit of all existing and future rent control laws and similar governmental rules and regulations, whether in time of war or not, to the full extent permitted by law.

         39. SPECIAL STIPULATIONS. The Special Stipulations attached hereto are hereby incorporated herein and made a part hereof. In the event the Special Stipulations conflict with any of the foregoing provisions of this Lease, the Special Stipulations shall control.

         40. BROKER COMMISSION. Tenant represents and warrants to Landlord that, other than Insignia/ESG, Inc. ("Broker"), no broker, agent, commissioned salesperson or other person has represented Tenant in the negotiations for and procurement of this Lease, and that no commissions, fees or compensation of any kind are due in connection herewith to any broker, agent, commissioned salesperson or other person, other than Broker, which has acted as broker for Tenant in this transaction. Landlord shall pay Broker a real estate commission in connection with this transaction pursuant to the terms of a separate written Commission Agreement between Landlord and Broker. Landlord has disclosed that The Griffin Company ("Co-Broker") is acting on behalf of Landlord in this transaction and is receiving a commission pursuant to the terms of a separate written Commission Agreement.

         41. REMOVAL OF PERSONAL PROPERTY. Tenant may (if not in default hereunder) prior to the expiration of this Lease, or any extension thereof, remove all unattached and movable personal property and equipment which Tenant has placed in the Premises, provided Tenant repairs all damages to Premises caused by such removal. All personal property of Tenant remaining on the Premises after the end of the Term shall be deemed conclusively abandoned, notwithstanding that title to or a security interest in such personal property may be held by an individual or entity other than Tenant, and Landlord may dispose of such personal property in any manner it deems proper, in its sole discretion. Tenant hereby waives and releases any claim against Landlord arising out of the removal or disposition of such personal property. Tenant shall reimburse Landlord for the cost of removing such personal property.

         42. SIGNAGE. Subject to applicable laws, regulations, and ordinances, Tenant, at Tenant's sole cost and expense (but with Tenant allowed to use a portion of the Tenant Improvement Allowance as set forth in the Work Letter attached as Exhibit "D") and subject to Landlord's prior written approval as to the exact location and as to the plans and specifications for such signage, shall be entitled to install signage including Tenant's corporate name and logo on the Building with a monument sign adjacent to the Building and the walls of elevator lobbies of the Building and on entrance doors to the Building on any full floors of the Building leased by Tenant. The location of such signage together with all plans and specifications for such signage shall be provided by Tenant to Landlord subject to Landlord's prior written approval not to be unreasonably withheld by Landlord. Subject to the foregoing, Tenant shall not place any other signs, decals, or other materials upon the windows or suite doors of the Premises nor on the exterior walls of Premises. Any additional signage other than as provided for under this Section 42 desired by Tenant shall be approved, in writing, by Landlord and the management company of the Building, which shall be granted in their sole discretion.

         43. EFFECT OF TERMINATION OF LEASE. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.


         44. RIGHTS CUMULATIVE. All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

         45. FORCE MAJEURE. In the event of strike, lockout, labor trouble, civil commotion, act of God, or any other cause (hereinafter collectively referred to as "Force Majeure") outside and beyond Landlord's control, resulting in the impairment of Landlord's ability to perform any obligation or provide any service hereunder, this Lease shall not terminate, and Tenant's obligation to pay Base Monthly Rental, additional rental and all other charges and sums due payable by Tenant shall not be altered or excused and Landlord shall not be considered to be in default under this Lease or liable in damages to Tenant in any manner.

         46. TENANT CORPORATION, PARTNERSHIP OR INDIVIDUAL. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant, warrant and represent that Tenant is a duly organized and validly existing corporation, that Tenant has and is qualified to do business in Georgia, that the corporation has full right and authority to enter into this Lease, and that each and all persons signing on behalf of the corporation were authorized to so do. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties. If Tenant executes this Lease as a partnership, Tenant does hereby covenant, warrant and represent that all the persons who are general or managing partners in said partnership have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor, by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms. Also, it is agreed that each and every present and future partner of Tenant shall be and shall remain at all times jointly and severally liable hereunder, and that the death, resignation, or withdrawal of any partner shall not release the liability of such partner under the terms of this Lease unless and until Landlord consents in writing to such release. If Tenant executes this Lease as an individual, Tenant does hereby covenant, warrant and represent that his legal residence address is that set forth below his signature on this Lease. If more than one individual or entity comprises and constitutes Tenant, then all individuals and entities comprising Tenant are and shall each be jointly and severally liable for the due and proper performance of Tenant's covenants, duties and obligations arising under or in connection with this Lease.

         47. SUBMISSION OF LEASE. The submission of this Lease for examination does not constitute an offer to lease nor a reservation of space even if said lease is executed by Landlord, and this Lease shall be effective only upon execution hereof by Landlord and Tenant.

         48. NO RECORDATION OF LEASE. This Lease is not in recordable form, and Tenant agrees not to record or permit the recording of this Lease or other evidence thereof except that Tenant shall be entitled to record a memorandum of this Lease, previously approved in writing by Landlord, which memorandum shall provide that this Lease is subject to present and future lenders as set forth in
Section 32 of this Lease and subject to the terms and conditions of Section 32 of this Lease.

         49. HAZARDOUS SUBSTANCES. Tenant hereby covenants and agrees that Tenant shall not cause or knowingly permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Building or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Demised Premises for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use or production of such Hazardous Substances. For purposes of this paragraph, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Demised Premises of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease. See Special Stipulation 8.

         50. EXECUTION. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and any of which shall be deemed to be complete in itself and may be introduced into evidence or used for any purpose without the production of the other counterparts. No modification or amendment of this Lease shall be binding upon the parties hereto unless such modification or amendment is in writing and signed by Landlord and Tenant.

         51. LANDLORD AND TENANT RELATIONSHIP. The relationship between Landlord and Tenant shall be solely that of landlord and tenant only, and no provision of this Lease including, without limitation, the provisions of Special Stipulation 5 of this Lease, shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, between the parties hereto, and accordingly, without limiting the generality of the foregoing provisions, Tenant shall have no authority to bind or enter into any agreements on behalf of Landlord whatsoever.

         52. AUTHORITY. As a material inducement to Landlord to enter into this Lease, Tenant, acknowledging that Landlord may rely on each such representation and warranty, represent and warrant to Landlord that:

         (a) the execution, delivery and full performance of this Lease by Tenant do not and shall not constitute a violation of any contract, agreement, undertaking, judgment, statute, regulation, governmental or court order or other restriction of any kind to which Tenant is or may be bound;

         (b) Tenant has executed and entered into this Lease free from fraud, undue influence, duress, coercion or other defenses to the execution of this Lease;

         (c) Tenant is duly organized, validly existing and in good standing under the laws of the state of Georgia and has full power and authority to enter into this Lease, to perform Tenant's obligations under this Lease in accordance with the terms hereof, and to transact business in the State of Georgia; and

         (d) the execution and delivery of this Lease by the individual or individuals executing this Lease on behalf of Tenant, and Tenant's performance of its obligations under this Lease, have been duly authorized and approved by all necessary corporate or partnership action, as the case may be, and Tenant's execution, delivery and performance of this Lease are not in conflict with Tenant's bylaws or articles of incorporation, or other charters, agreements, rules or regulations governing Tenant's business, as any of the foregoing may have been supplemented, modified, amended, or altered in any manner.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals hereunder and have caused this Lease to be executed in their names and their corporate seals to be affixed by their officers duly authorized thereunto, upon the day and year set forth above.



Signed, sealed and delivered in the presence of:    TENANT:

                                                    INTERNET SECURITY
                                                    SYSTEMS, INC.,

                                                    a Georgia corporation

/s/ Audra J. Ovellete
-----------------------------------
Notary Public                                       By:  /s/ Richard Macchio
                                                       ------------------------

Audra J. Ovellette
------------------------------------                Name: Richard Macchio
Name (Please Print)                                      ----------------------
                                                              (Please Print)

                                                    Title:   CFO
                                                          ---------------------


                                                    Attest:  Sean Bowen
                                                          ---------------------

                                                    Name: /s/ Sean Bowen
                                                         ----------------------
                                                             (Please Print)



                                                    Title:   Secretary
                                                          ----------------------
                                                           [CORPORATE SEAL]

                                                    LANDLORD:


Signed, sealed and delivered                        SPRING CREEK PARTNERS,
in the presence of:                                 L.L.C., A GEORGIA LIMITED
                                                    LIABILITY COMPANY



/s/ Patricia Blankenship
------------------------------------                By:   /s/ Joel J. Griffin
Notary Public                                          ------------------------
                                                       JOEL J. GRIFFIN, Manager



Patricia Blankenship
Name: Comm. Exp. 7-14-62
     ------------------------------

                               MOUNT VERNON PLACE

                              SPECIAL STIPULATIONS


1. Notwithstanding any provision of this Lease to the contrary, Landlord's obligations under this Lease are contingent upon (a) Landlord's securing and closing the financing for construction and development of the Building; and, (b) upon Landlord's securing all necessary governmental permits for the construction and development of the Building and for the construction of the Additional Parking Level on the Buildings 1 and 2 Parking Deck, including, necessary approval and permits with respect to the use of the adjacent Georgia 400 right of way, all to be upon terms and conditions satisfactory to Landlord in its sole but reasonable discretion and to be satisfied on or before August 1, 2001, and in the event Landlord has not satisfied both of such contingencies on or before August 1, 2001, then Landlord shall be entitled to terminate this Lease by written notice to Tenant in which event neither party shall have any further liability or obligation hereunder to the other. Upon the execution of this Lease, Landlord has paid to Tenant a payment of $25.00 as an option payment from Landlord to Tenant thereby making this Lease a mutually binding option agreement notwithstanding that this Lease is not binding upon Landlord unless and until the contingency set forth above in this Special Stipulation 1 with regard to Landlord's financing of the Building is removed. Tenant hereby acknowledges the receipt and sufficiency of such $25.00 option payment from Landlord to Tenant.

2. (a)) Notwithstanding any provision of this Lease to the contrary, the Commencement Date for each portion of the Building shall be the date the construction of the Tenant Improvements is completed for such portion of the Building pursuant to the Work Letter (the "Work Letter") attached hereto as Exhibit "D" and made a part hereof by reference and a certificate of occupancy is issued by Fulton County, but no earlier than the target Commencement Dates set forth below unless Tenant gives Landlord written notice of Tenant's need for earlier occupancy. The targeted Commencement Dates for the portions of the Building shall be as set forth below. However, in the event of Tenant Delay, as this term is defined under Section 6 of the Work Letter, the Commencement Date shall be the date construction of the Tenant Improvements would have been completed pursuant to the Work Letter (as defined below) and a certificate of occupancy would have been issued by Fulton County had not such Tenant Delay occurred.

         (b)The following represents the agreements of Landlord and Tenant regarding staged occupancy of the Premises and the payment of rental in connection therewith. On the first (1st) initial Commencement Date (with an initial target Commencement Date of June 1, 2003, with the actual Commencement Date as determined pursuant to Paragraph 3 of this Lease above), Tenant shall occupy and begin paying rent on one (1) floor of the Building. Similarly, on the second (2nd) target Commencement Date of September 1, 2003 (with the actual second Commencement Date being determined pursuant to Paragraph 3 of this Lease above), Tenant shall occupy and begin paying rent on an additional floor of the Building. Similarly, on the third (3rd) and final target Commencement Date of December 1, 2003,

         (with the actual third Commencement Date being determined pursuant to Paragraph 3 of this Lease above), Tenant shall occupy and begin paying rent on the third (3rd) and final floor of the Building. Tenant shall notify the Landlord on or before December 31, 2001 of the floor of the Building to which each such target Commencement Date shall have as its subject, and Lessor shall complete the floors of the Building in such sequence.

         (c) Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that Tenant shall have the right by notice timely given to Landlord to accelerate to earlier dates the target Commencement Dates set forth above in Special Stipulation 2(b), upon the following terms and conditions. Such notice to Landlord from Tenant shall specify the accelerated target Commencement Date for the initial floor of the Building and shall be given not less than fourteen (14) months prior to the accelerated target Commencement Date for the initial floor of the Building. If Tenant exercises such right and accelerates the target Commencement Date for the initial floor of the Building, the target Commencement Dates for the second (2nd) and third (3rd) floors of the Buildings shall thereby likewise be accelerated to earlier dates by the same number of days as the target Commencement Date for the initial floor of the Building was accelerated in Tenant's notice.

3. Tenant shall not be liable for any increase of, or reassessment in, real property taxes and assessments resulting from a sale, transfer, reapportionment of proprietary interest, or any other change in ownership of the Building or site during the Term or from major alterations, improvements, modifications, or renovations to the Building or site. However, subject only to the restrictions set forth in the preceding sentence, Tenant shall remain fully liable for real property taxes and assessments to the extent set forth in Section 8 and Exhibit "E" of the Lease and otherwise.

4. If used by Tenant to pay for the Tenant Costs, as such term is defined under Section 3.02 of the Work Letter attached hereto as Exhibit "D", up to $2.50 per rentable square foot of the Premises over and above the total $25.00 per rentable square foot Tenant Improvement Allowance, as this term is defined in Section 3.01 of the Work Letter, may be amortized as set forth herein and added as additional rental (over and above the amounts of the first sixty (60) monthly installments of Base Monthly Rental) with such amortization to be at an interest rate of ten percent (10%) per annum over the first five (5) years of the Term of this Lease, to the extent such extra amounts are used by Tenant to pay for the Tenant Costs. To the extent the total $25.00 per rentable square foot Tenant Improvement Allowance is not used in full ("Savings"), then Tenant may use such Savings for relocation expenses, wiring expenses, telecommunication expenses and for similar items and/or for moving expenses and/or for the permitted purposes set forth in Section 3.01 of the Work Letter and/or Tenant may elect to have Landlord apply up to $2.50 per rentable square foot of the Premises of such Savings (but not in excess of up to $2.50 per rentable square foot of the Premises of such Savings) as a credit toward Tenant's initial rental obligations under this Lease.

5. Subject to the terms, conditions and agreements set forth in this Special Stipulation 5, Landlord shall pay to Tenant a portion of the net cash flow (for purposes of this Special

Stipulation 5, the term "net cash flow" shall be defined as Landlord's actual cash flow from Landlord's operation of the Building (after the Preferred Return, as this term is defined below, has been paid in full to each of Landlord's members) less Landlord's payment of expenses (including debt service) in connection with Landlord's operation of the Building and less Landlord's maintenance of reserves in connection with Landlord's operation of the Building subject to the limitation that any loans from Landlord's members to Landlord shall not bear interest at a rate in excess of the Preferred Return otherwise payable to Landlord's members from the operation of the Building, which payments by Landlord to Tenant, the parties agree, shall constitute an expense of Landlord in the operation of the Building (but which shall not constitute an Operating Expense as set forth in Exhibit "E" and other applicable provisions of this Lease) upon the following terms and conditions: Unless otherwise approved by Tenant, Landlord's permanent financing for the Building shall contain an amortization based upon a period of not less than twenty-five (25) years. Landlord shall be entitled to determine the payment of all operating expenses and the maintenance of all reserved in connection with Landlord's operation of the Building. Each of Landlord's members has contributed and/or will from time to time contribute cash and/or other equivalent value associated with each such member's investment in its membership interests in Landlord and otherwise as set forth in the operating agreement of Landlord and the books and records of Landlord maintained in connection therewith (hereinafter the respective contributions by each of Landlord's members are referred to respectively as "Cash Invested"). For purposes of this Special Stipulation 5, the respective amounts of the Cash Invested for each such member of Landlord shall not be decreased in any respect whatsoever and shall be deemed to be entitled to a twelve percent (12%) per annum preferred interest return ("Preferred Return") as further set forth in this Special Stipulation 5 and shall not be diminished by depreciation, return of capital, or any other accounting event which might otherwise be deemed to decrease the amount of Cash Invested or the capital account of any such member; rather, the aggregate Cash Invested, as the same may be increased from time to time, shall in no event ever be diminished for purposes of this Special Stipulation 5. Each member of Landlord shall be entitled to the Preferred Return on each such member's Cash Invested from and after the respective times of each increment of such Cash Invested by such member, and after each such member has received such members total current Preferred Return on any and all Cash Invested, then subject to Landlord's payment of expenses in connection with the Building and the maintenance of normal reserved, as determined by Landlord, the remaining net cash flow shall on an annual basis within sixty (60) days from the expiration of each calendar year, or more frequently if net cash flow is distributed to the members of Landlord more frequently, be divided as follows: Landlord shall pay as an expense of Landlord in its operation of the Building to Tenant thirty percent (30%) of such net cash flow with the remaining seventy percent (70)% of such net cash flow to be distributed to Landlord's members contemporaneous with the payment of such thirty percent (30%) of net cash flow to Tenant. Such payment of thirty percent (30%) of net cash flow from Landlord to Tenant shall continue only for the first seven (7) years initial term of this Lease, and not thereafter. In the event the Building is sole or refinanced during such first seven (7) years of the initial Term of the Lease, then after the Preferred Return is paid to Landlord's members, Tenant shall be entitled to receive as an expense payment from Landlord to Tenant thirty percent (30%) of the remaining net proceeds from any such sale or refinancing (after payment in full of all outstanding security deeds on the Premises) with the remaining 70% to be distributed to Landlord's members. At any and all times during all terms of this Lease, Landlord shall be entitled to determine the financing of Landlord (both temporary and permanent) in connection with its acquisition, construction, and operation of the Building subject only to the restriction that permanent financing shall be based on an amortization period of not less than twenty-five (25) years as set forth above in this Special Stipulation 5, and further, Landlord shall determine expenses to be paid in connection with the operation of the Building, reserves to be maintained in connection therewith, and the terms of any such sale or refinancing. In no event shall Tenant be entitled to any payment of net cash flow or net proceeds from any sale or refinancing or any other payment under this Special Stipulation 5 after the first seven (7) years of the initial term of this Lease (the "Tenant Participation Period"). Further, following any sale of the Building from the initial Landlord, Spring Creek Partners, L.L.C. to a successor during the Tenant Participation Period, provided that Tenant is paid thirty percent (30%) of the remaining net proceeds from such sale as described above in this Special Stipulation 5, then Tenant shall not be entitled to receive any further payments from any successor Landlord, and the provisions of this Special Stipulation 5 shall accordingly, only be binding upon the initial Landlord Spring Creek Partners, L.L.C. during the Tenant Participation Period, but also binding upon Mount Vernon Place Partners, LLC should be the Building be conveyed outright or as a result of a merger from Spring Creek Place Partners, LLC to Mount Vernon Place Partners LLC; provided such conveyance shall not constitute a sale for purposes of this equity sharing provision. Notwithstanding the preceding sentence, in the event the term of this Lease is extended past the Term provided in Paragraph 2 of this Lease by a mutually acceptable written extension agreement between Landlord and Tenant which is executed and entered into during such Tenant Participation Period, then the Tenant Participation Period shall also be extended by the same period as the extension term set forth in any such written extension agreement; provided, however, that in all events, Tenant's rights to receive the portion of net cash flow from operations and net proceeds from any sale or refinancing, as set forth above in this Special Stipulation 5, shall cease upon the date when three (3) years are left on the term of this Lease. Accordingly, in no event shall Tenant be entitled to any portion of net cash flow or net proceeds from any sale or refinancing during the last three (3) years of the Term of this Lease, and accordingly, the Tenant Participation Period shall not be extended by any holdover by Tenant either pursuant to
Section 12 of this Lease or otherwise. However, in the event Tenant extends the Term of this Lease pursuant to Special Stipulation 9 below regarding Tenant's renewal of the Term of this Lease, then the Tenant Participation Period shall be extended in the manner set forth above, and if Tenant's rights to receive thirty percent (30%) of net cash flow as set forth above have lapsed, then such rights shall be revived by such extension of the Tenant Participation Period except that all lapsed payments due from Landlord to Tenant associated with such extension shall be paid by Landlord to Tenant as an expense in Landlord's operation of the Building (but which shall not constitute an Operating Expense as set forth in Exhibit "E" and other applicable provisions of this Lease) in the current year when such lapsed rights to receive payments are revived by such extension. Except as set forth in the preceding sentence, the Tenant Participation Period shall not be extended for any other reason except only as set forth above in this Special Stipulation 5. Landlord's obligations under this Paragraph 6 shall not be binding upon the holder of any first lien deed to secure debt encumbering the Premises who takes title to the Premises through a foreclosure or acceptance of a deed in lieu thereof, or upon any purchaser at a foreclosure sale pursuant thereto, or any of their respective successors, successors-in-title and assigns who likewise succeed to Landlord's or such holder's interest in the Premises. For purposes of this Special Stipulation there shall be excluded from the equity sharing provisions and computations any and all proceeds with respect to the Premises resulting from condemnation proceedings or from deeds in lieu of condemnation.

6. On or before June 30, 2001, Tenant shall deliver to Landlord an irrevocable standby letter of credit as security for Tenant's performance under this Lease and to compensate Landlord for Landlord's expenses incurred (said letter of credit and each letter of credit substituted therefore as hereinafter provided, being hereinafter referred to as the "Letter of Credit") issued in form and substance and by an issuing banking institution acceptable to Landlord, its successor-in-title and the holder of any first mortgage on the Premises, containing the following terms and conditions:

         (i)     the Letter of Credit shall provide for multiple draws;

         (ii) Landlord, the holder of a first lien deed to secure debt encumbering the Premises, or Landlord's successor-in-title to the Premises shall be the beneficiary under the Letter of Credit;

         (iii) draws under the Letter of Credit shall be honored by the issuing lending institution upon presentation by an authorized representative of the beneficiary accompanied by (a) beneficiary's sight draft, (b) a certification by beneficiary that Tenant has defaulted under this Lease and, as a result of such default, Landlord is entitled to present the Letter of Credit for payment, and (c) a certification by the beneficiary that Landlord is entitled to payment of the sums set forth as rental due under this Lease, together with a certificate as to additional sums representing itemized costs and expenses incurred by Landlord as a result of the default by Tenant under this Lease and otherwise;

         (iv) the term of the Letter of Credit shall be one (1) year from the date of issuance thereof; and

         (v) in the event the Letter of Credit has not been replaced by Tenant with a substitute Letter of Credit in the amount set forth below by five (5) business days prior to the expiring date thereof, the beneficiary shall be entitled to present the Letter of Credit for payment of the entire remaining undisbursed balance thereof, accompanied solely by the beneficiary's sight draft.

         The first Letter of Credit shall be in the face amount of Two Million and No/100 Dollars ($2,000,000.00); and shall remain in that amount until the first (1st) day of the thirteenth (13th) calendar month prior to the target Commencement Date for the initial floor of the Building set forth in Special Stipulation 2(b) as accelerated by Tenant pursuant to Special Stipulation 2(b) at which time the Tenant shall secure and provide an amendment to the Letter of Credit increasing the face amount to Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00). The Letter of Credit (and successive Letter of Credit) shall remain in the same amount until after one (1) year has lapsed from the Commencement Date for the initial floor of the Building at which time each successive Letter of Credit shall be in the face amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) less than the Letter of Credit replaced by such successive Letter of Credit, until the amount of the next successive Letter of Credit is $0.00 at which time Landlord shall return the issued and outstanding Letter of Credit and Tenant shall have no further obligation to cause the issuance of additional Letters of Credit. Except for draws undertaken in connection with the mandatory non-renewal of the Letter of Credit, draws under the Letter of Credit to pay rent and other monies due Landlord under this Lease shall be deemed to cure any such monetary defaults, unless the amount realized by the beneficiary from any such draw are insufficient to pay in full the amount or amounts due and owing Landlord under this Lease as a result of the event of default by Tenant. Notwithstanding the foregoing, in the event the Letter of Credit is drawn by reason of a default by Tenant in payment of monies due to Landlord under the Lease and the amounts drawn are used to cure such default as aforesaid, then within sixty (60) days after such draw on the Letter of Credit, Tenant shall cause the Letter of Credit to be increased to the amount of the Letter of Credit as existed immediately prior to such draw. In the event Tenant does not do so, then Tenant shall be in default under this Lease without any rights of cure or reinstatement and Landlord shall be entitled to draw the balance of the Letter of Credit in accordance herewith. For purposes of this Lease, Tenant's default by failure to cause the letter of Credit to be increased as required in the preceding two sentences is herein referred to as a "Draw Default".

         In the event the beneficiary under the letter of Credit receives a draw of the entire amount available thereunder for any reason, and such amount exceeds the actual amount due and owing or to be due and owing to Landlord by Tenant as a result of the event of default with respect to which the Letter of Credit was presented by the beneficiary for payment (the "Excess Draw Amount"), Tenant shall receive a credit in the amount of the Excess Draw Amount against Base Monthly Rental payable by Tenant beginning with the last month (or portion thereof) of the Term and continuing back from such last month through successive prior calendar months during the Term until the Excess Draw Amount has been credited in full.


7. Landlord warrants that the Building, Premises and all common areas will meet building codes in Fulton County at the Commencement Date and that the Premises will be in compliance with the Americans With Disabilities Act (42 U.S.C. ss. 12101 et. seq.). Landlord warrants that the offices, rooms, buildings, structures, and adjacently owned property, including all parking lots, walkways, entrances, hallways and other public spaces, elevators, and other devices or pathways for ingress and egress to the leased property that might be used by customers, clients, invitees of Tenant and the general public, conform to the requirements of the Americans with Disabilities Act and all regulations issued by the U.S. Attorney General or other authorized agencies under the authorization of the American with Disabilities Act. The Landlord promises to reimburse and indemnify and defend the Tenant for any expenses incurred because of the failure of the leased Premises and adjacently owned property to conform with the above cited law and regulations, including the costs of making any alterations, renovations, or accommodations required by the Americans with Disabilities Act, or any governmental enforcement agency, or any court, any and all fines, civil penalties, and damages awarded against the Tenant resulting from a violation or violations of the above-cited law and regulations, and all reasonable legal expenses incurred in defending claims made under the above-cited law and regulations, including reasonable attorneys' fees.

         Consistent with the foregoing, in addition, Tenant shall, at Tenant's sole expense but subject to Landlord's prior written approval, make each and every alteration or addition to the interior, non-structural portion of the Leased Premises required to bring the interior, non-structural portion of the Leased Premises into compliance with the requirements imposed by the Americans With Disabilities Act, (42
         U.S.C. ss. 12101 et. seq.) and any regulations promulgated pursuant thereto (collectively such Act and regulations are referred to as "ADA Requirements") effective from time to time during the Term if (a) the requirement for such alteration or addition arises as a result of (i) any alteration or addition by Tenant; or (ii) any violation by Tenant of any ADA Requirements; or (iii) a special use of the Leased Premises or any part thereof by Tenant or any assignee or subtenant of Tenant (including, but not limited to, use for a facility which constitutes, or, if open to the public generally, would constitute, a "place of public accommodation" under the ADA Requirements); or (iv) the special needs of the employee(s) of Tenant or any assignee or subtenant of Tenant; or (b) the ADA Requirements would otherwise make Tenant, rather than Landlord, primarily responsible for making such alteration or addition.

8. Landlord represents that there is no asbestos or Hazardous Substances in, on or about the Building, including the Premises and the Land. Excepting for the willful act or negligence or violations of Environmental Laws by Tenant, or its agents, employees, contractors, customers, invitees, licensees, or visitors, Landlord indemnifies and shall hold Tenant harmless from and defend Tenant against any and all claims or liability solely resulting from a breach of the foregoing representation in the preceding sentence.

9. Landlord agrees to grant to Tenant, but not any sublessee, the right to renew this Lease on the same conditions and terms contained herein, except as hereafter provided, for three 5-year renewal terms, provided Tenant is not in default under this Lease at the time of Tenant's exercise of said right or at the commencement of each renewal term. Tenant shall give written notice to Landlord of Tenant's intent to negotiate of said right twelve (12) months prior to the Lease expiration or said right to renew shall expire.

         If Tenant exercises the right to renew, the annual base rent for each renewal term shall be equal to 95% of the then "current effective market rate" for comparable space in low rise Class "A" office buildings in the North Central/I 285 and North Fulton/Georgia 400 office submarkets of metropolitan Atlanta, Georgia, taking into account "free rent," tenant finish allowances, types and amount of parking, and other financial concessions as are typically given to tenants for such comparable space at the time of renewal.

         Within thirty (30) days of receipt of notice of Tenant's exercise of the right to renew, Landlord shall provide Tenant written notice of Landlord's proposal of the "current effective market rate." Should Tenant agree with Landlord's proposal, then Tenant shall within thirty
         (30) days execute an amendment renewing this Lease. In the event Tenant finds such proposal to be unsatisfactory, Tenant shall notify Landlord, in writing, within fifteen (15) days of receipt of Landlord's proposal and such notice shall contain Tenant's proposal for the "current effective market rate". Should Landlord agree with Tenant's proposal, then Tenant shall within thirty (30) days execute an amendment renewing this Lease. In the event Landlord finds Tenant's proposal unsatisfactory, Landlord shall so notify Tenant, in writing, within five (5) business days of the receipt of Tenant's proposal and in such event, Landlord and Tenant agree to negotiate in good faith in an attempt to agree upon the "current effective market rate."

         If Tenant and Landlord are unable to agree on the amount of the "current effective market rate" within an additional thirty (30) days after notification by Landlord that Tenant's proposal is unsatisfactory then at Tenant's option, such amount shall be determined by arbitration as described below, or the option to renew will expire.

         Landlord and Tenant shall agree to each choose an arbitrator to choose a third party arbitrator to determine the "current effective market rate". Upon such third party arbitrator determining the "current effective market rate", Landlord and Tenant shall renew the Lease by immediately executing an amendment renewing this Lease at such rate determined by the third party arbitrator. Such third party arbitrator shall determine the "current effective market rate" within thirty (30) days of being chosen. The third party arbitrator shall have at least ten (10) years' business experience in independent appraisal in commercial real estate transactions in the metropolitan Atlanta, Georgia area. Landlord and Tenant agree that each party shall pay for the costs incurred by the arbitrator it selects, and that the costs of the third party arbitrator will be divided equally between Landlord and Tenant.

10. Landlord and Tenant acknowledge and agree that will construct not less than twenty one (21) parking spaces as a part of the construction of the Building and that Landlord will construct an additional level on the Buildings 1 and 2 Parking Deck containing one hundred forty nine
         (149) parking spaces. Landlord agrees that all such parking spaces shall be available during the Term and any extensions or renewals thereof for the sole use of Tenant at no charge. All such spaces, subject to the remaining terms and conditions of the Lease, will be available twenty-four (24) hours per day, seven (7) days per week, every day of the year.

11. Landlord hereby acknowledges and agrees that Tenant shall have the right to install and operate satellite dishes (not to exceed one meter in diameter) for service to the Premises at a location on the roof and in a first-class manner acceptable to Landlord (hereinafter referred to as the "dish space") during the term of this Lease and any extension thereof.

         Tenant hereby agrees to install any such satellite dish on the dish space in a good and workmanlike manner, maintain and repair such satellite dish and dish space in proper condition and to secure all permits required for the installation and operation thereof, at no cost to Landlord, and hereby indemnifies Landlord from and against any claims against Landlord for personal injury, property damage or other damage, including reasonable attorney's fees, arising from the installation, use, operation, maintenance, repair and removal of the dish space, the satellite dish, or any cables or related equipment thereof. The provisions of this paragraph shall survive the expiration date or sooner termination of this Lease. The insurance required to be carried by Tenant under the Lease shall also apply to the satellite dish and dish space.

         Landlord understands and agrees that the satellite dish and related equipment is considered the personal property of Tenant, and that Tenant has the right to remove the same at any time during the Term, or during any renewals or extensions thereafter. Accordingly, Tenant shall remove the satellite dish and restore the dish space to substantially the same condition as existed prior to the installation of the satellite dish, reasonable wear and tear excepted.

         All direct expenses incurred by Tenant in connection with the installation, operation or removal of the satellite dish shall be paid promptly by Tenant, and Tenant shall not permit any mechanic's or other lien to be filed against Landlord in connection with the installation, operation or removal of the satellite dish. Tenant shall provide Landlord with an executed contractor's lien waiver within thirty (30) days of completion of the work. Tenant shall be responsible for any and all utilities to be used in connection with the operation of the satellite dish should Landlord determine an additional charge is necessary for its operation.

         Tenant shall properly and promptly repair any damage or potentially damaging condition existing or caused by the existence or operation and use of the satellite dish or connecting cables or any part thereof within ten (10) days after receipt of Landlord's written notice; provided, however, if such repair cannot reasonably be cured within the said ten-day period, and Tenant shall, in good faith, commence to repair and diligently proceed to effect such repair, then the ten-day period shall be extended for such reasonable period as Tenant shall require to effect such repair. Should Tenant fail to satisfy the terms of this provision within said ten-day period, Landlord may repair the damaged condition at Tenant's cost.

         Tenant represents and warrants to Landlord that the specifications, location and contemplated use of the satellite dish comply with all laws, ordinances, codes and regulations promulgated by any governmental authority having jurisdiction over the Premises or the installation and operation of the satellite dish. The construction and installation shall be accomplished in a good and workmanlike manner and with no disruption to the other occupants of the Building. Tenant shall provide Landlord, prior to installation of the satellite dish, detailed drawings and specifications on the mounting method to be used in affixing the proposed dish to the roof. Tenant shall require all contractors and subcontractors to provide Landlord with certificates of insurance with Landlord being named as Additional Loss Payee prior to installation.

12.      (Intentionally Omitted)

         13. The Base Rental Rate for the Building shall be $25.75 per rentable square foot, subject to increase under Section 6 of the Lease and shall be in addition to all other charges payable by Tenant under the Lease for the Premises; provided, however, the Operating Expense Base Year for ad valorem taxes under Section 8 of the Lease shall be 2003.

         Additionally, at any time any Rental Rate changes, other than through increases in Operating Expenses, as a result of any provision of this Lease, then Tenant agrees to execute an amendment to this Lease setting forth the revised rental rates as a result of such changes if requested to do so by Landlord provided, however, that any such amendment shall not change any other substantive provision of this Lease.

14. Notwithstanding the provisions of Special Stipulation 5, or any other provisions of this Lease, Tenant shall not be entitled to receive any payments from Landlord during any period that Tenant is in default under this Lease, and accordingly, any such payment due from Landlord to Tenant pursuant to Special Stipulation 5, or any other provisions of this Lease may be held by Landlord and at Landlord's election applied so as to cure any such default by Tenant.

15. Landlord shall not be relieved of liability pursuant to Section 26 of the Lease to the extent such liability results from Landlord's negligence or willful act.

16. If Landlord fails to maintain any portion of the Building which Landlord is expressly required to maintain in accordance with the terms of this Lease or if Landlord fails to provide any services to the Premises which Landlord is expressly required to provide in accordance with the terms of this Lease, and (i) as a result of such failure, Tenant's use and enjoyment of the Premises is interfered with in a material manner, and (ii) Landlord fails to commence to cure such failure within three (3) days after written notice from Tenant of such failure (specifying in such notice the nature of the failure), and thereafter fails to proceed with due diligence to cure such failure until completion, then Tenant shall have the right to perform such maintenance work on the Premises subject to the terms and limitations of this Special Stipulation 16. If Tenant is entitled and elects to perform any maintenance as aforesaid, Tenant shall (i) perform such maintenance work in a reasonable manner; (ii) utilize only contractors or other such vendors with a first class reputation; (iii) cause such work to be completed promptly and on a lien free basis; (iv) cause such work to be completed in compliance with all applicable laws, ordinances, regulations and rules; and (v) utilize the same or similar materials as replaced. Tenant shall not be entitled to alter the Building structure under any circumstance. Landlord shall reimburse Tenant, within ninety (90) days after receipt of copies of the invoices or other written evidence, reasonably satisfactory to Landlord in Landlord's reasonable judgment, of the costs incurred by Tenant for which Tenant claims reimbursement for the reasonable costs and expenses incurred by Tenant in curing Landlord's breach as aforesaid. In addition, in the event Landlord fails to commence to cure such failure within the three (3) day written notice period provided for above, then Landlord shall pay to Tenant $5,000.00 per day for each of the first five (5) days and $13,000.00 per day thereafter until Landlord commences to cure such failure (or if Tenant validly elects to cure such failure itself subject to the terms and conditions set forth above in this Special Stipulation 16, then the $5,000.00 per day payment for each of the first five (5) days and $13,000.00 per day thereafter shall continue until Tenant commences to effect such cure). Tenant agrees that the remedies in favor of Tenant under this Special Stipulation 16 and the payments from Landlord to Tenant as set forth in this Special Stipulation 16 shall constitute Tenant's sole remedies for any breach of the Lease by Landlord described or contemplated under this Special Stipulation 16. Landlord shall pay to Tenant the payments called for by Landlord under this Special Stipulation 16 within thirty (30) days from the time Landlord is obligated to pay such payments to Tenant.

17. As a part of the construction of the initial Tenant Improvements pursuant to the Work Letter, Tenant shall present a proposal to Landlord within ninety (90) days from the date of this Lease as to the location, size, specifications and other pertinent information regarding emergency generators that Tenant desires Landlord to install as a part of the initial Tenant Improvements and, subject to Landlord's written approval (not to be unreasonably withheld by Landlord) of the location, size, specifications and other pertinent information regarding such emergency generators, such emergency generators shall be installed by Landlord at Tenant's cost as a part of the initial Tenant Improvements to the Premises.

18. Notwithstanding the provisions of Rule and Regulation No. 1, Rule and Regulation No. 18, or any other provision of this Lease to the contrary, Tenant shall be responsible for all security for the Premises and Building, and Landlord shall not be responsible for providing any such security services.

19.      Landlord shall construct the Building such that seven and one-half
         (7 1/2) watts live load of power per square foot of Tenant office space will be available at the buss duct on each floor of the Building.

20. Subject to the approval of the applicable utilities providers, the Landlord shall construct the Building such that power and fiber optic feeds are available at the north side of the Building.

         21. Within thirty (30) days from the expiration of each calendar year during the term of this Lease, Tenant shall provide to Landlord audited annual financial statements of Internet

         Security Systems, Inc., a Delaware corporation, prepared in accordance with generally accepted accounting principles and certified in writing to Landlord by the chief financial officer of Tenant.

22. If Tenant occupies any other portion of the Premises (other than for furniture installation or for wiring or cabling of the Premises) earlier than any of the subsequent target Commencement Dates set forth in Section 3 of the Lease, then Tenant during the period of such early occupancy prior to any such subsequent target Commencement Date shall pay the rental in full with respect to the applicable portion of the Premises which Tenant occupies early and during the period of such early occupancy only, and not thereafter, and only with respect to the applicable portion of such Premises which Tenant has occupied early.

23. The parties acknowledge that Tenant is applying for property tax abatement with respect to the Premises. Any such savings which result from Tenant's successfully obtaining such property tax abatement shall inure to Tenant's benefit thereby resulting in a reduction of the additional rental otherwise due under Section 8 of this Lease with respect to ad valorem tax increases. For purposes of calculating Operating Expenses for either the first year of the Term or the base year of 2003, Operating Expenses shall be calculated based upon a fully assessed and occupied Building.

24. Notwithstanding the provisions of Section 8, Section 14, Section 17, or any other provision of this Lease to the contrary, the parties agree that Landlord may render to Tenant written estimates of amounts reasonably anticipated to be due from Tenant to Landlord as a result of Landlord's maintaining and replacing light bulbs and fixtures in the Premises as contemplated under Section 14 of the Lease or as a result of Landlord's paying utility bills on Tenant's behalf to be reimbursed by Tenant as contemplated under Section 17 of this Lease with respect to any and all months during the Term of this Lease (notwithstanding that Landlord shall not be entitled to render estimates to Tenant of additional Operating Expenses to be paid by Tenant until after the base year of 2003). It is acknowledged and agreed that such estimates may be rendered at all times from and after the Commencement Date, with fifteen (15) days prior notice, during the year 2003 as well as the remainder of the Term of this Lease and any renewals thereof. To the extent as a result of such estimates rendered from Landlord to Tenant with respect to the applicable expenses under either Section 14 or
         Section 17 of this Lease, Tenant either overpays or underpays such expenses, then any such overpayment or underpayment shall be reconciled within one hundred twenty (120) days after the end of any calendar year and as otherwise provided in the manner set forth in the fourth (4th) paragraph of Section 8 of this Lease. As with all other written estimates from Landlord to Tenant described in either the third paragraph of Section 8 of this Lease or in this Special Stipulation 24, Tenant shall pay as additional rental to Landlord promptly on the first day of each month in advance without deduction or set off in legal tender the monthly amount called for under such estimate from Landlord to Tenant for those months for which additional rental is due pursuant to such estimates and as otherwise contemplated under this Lease.

With respect to amounts due from Tenant to Landlord as a result of Landlord's maintaining and replacing light bulb and fixtures in the Premises as contemplated under Section 14 of the Lease, Landlord shall render such estimates to Tenant and Tenant shall pay such amounts in accordance with the terms and conditions of Section 8 and this Special Stipulation 24. With respect to amounts due from Tenant to Landlord as a result of Landlord's paying utility bills on Tenant's behalf to be reimbursed by Tenant as contemplated under Section 17 of this Lease, Landlord shall be entitled to either (i) render invoices to Tenant which shall be paid by Tenant within fifteen (15) days of Tenant's receipt of such invoice, as provided in Section 17 of this Lease; or (ii) render estimates and annual reconciliations to Tenant as provided in Section 8 and this Special Stipulation 24 of this Lease. With respect to any particular utility bill due to be reimbursed by Tenant to Landlord, Landlord shall be entitled to choose from the foregoing (i) or (ii) as applicable.

                               MOUNT VERNON PLACE

                        INTERNET SECURITY SYSTEMS, INC.,
                             A GEORGIA CORPORATION

                                   EXHIBIT "A"


         The Premises shall consist of the entirety of the Building as these terms are defined in this Lease to be constructed pursuant to the project manuals and drawings more particularly described and enumerated in Exhibit "A-l" attached hereto and made a part hereof by reference. It is acknowledged that no floor plan of the Premises is attached to this Lease because Tenant is instead leasing the entirety of such Building according to the terms and conditions of this Lease.






                                   EXHIBIT "A"

                         EXHIBIT A-1 TO BUILDING 3 LEASE

                       MOUNT VERNON PLACE OFFICE BUILDING
                                ATLANTA, GEORGIA

                                  MAY 30, 2001


                            PROJECT MANUAL & DRAWINGS



    SHEET NO.                             TITLE                                            DATE
---------------------------------------------------------------------------------------------------------------

                     Project Manual for Mt. Vernon Place Office Building                   12/30/99
                     Release: Construction
                     Warner, Summers, Ditzel, Benefield, Ward & Assoc.
---------------------------------------------------------------------------------------------------------------
                                           ARCHITECTURAL
---------------------------------------------------------------------------------------------------------------
                     Mt. Vemon Place Corporate Campus
                     Internet Security Systems - Phase III
                     Warner, Summers, Ditzel, Benefield, Ward & Assoc.
---------------------------------------------------------------------------------------------------------------
 SP.l                Site Plan                                                             12/18/00
---------------------------------------------------------------------------------------------------------------
 A2.01               Building Three, First Floor Plan                                      12/18/00
---------------------------------------------------------------------------------------------------------------
 A2.02               Building Three, Second Floor Plan                                     12/18/00
---------------------------------------------------------------------------------------------------------------
 A2.03               Building Three, Third Floor Plan                                      12/18/00
---------------------------------------------------------------------------------------------------------------
 A2.04               Building Three, Fourth Floor Plan                                     12/18/00
---------------------------------------------------------------------------------------------------------------
 A3.01               Building Three, North & West Elevations                               12/18/00
---------------------------------------------------------------------------------------------------------------
 A3.02               Building Three, South & East Elevations                               12/18/00
---------------------------------------------------------------------------------------------------------------
 PA2.1               Parking Deck Floor Plan & Details                                     4/24/01
                                                                                           Revised 5/8/01
---------------------------------------------------------------------------------------------------------------
 PA2.4               Parking Deck - Door Schedule & Details                                4/24/01
                                                                                           Revised 5/8/01
---------------------------------------------------------------------------------------------------------------
 PA7.2               Stair Plans & Sections                                                 4/24/01
                                                                                            Revised 5/8/01
---------------------------------------------------------------------------------------------------------------
 PS1.0               Stair Plan & Sections                                                  4/24/01
---------------------------------------------------------------------------------------------------------------

                               MOUNT VERNON PLACE

                        INTERNET SECURITY SYSTEMS, INC.,
                             A GEORGIA CORPORATION

                         EXHIBIT "B" - LEGAL DESCRIPTION








                                [TO BE ATTACHED]













                                  EXHIBIT "B"

                                   EXHIBIT "B"

                              ISS BUILDING 3 LEASE
                                     (LAND)


ALL THAT TRACT OR PARCEL OF LAND lying and being located in Land Lot 35, 17th District, Fulton County, Georgia, and being more particularly described as follows:

BEGINNING at the concrete highway monument located at the intersection of the southeastern right-of-way line of Mount Vernon Road (having a 50 foot right-of-way width) with the western right-of-way line of Georgia Highway 400, also known as North Fulton Expressway (having a variable right-of-way width); thence run in a generally southerly direction along said western right-of-way line of Georgia Highway 400 the following courses and distances: South 12(degree) 03' East a distance of 146.5 feet to a concrete highway monument (which highway monument is 160 feet west of the centerline of Georgia Highway
400); South 00(degree) 03' 30" East a distance of 229.7 feet to a point, thence leaving said western right-of-way line of Georgia Highway 400, run South 89" 53' West a distance of 146.4 feet to an iron pin found (one-half inch reinforced rod); thence run North 00(degree) 06' 30" West a distance of 67.0 feet to an iron pin found (one-half inch reinforced rod); thence run South 89(degree) 53' 30" East a distance of 69.7 feet to an iron pin found (one-half inch reinforced rod); run thence North 00(degree) 32' 30" West a distance of 226.89 feet to an iron pin placed on the southeastern right-of-way of Mt. Vernon Road; thence run in a northerly and easterly direction along said southeastern right-of-way line of Mt. Vernon Road the following courses and distances: North 00(degree) 32' 30" West a distance of 10.61 feet to an iron pin found (one-half inch reinforce rod); and North 69(degree) 51' 30" East a distance of 199.9 feet to a concrete highway monument; said concrete monument being the POINT OF BEGINNING.

The above-described property contains 1.55 acres and is shown on and described as Parcel III according to that Survey for Sanbury Corporation and Mount Vernon Federal Savings and Loan Association, prepared by Watts & Browning Engineers (A.W. Browning, G.R.L.S. No. 490), dated April 8, 1988, which certain Survey is herein incorporated by this reference and hereby made a part of this description.

Less and except from the foregoing the following tract of Land, to-wit:

All that tract or parcel of land lying and being in Land Lot 35, 17th District, Fulton County, Georgia and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, begin at the point formed by the intersection of the southerly right-of-way line of Mount Vernon Drive, (a 70 foot right-of-way) with the easterly right-of-way line of Barfield Road (a 70 foot wide right of way), and said point being located south 52(degree)28'48" east a distance of 4733.1 from Fulton County Monument F451; from said point run thence south 00(degree)06'00" east a distance of 154.59 feet along said right-of-way line of Barfield Road to a 1/2" RBF; running thence


                                  Page 1 of 2


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north 89(degree)53'30" east a distance of 11.37 feet to a point; run thence north 89(degree)53'30" a distance of 258.33 to the TRUE POINT OF BEGINNING; from said TRUE POINT OF BEGINNING AS THUS established running thence north 89(degree)53'30" east a distance of 70.59 feet to a point on the proposed Georgia 400 right-of-way; running thence along said right of way in a southerly direction and along the arc of a curve to the left (said curve having a radius of 6622.90 feet) (said arc being subtended by a chord bearing south 03(degree)01'59" west with a length of 67.09 feet) an arc distance of 67.09 feet to a point; running thence north 89(degree)53'00" east a distance of 66.92 feet to a point; running thence north 00(degree)06'00" west a distance of 67.00 feet to the TRUE POINT OF BEGINNING; according to a plat of survey by Jaime F. Higgins, Georgia Registered Land Surveyor #2802 entitled "Exhibit of Property at 6303 Barfield Road, prepared for The Griffin Company" dated September 13, 2000; and containing 5606 square feet or 0.099 acres.







                                   Page 2 of 2

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                               MOUNT VERNON PLACE

                        INTERNET SECURITY SYSTEMS, INC.,
                             A GEORGIA CORPORATION

                    EXHIBIT "C" - TENANT ACCEPTANCE AGREEMENT

         THIS AGREEMENT is an amendment to the Lease Agreement (the "Lease") for space in the office buildings known as Building 3, Mount Vernon Place, located at 6405 Barfield Road, Atlanta, Fulton County, Georgia 30328, dated as of the______________________day of______________________, 2001, by and between
SPRING CREEK PARTNERS, LLC, as Landlord, and Internet Security Systems _____________________________, a ___________________________________________, as
Tenant.

         Pursuant to the provisions of Paragraph 3 of the Lease, Landlord and Tenant hereby mutually agree that:

         1. Except for those items shown on the attached "Punch List," which Landlord will remedy within __________________days hereof, Landlord has fully completed the construction work required under the terms of the Lease.

         2. Tenant is in possession of, and has accepted the portion of the Premises being described as__________________(the "Premises Portion"). The Premises Portion are tenantable, the Landlord has no further obligation for construction (except as specified above), and Tenant acknowledges that the Premises Portion are satisfactory in all respects except for any latent defects for which Landlord shall be and remain responsible. All conditions of the Lease required of Landlord as of this date have been fulfilled (except as specified above), and there are no defenses or setoffs against the enforcement of the Lease by Landlord.

         3. The Commencement Date of the Lease as to the Premises Portion is hereby agreed to be the _________day of_______________________________, 200_ as
to ____________________________.

         4. The Expiration Date of the Lease is hereby agreed to be the _____________________ day of ______________________________,201 .

         5. The Premises Portion are hereby agreed to contain_______________________________________rentable square feet.

         6. The Building is hereby agreed to
contain______________________________________rentable square feet.


         All other terms and conditions of the Lease are hereby ratified and acknowledged to be unchanged.


                                   EXHIBIT "C"

          Agreed and Executed this___________________________day
of_____________________________________, 200_.

                                             TENANT:
Signed, sealed and delivered this___ day of  INTERNET SECURITY SYSTEMS, INC.,
______________, 200_ in the presence of:     a Georgia corporation

____________________________________         By:(Exhibit Purposes Only - Not
Notary Public/Witness                            for Signature)
____________________________________         Name:_____________________________
Name (Please Print)                                       (Please Print)
                                             Title:_____________________________

                                             Attest:____________________________

                                             Name:______________________________

                                             Title:_____________________________

                                             LANDLORD:

 Signed, sealed and delivered this___day of  SPRING CREEK PARTNERS, LLC
______________, 200_ in the presence of:     A GEORGIA LIMITED LIABILITY COMPANY

____________________________________         By:(Exhibit Purposes Only - Not
Witness                                         for Signature)
                                               ---------------------------------
                                               Joel J. Griffin, Managing Member
____________________________________
Name (Please Print)

                              MOUNT VERNON PLACE

                                 WORK LETTER

          WHEREAS, the undersigned Landlord and Tenant have executed, sealed and delivered the Lease, to which this Agreement is attached, and into which this Agreement is fully incorporated by this reference, as Exhibit "D";

          WHEREAS, said Lease provides for the leasing of office space (the "Premises") being Building 3 of MOUNT VERNON PLACE located at 6405 Barfield Road, Atlanta, Fulton County, Georgia 30328 (the "Building");

          WHEREAS, the terms "Landlord" and "Tenant," "Premises" and "Building," as used herein, shall have the same meanings ascribed thereto as set forth in the Lease; and

          WHEREAS, Landlord and Tenant desire to set forth herein their respective agreements regarding design and construction of the improvements to the Premises.

         NOW THEREFORE, in consideration of the Premises, the execution and delivery of the Lease by the parties hereto, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:


 SECTION 1. TENANT IMPROVEMENTS.

 Section 1.01. Definition.

                  The term "Tenant Improvements" shall mean all improvements constructed or installed in or on the Premises in accordance with the Drawings and Specifications, as hereinafter defined.

 Section 1.02. Base Building Condition.

                  Landlord agrees that the following shall be furnished, installed and, if appropriate, made operational as part of the Base Building at Landlord's sole expense:

                  a) Finish interior of exterior walls, with drywall portions of such interior walls taped and floated and ready for surface treatment. All window glass and frames installed and ready for final finishing. All exterior windows equipped with Building-standard blinds;

                  b) Building standard ceiling system and tile throughout elevator lobbies and other appropriate common Building facilities as shown on the Base Building plans;

                  c)       Broom-clean unfinished concrete floors;


                                   EXHIBIT "D"

                  d) Building standard light fixtures throughout elevator lobbies and other appropriate common Building facilities as shown on the Base Building plan;

                  e) Landlord and Tenant agree that Base Building shall include the men's and women's restrooms on the Premises, as shown in Exhibit "A," including all bathroom and light fixtures, mirrors, doors, and partitions constructed to Building standard in compliance with applicable codes;

                  f)       Building standard drinking fountains;

                  g) Main heating, ventilating and air conditioning (HVAC) plant and equipment as shown on the Base Building plans;

                  h)       Concrete columns unfinished;

                  i) Building standard ceiling grid installed in the Premises;

                  j) Sprinkler risers, main loop and sprinkler heads on the floor with capacity and number of heads as required by applicable laws, based on an open floor plan. Sprinkler heads in areas with unfinished ceilings will be turned up toward the structure;

                  k) Building stairways and exits with surrounding walls taped, floated and finished and painted;

                  1) Building core with surrounding walls taped, floated and ready for final finishing;

                  m) Life safety systems as required by all applicable laws as shown on the Base Building Plans;

                  n) Elevator, elevator shaft doors, frames and door facings prime painted and ready for final finishing;

                  o) Building standard 2x4 parabolic light fixtures will be provided for installation by Landlord's Contractor at a ratio of one (1) fixture per eighty (80) square feet; and

                  p) HVAC will be provided in all restrooms and elevator lobbies. Perimeter slot diffusers and P.LU.'s will be installed on all tenant floors.

 Section 1.03. Architect.

         The term "Architect" herein referred to shall be Warner, Summers, Ditzel, Benefield, Ward & Associates, Inc., the architect for the Base Building and the architect selected by Tenant for the design, drawings, specifications and finish schedule for the Premises.

 SECTION 2. DRAWINGS AND SPECIFICATIONS.

 Section 2.01. Definition.

                           The term "Drawings and Specifications" shall mean the
final drawings, specifications, and finish schedules for the Tenant Improvements which shall be prepared by Tenant and approved by Landlord in accordance with the following procedure:

                  a) As provided in Section 3.02 (b) hereof, the cost of preparing the drawings, specifications, finish schedules and the like shall be paid by Tenant and be a part of Tenant Costs.

                  b) As soon as reasonably possible but in all events not later than May 1, 2002 Tenant shall submit to Landlord for Landlord's review and comments Tenant's preliminary space plan for the Premises, which shall contain sufficient detail for Landlord to incorporate in the building shell design and in sufficient detail for Landlord to prepare preliminary plans and specification for governmental permitting purposes. Within thirty (30) days of Landlord's receipt of Tenant's preliminary space plan for the Premises, Landlord shall provide comments regarding such preliminary space plan, and promptly following Tenant's receipt of Landlord's comments, Tenant shall cause such preliminary space plan to be revised in accordance with Landlord's comments so as to cause such preliminary space plan to be acceptable to Landlord. In all events, Tenant shall provide a final space plan for the Premises acceptable to Landlord (which shall then become the "Drawings and Specifications" as defined above) not later than September 1, 2002. Landlord shall within one (1) month of Landlord's receipt of Tenant's final space plan for the Premises acceptable to Landlord, provide an initial construction estimate to Tenant. At its option, Tenant may review the initial construction estimate (which shall include a breakdown of the bids of the trades together with all other costs to be included within Tenant's Construction Costs with each such bid and cost to be set forth on a "line item basis") for all or any part of the work and if dissatisfied with the costs of all or any trade portion(s) or other cost items of such proposal, Tenant may require Landlord to solicit bids or obtain proposals from others or otherwise object to such costs items as hereinafter provided. If Tenant disapproves any portion of Landlord's initial construction estimate, Tenant may with regard to any trade bid (a) require Landlord to obtain no less than three (3) subcontractor bids and Tenant shall then have the right to select the chosen bid; (b) require the work to be performed on a time and materials basis by such trades. Tenant shall promptly provide any comments regarding Landlord's initial construction estimate. Further, Tenant shall promptly exercise all of its rights regarding Tenant's review and approval of Landlord's construction estimate, and Tenant shall in all events be responsible for causing such initial construction estimate to be finally approved by Tenant not later than December 1, 2002 ("Final Price Approval"). Within one (1) month of Landlord's receipt of Final Price Approval from Tenant, Landlord will apply for a building permit for construction for the Tenant Improvements for the Premises and

     Landlord will begin construction of such Tenant Improvements no later than February 1,2003.

     As used herein throughout this Work Letter and throughout the body of the Lease, the term "Tenant Delay shall mean any actual delay in causing the Premises to be ready for occupancy which is due to any act or omission of Tenant, its agents, contractors, or employees including, without limitation, Tenant's failure to adhere to the schedule and time frames and deadlines set forth above in this subparagraph (b). Tenant Delay shall include, without limitation: (i) delays due to changes by Tenant in or additions to the Drawings and Specifications or to the work and/or other plans and specifications in connection therewith,
     (ii) delays resulting from Tenant's failure to timely perform its obligations under the approved schedule set forth above, including any failure to submit or finalize any drawings, plans or specifications by the applicable dates and/or within the applicable time periods indicated in such approved schedule and including any failure to timely perform any of Tenant's work required in order for Landlord to obtain a certificate of occupancy for the Premises, and (iii) delays because of Tenant's specifications for materials or equipment (including, without limitation, computer room materials) not permitting timely completion under normal circumstances. For items identified by Landlord to cause a delay in construction, Tenant shall have the right to either (i) accept such items as Tenant Delay items or (ii) substitute materials that would eliminate such delay. Notwithstanding the foregoing, if any materials which Landlord did not designate as Tenant Delay items, because of Landlord's reasonable reliance on third party representations that such materials were available, should become unavailable during the course of construction for reasons beyond Landlord's reasonable control, such that completion of the Tenant Improvements for the Premises would be delayed, then Tenant shall cooperate in good faith with Landlord to use substitute materials which would avoid any such delay.

c) Landlord shall be responsible for causing the Architect to certify to Landlord and Tenant that the proposed final working drawings, specifications and the like will comply with all state and local zoning laws, building laws, public safety, or any other ordinances applicable hereunder. Landlord's approval of the Drawings and Specifications shall not relieve Tenant from its obligation hereunder.

 d) For the purpose of this Agreement, Landlord shall retain and supervise, as its agent, the general contractor. Landlord agrees that the general contractor retained by Landlord as Landlord's Contractor shall perform the Tenant Improvements. The aggregate cost for the Tenant Improvements, shall hereinafter be referred to as 'Tenant Improvement Costs". Upon determination of the Tenant Improvement Costs, Tenant shall be deemed to have given final approval to the Drawings and Specifications and Landlord shall be deemed to have been authorized to proceed, through Landlord's Contractor, with the work of constructing and installing the Tenant Improvements in accordance with the Drawings and Specifications.

e) Landlord and Tenant acknowledge and agree that the specific dates set forth in this Exhibit "D" Work Letter are based on the assumption that the targeted

         Commencement Date for the initial floor of the Building is June 1, 2003. In the event the Tenant accelerates such targeted Commencement Date as provided for in Special Stipulation 2 (c) above then each of the dates in this Exhibit D Work Letter shall be accelerated by an identical number of days.


 SECTION 3. PAYMENT OF COSTS.

 Section 3.01. Landlord's Allowance for Tenant Costs.

         Landlord shall pay the Tenant Costs up to, but not in excess of, an amount equal to $25.00 per rentable square foot of the Premises (the "Landlord's Allowance for Tenant Costs" and also sometimes referred to as the "Tenant Improvement Allowance") as and when same are due. The Landlord's Allowance for Tenant Costs" may be used by Tenant to cover the costs of (i) its space planning, architectural and engineering firms, together with (ii) Tenant's signage costs, and together with (iii) the acquisition and installation of Tenant's furniture, fixtures and equipment, but not to exceed $2.50 per rentable square foot of the Premises for such acquisition and installation of Tenant's furniture, fixtures and equipment.

 Section 3.02. Tenant Costs.

                  The aggregate of all costs described in the following subparagraphs (a) through (d) of this Section 3.02 are hereinafter referred to collectively as "Tenant Costs."

                  a)       The Tenant Improvement Costs;

                  b) The cost of preparing and finalizing all drawings, specifications, finish schedules and the like as set forth in Sections 2.01 (a) through (d) above;

                  c) Fees for architects, engineers required for Tenant's space, interior designers, and other professionals and design specialists reasonably incurred by Landlord or, Tenant in connection with the Tenant Improvements; and

                  d) The cost of making any and all changes in and to the Drawings and Specifications and any increased or decreased costs in the Tenant Improvement Costs resulting therefrom;

                  In the event the aggregate of Tenant Costs, as defined above, exceeds Landlord's Allowance for Tenant Costs, as specified in Section 3.01 above, then Tenant shall promptly pay the excess to Landlord upon demand; provided, however, that Tenant may amortize up to $2.50 per rentable square foot of the Premises of such excess amount as outlined in Special Stipulation 4 of this Lease.

Section 3.03. Changes in Drawings and Specifications.

              Landlord, at its option, may require Tenant to pay in lump sum to Landlord any and all increases in the Tenant Improvement Costs which result from approved changes to the Drawings and Specifications. Any delays in completing the Tenant Improvements which result from either changes in the Drawings and Specifications made by Tenant or from the unavailability of materials specified by Tenant, shall not operate to delay or extend the Commencement Date under the Lease nor the payment of the Base Monthly Rental or other charges due under this Lease.

Section 3.04. Failure to Pay Tenant Costs.

              Failure by Tenant to pay Tenant Costs, in accordance with this
Section 3, will constitute a failure by Tenant to pay rent when due under the Lease and for such failure to pay Tenant Costs, Landlord shall have all of the remedies available to it under this Lease and at law or in equity for nonpayment of rent.


SECTION 4. INSPECTION.

         Landlord and Tenant each reserve the right to perform periodic inspections prior to the Commencement Date of the Tenant Improvements and Tenant shall notify Landlord at least twenty-four (24) hours in advance of such inspection procedures by Tenant. Tenant and the Architect shall be permitted to visit and walk through the Premises at any time during normal business hours.

         Any defective Tenant Improvement work discovered during either Landlord's or Tenant's inspection or work failing to conform to the Drawings and Specifications, together with any latent defects in the initial improvements shall be promptly corrected by Landlord's Contractor at Landlord's sole cost.


SECTION 5. FINISH WORK IN ADDITION TO TENANT IMPROVEMENTS.

         All work in or about the Premises which is not within the scope of the work necessary to construct and install the Tenant Improvements, such as delivering and installing furniture, telephone equipment, and wiring, and office equipment, shall be furnished and installed by Tenant entirely at Tenant's expense. Tenant shall be entitled to begin installing its wiring sixty (60) days prior to completion of the Tenant Improvements. Tenant shall adopt a schedule for performing such additional work consistent with the schedule of Landlord's Contractor and shall see that such work is conducted in such a manner as to maintain harmonious labor relations and as not to interfere unreasonably with or to delay the work of constructing or installing the Tenant Improvements. Landlord shall give access and entry to the Premises to Tenant and its contract parties performing such additional work and reasonable opportunity and time to enable Tenant and such contract parties to perform and complete such work provided such additional work does not interfere with or otherwise encumber Landlord's work or construction progress. All of such additional"work and Tenant's use (and the use by its contract parties) of the Premises for such purposes shall be entirely in accordance with the Lease, including without limitation this Work Letter.

 SECTION 6. TIME IS OF THE ESSENCE.

         Time is of the essence of this Agreement. Unless specifically provided otherwise, all reference to days or months shall be construed as references to calendar days or months, respectively. In the event of Tenant Delay, then the date for completion by Landlord of Tenant Improvements shall be extended for the period of such delay, but the Commencement Date of Tenant's payment obligations hereunder, including, without limitation, Base Monthly Rental, shall not be extended and shall commence as scheduled under this Lease without regard to non-completion of Tenant Improvements.



 SECTION 7. APPROVAL OF PLANS.

         Any approval by Landlord of or consent by Landlord to any plans, specifications or other items to be submitted to and/or reviewed by Landlord pursuant to this Lease shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto and, whether or not the work is performed by Landlord or by Tenant's contractor, such approval or consent shall not constitute the assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply any acknowledgment, representation or warranty by Landlord that the design is safe, feasible, structurally sound or will comply with any legal or governmental requirements, and Tenant shall be responsible for all of the same.

                               MOUNT VERNON PLACE
                       OPERATING EXPENSES - DEFINITIONS


"Operating Expenses" for or attributable to the Premises shall mean the operating costs and expenses for the Property and the Building, including all expenses, costs and disbursements of every kind and nature, which Landlord shall (i) pay and/or; (ii) become obligated to pay, including, but not limited to, the following:

         - Wages and salaries of all employees engaged in the operation and maintenance of the Property and Building, including, but not limited to, taxes, insurance and benefits relating thereto;

         - All supplies and materials used in the operation and maintenance of the Property and Building;

         - Cost of all service agreements and maintenance for the Property and Building and the equipment therein, including, but not limited to, trash removal, alarm services, window cleaning, janitorial service, HVAC maintenance, elevator maintenance and grounds maintenance;

         - Cost of all insurance relating to the Property and Building, including, but not limited to, the cost of casualty and liability insurance applicable to the Property and Building and Landlord's personal property used in connection therewith;

         - All taxes (ad valorem and otherwise), assessments and governmental charges, whether federal, state, county or municipal, and whether by taxing districts or authorities presently taxing the Property and Building, or by others, subsequently created or otherwise, and any other taxes (other than federal and state income taxes) and assessments attributable to the Property and Building or its operation and any reasonable consultants' fees incurred with respect to issues or concerns involving the taxes of the Building, the Property, or both;

         - Cost of repairs and general maintenance of the interior and exterior of the Property and Building (including, but not limited to, glass breakage), parking areas and landscaping;

         - A management fee for general operation and management of the Property and Building, such management fee to be no greater than three percent (3%) of Base Monthly Rental net of electricity for the Term of this Lease; and

         -        An amortization cost due to any capital expenditures incurred
                  (i) which reduce or limit Operating Costs of the Property and Building, if such reduction or limitation inures to Tenant's benefit (but only to the extent and in the amount that such


                                  EXHIBIT "E"

         Operating Costs of the Property and Building are reduced); (ii) which may be required by governmental authority or by Landlord's insurance carrier; or (iii) which are designed to protect or enhance the health, safety or welfare of the tenants in the Building or their invitees.

                               MOUNT VERNON PLACE
                         OPERATING EXPENSE EXCLUSIONS


1. Franchise, income, transfer, inheritance, capital stock taxes or taxes imposed upon or measured by the income of the Landlord;

2.       Depreciation of the Building, amortization and other non-cash charges;

3. The cost of any alteration, additions, changes or decorations which are made in order to prepare space (including Premises) for Tenant's occupancy;

4. The cost of performing work or furnishing services to or for any Tenant, other than Tenant, at Landlord's expense, to the extent that such work or service exceeds or is more favorable than comparable work or service provided to Tenant at Landlord's expense;

5. The cost (including, without limitation, attorney's fees and disbursements) of any judgement, settlement or arbitration award resulting from any tort liability;

6. The general overhead of Landlord and labor costs and all other compensation of all administrative personnel, officers, executives and staff members of Landlord or Landlord's agents above the grade of building manager or engineer.

7. The cost of installing, operating and maintaining any specialty service such as an observatory, broadcasting facility, luncheon club, athletic or recreational club;

8. The costs of defects in the construction, design or equipping of the Building with respect to the mechanical systems of the Building or with respect to any of the structural components of the Building;

9. Any cost or expense incurred in connection with correcting latent defects or inadequacies in the Building;

10. The cost of any special heating, ventilating, air-conditioning, janitorial or other special or extra services provided to tenants during other than regular business hours;

11. Legal or auditing fees, other than those reasonably incurred in connection with the maintenance and operation of the Land and Building or in connection with the preparation of statements required pursuant to Additional Rent or lease escalation provisions;

12. Any rent, additional rent or any other charge under any lease or sublease to or assumed directly or indirectly by Landlord;

13.      Expenditure on account of Landlord acquisition of air rights;

14. Any Operating Expenses related exclusively to any retail or storage space in, on or about the Property or appurtenant or adjacent thereto;

15.      Any accrued and unfunded pension or other benefits of any personnel;

16. Any amount paid to any affiliate of Landlord to the extent such amount is in excess of the amount which would be paid in the absence of such relationship;

17.      Advertising, marketing or promotional expenditures;

18. Any costs incurred in the removal, containment, encapsulation, or disposal of or repair or cleaning or monitoring of areas affected by any hazardous material including without limitation, asbestos;

19. Costs incurred to correct any misrepresentation by Landlord expressly made herein;

20. The value or loss of income to Landlord of any space in the Building which is utilized for the management of the Building;

21. Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or any affiliate of Landlord;

22. Late fees, penalties, interest charges or similar costs incurred by Landlord;

23. Costs associated with the operation of the business of the legal entity that constitute Landlord as the same is separate and apart from the costs of the operation of the Building, including the legal entity formation, internal accounting and legal matters;

24. Unrecovered expenses resulting directly from the negligence of the Landlord, its agents, servants or employees;

25. Costs incurred due to the violation by Landlord or any tenant of the Building of the terms of any lease or any laws, rules, regulations or ordinances applicable to the Building; and

26.      Brokerage commissions paid by Landlord in its leasing of the Building.

                               MOUNT VERNON PLACE

                       PROJECTED 2003 OPERATING EXPENSES
                               (Per Square Foot)

Building Maintenance                                   .71
Janitorial Maintenance                                 .85
Grounds Maintenance                                    .33
Administrative                                         .52
Property Tax                                          1.50
Insurance                                              .13
Management Fee                                         .63
Reserves                                               .20
                                                     -----
TOTAL PROJECTED 2003 OPERATING EXPENSES              $4.87
                                                     =====


                                  EXHIBIT "E"

                               MOUNT VERNON PLACE
                             RULES AND REGULATIONS

Tenant shall observe the following Rules and Regulations (as amended, modified or supplemented from time to time by Landlord as provided in this Lease):

1. The following provisions of this Rule and Regulation No. 1 shall be applicable only in the event Landlord determines to invoke such rule and regulation in the event of multiple tenants of the Building which could result in the event Landlord approves partial assignments and/or subletting by Tenant. So long as Tenant is the single tenant of the Building, the parties acknowledge that Landlord will not provide security services and that Tenant will be responsible for the same, and that as such, the provisions of the following Rule and Regulation No. 1 shall be inapplicable: "Normal business hours" shall mean the days Monday through Friday, inclusive, except legal holidays, during the hours from 8:00 a.m. to 6:00 p.m., and Saturdays, except legal holidays, from 8:00 a.m. to 1:00 p.m. At all other times every person, including Tenant, Tenant's employees, agents clients, customers, invitees and guests entering and leaving the Building may be questioned by a security guard as to that person's business therein, and may be required to sign such person's name on a form for registering such person. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays, and holidays all persons who are not occupants or their accompanied guests. Tenant shall be responsible for all persons for whom it allows to enter the Building and shall be liable to Landlord for all acts of such persons. Landlord reserves the right to exclude or expel from the Building any persons who, in the opinion of Landlord, are or appear to be intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of the Building. Landlord shall in no case be liable for damages for error with regard to the admission to or exclusion from the Building of any person. During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in the opinion of Landlord, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of the occupants and protection of the Building and property in the Building.

2. Subject to Section 42 of the Lease which shall be controlling, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the Building.

3. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by Tenant, or used for any purpose other than for ingress and egress. Tenant will insure that movers take necessary measures required by Landlord to protect Building (e.g., windows, carpets, walls, doors and elevator cabs) from damage. The halls, passages, exits, entrances, elevators and stairways are for the use of Tenant and Tenant shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Tenant, shall be prejudicial to the safety, character, reputation and interests of the Building and its occupants. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used


                                  EXHIBIT "F"
         for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including, but not limited to, coffee grounds shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant, if Tenant's employees, agents, clients, customers, invitees and guests, shall have caused it.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of the Building standard window blinds and shall in no way be visible from the exterior of the Building. Tenant shall not remove the Building standard window blinds installed in the Premises. No articles shall be placed or kept on the windowsills so as to be visible from the exterior of the Building.

5. Tenant, Tenant's employees, agents, clients, customers, invitees and guests shall maintain order in the Building, shall not make or permit any improper noise in the Building or interfere in any way with other occupants or those having business with them. Nothing shall be thrown by Tenant, Tenant's employees, agents, clients, customers, invitees and guests out of the windows or doors, or down the passages or atrium of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquor or liquors shall be sold in the Premises or Building without the written consent of Landlord.

6. Tenant shall not, without the written consent of Landlord, put up or operate any machinery or stove upon the Premises, or carry on any mechanical business thereon, or use or allow to be used upon the Premises, oil, burning fluids, camphene, gasoline or kerosene for heating, warming or lighting. No cooking shall be done or permitted by Tenant on the Premises except in conformity with law and then only in the utility kitchen, if any, as set forth in Tenant's layout, which is to be primarily used by Tenant's employees for heating beverages and light snacks. No article deemed extra hazardous on account of fire and no explosives shall be brought into the Premises. No offensive gases or liquids will be permitted.

7. No sunscreen or other films shall be applied to the interior or exterior surface of any window glass. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Landlord, and shall be left whole and in good repair. Tenant shall not injure, overload or deface the Building.

8. Upon commencement of this Lease, Landlord shall provide, at no expense to Tenant, two entrance door keys. The cost of providing additional keys to Tenant shall be borne by Tenant. At the termination of this Lease, Tenant shall return to Landlord all keys to doors in the

         Building and all plastic cards for parking and entry to Building furnished to Tenant by Landlord and those keys otherwise procured by Tenant.

9. Tenant assumes any and all responsibility for protecting Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

10. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry (i.e. fifty (50) pounds per square foot of live load) and which is allowed by law. Tenant, Tenant's employees, agents, clients, customers, invitees and guests, shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the consent of the Landlord. In giving such consent, Landlord shall have the right, in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of Tenant. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates.

11. There shall not be used in any space, or in the public areas of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve.

12. Tenant shall not cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the Premises. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person. Tenant shall at the end of each business day leave the Premises in a reasonably tidy condition for the purpose of the performance of cleaning.

13. Landlord and its respective agents, employees and contractors shall have the right to enter the Premises upon one day (1) prior notice to Tenant (except in the event of emergency in which event no notice shall be required) at all reasonable hours for the purpose of making any repairs, alterations, or additions which it shall deem necessary for the safety, preservation, or improvement of the Building; and Landlord, its respective agents, employees and contractors shall be allowed to take all material into and upon said Premises that may be required to make such repairs, improvements, and additions, or any alterations for the benefit of the Tenant without in any way being deemed or held guilty of an eviction of the Tenant; and the rent reserved shall be in no way abate while said repairs, alterations, or additions are being made; and the Tenant shall not be entitled to maintain a setoff or counterclaim for damages against Landlord and its respective agents, employees and contractors by reason of loss or interruption to the business of the Tenant because of the prosecution of any such work. All such repairs, decorations, additions, and improvements shall be done during normal business hours, or, if any such work is at the request of the Tenant to be done during any other hours, the Tenant shall pay for all overtime costs.

14. Tenant shall observe and obey all parking and traffic regulations as imposed by Landlord. The parking facilities shall be used by vehicles that may occupy a standard parking area only.

15. Canvassing, soliciting, distributing of handbills or any other written material, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same. Tenant shall not make room-to-room solicitation of business from other occupants in the Building.

16. Tenant will observe strict care and caution that all water faucets or water apparatus are entirely shut off before the Tenant, Tenant's employees, agents, clients, customers, invitees and guests leave the Premises, and that all utilities shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness, the Tenant shall make good all injuries sustained by other occupants of the Building. Tenant will comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

17. Tenant shall store all trash and garbage within the interior of the Premises. No materials shall be placed in the trash boxes or receptacles if such materials are of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate.

18. Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.

19. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests. These Rules and Regulations are in addition to and as a supplement of, and shall not be construed to in any way otherwise modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease Agreement.

                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT is a guaranty of the Lease Agreement, the terms of which are incorporated herein by this reference, dated the___________________day of June, 2001 (hereinafter called the "Lease") by and between Spring Creek Partners, LLC, a Georgia limited liability company (hereinafter called the "Landlord") and Internet Security Systems, Inc., a Georgia corporation (hereinafter called the "Tenant") demising certain office space being known as Building 3 of Mount Vernon Place to be situated in Land Lot 35 of the 17th District, Fulton County, Georgia.

         The undersigned Internet Security Systems, Inc., a Delaware corporation ("Guarantor") hereby acknowledges and agrees that because of Guarantor's affiliation and relationship with Tenant, that such Lease is of material benefit to Guarantor and that the execution of such Lease by Landlord shall constitute beneficial consideration to Guarantor. Accordingly, for the foregoing consideration and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Landlord to Guarantor, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor intending to be hereby legally bound, hereby becomes guarantor for the prompt and faithful performance by Tenant, its successors and assigns, of the within Lease and all of the terms, covenants and conditions thereof, including, but not limited to, the payment by Tenant of the rental and all other sums to become due under said Lease.

         Guarantor agrees that (i) this obligation shall be binding upon Guarantor without any further notice or acceptance hereof, but the same shall be deemed to have been accepted by the execution of the within Lease; (ii) immediately upon each and every default by Tenant upon demand upon Guarantor, Guarantor shall pay to Landlord the sum or sums, in default and will comply with or perform all of the terms, covenants and conditions of said Lease which shall be binding upon the said Tenant, its successors or assigns, and provided in said Lease; (iii) no extension, forbearance or leniency extended by Landlord to the said Tenant shall discharge Guarantor, and Guarantor agrees at all times it shall be liable notwithstanding same and notwithstanding the fact that Guarantor has had no notice of any said default or of any said forbearance of extension; (iv) Landlord and Tenant, without notice to or consent by Guarantor, may, at any time or from time to time, enter into such modifications, extensions, amendments or other covenants respecting the said Lease and that Guarantor shall not be released thereby, it being intended that any joinder, waiver, consent or agreement by Tenant by its own operation shall be deemed to be a joinder, consent, waiver, or agreement by Guarantor with respect thereto and that Guarantor shall continue as Guarantor with respect to the said Lease as so modified, extended, amended or otherwise affected.

         Guarantor further agrees to be bound by each and every covenant, obligation, power and authorization, without limitation, in the said Lease, with the same force and effect as if it were designated in and had executed said Lease as Tenant thereunder, it being specifically understood and agreed by Guarantor that its liability hereunder shall be primary, and that in any right of action which may accrue to the Landlord under said Lease, the Landlord may, at Landlord's option, proceed against the undersigned with or without having commenced any action against or having obtained any judgment against the Tenant or any assignee of Tenant.

         This is a guaranty of payment and performance and not of collection. The liability of the Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Tenant or any other person, nor against security or liens available to Landlord, its successors or assigns. Guarantor waives any right to require that an action be brought against Tenant or any other person or to require that resort be had to any security, and further waives any right, which Guarantor may have pursuant to O.C.G.A. ss. 10-7-24.

         Time is of the essence hereof. This instrument shall be governed by the laws of the State of Georgia and shall be binding upon Guarantor's successors and assigns. Guarantor shall not be entitled to assign either its rights or obligations under this Guaranty, but Landlord shall be entitled to assign this Guaranty to any successor of Landlord. Guarantor acknowledges and agrees that performance of the Lease and this Guaranty shall occur in the State of Georgia and that this Guaranty has been executed and delivered in the State of Georgia and that the State of Georgia bears a substantial relationship to the Lease and to this Guaranty. Guarantor hereby consents and submits to the jurisdiction and venue of the courts of Fulton County, Georgia and the Federal District Court for the Northern District of Georgia and agrees that suit may be validly brought against Guarantor in any of such courts. In the event a court of competent jurisdiction shall declare any portion of this Guaranty invalid or unenforceable, the remainder of this Guaranty shall survive any such partial declaration of invalidity or unenforceability.

         IN WITNESS WHEREOF, this instrument has been duly executed by Guarantor by and through its duly authorized officers under seal as of the dates and times set forth below.


                                   GUARANTOR


Signed, sealed and delivered                 INTERNET SECURITY SYSTEMS, INC.,
in the presence of:                          a Delaware corporation


/s/ Audra J. Ouellette                       By: /s/ Richard Macchia
---------------------------                     -------------------------------
Notary Public                                Title: CFO
                                                   ----------------------------
Audra J. Ouellette                           Attest:
---------------------------
Name [please print]                          By: /s/ Sean Bowen
                                                -------------------------------
                                             Title: Asst. Secretary
My Commission Expires: 9/7/02                      ----------------------------

    [NOTARIAL SEAL]                                 [CORPORATE SEAL]

                                FIRST AMENDMENT
                                       TO
                          BUILDING 3 LEASE AGREEMENT

         This FIRST AMENDMENT TO BUILDING 3 LEASE AGREEMENT (the "First Amendment") is made and entered into as of July 27, 2001, by and among SPRING CREEK PARTNERS, LLC, a Georgia limited liability company (hereinafter referred to as the "Landlord") and INTERNET SECURITY SYSTEMS, INC., a Georgia corporation (hereinafter referred to as the "Tenant").

                              BACKGROUND STATEMENT

         Landlord and Tenant entered into that certain Mt. Vernon Place (Building 3) Lease Agreement, dated June 8, 2001 (the "Lease") and desire to execute this First Amendment for the purpose of amending and modifying certain terms and conditions of the Lease.

         NOW THEREFORE, for and in consideration of the premises in the sum of Ten and No/100 Dollars ($10.00) and for other good and valuable considerations, the receipt, adequacy and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby covenant and agree as follows:

         1. The Lease is hereby amended and modified by deleting the date of "August 1, 2001" appearing in each of line eight (8) and nine (9) of Special Stipulation 1 of the Lease and by substituting in lieu thereof in each instance the date of "October 1, 2001."

         2. The Lease is hereby amended and modified by deleting the date of "August 1, 2001" appearing in Line 29 of Section 4(b) of the Lease and by substituting in lieu thereof the date of "October 1, 2001."

         3. Except as expressly modified hereby, the Lease shall remain in full force and effect without amendment or modification whatsoever and Landlord and Tenant do hereby confirm and ratify the terms thereof. This First Amendment shall be binding upon and inured to the parties hereto and their respective successor, and assigns.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment under seal as of the day and year first above written.


                                    SPRING CREEK PARTNERS, LLC


                                    By: /s/ Joel J. Griffin
                                       ----------------------------------------
                                    Its: Managing Member
                                        ---------------------------------------


                                    INTERNET SECURITY SYSTEMS, INC,
                                    a Georgia corporation


                                    By: /s/ Richard Macchia
                                       ----------------------------------------
                                    Its: Chief Financial Officer
                                        ---------------------------------------

For Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Landlord to INTERNET SECURITY SYSTEMS, INC., a Delaware corporation ("Guarantor"), the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees that Guarantor's Guaranty Agreement of the Lease Dated June 8, 2001 (the "Guaranty") shall remain in full force and effect and shall constitute a Guaranty of the Lease as amended by this Amendment. Guarantor, through its duly authorized officers, joins in the execution provisions of this Amendment for the purpose of reaffirming its guaranty obligations of the Lease as amended by this Amendment.


                                    GUARANTOR:


                                    INTERNET SECURITY SYSTEMS, INC., a
                                    Delaware corporation


                                    By: /s/ Richard Macchia
                                       ----------------------------------------
                                       Name: Richard Macchia
                                       Title: Chief Financial Officer


                                    Attest: Sean Bowen
                                           ------------------------------------
                                       Name: Sean Bowen
                                            -----------------------------------
                                       Title: Assistant Secretary
                                             ----------------------------------

                       FIRST AMENDMENT TO LEASE AGREEMENT


         THIS FIRST AMENDMENT TO LEASE AGREEMENT (the "First Amendment") is made and entered into as of this 1st day of July, 2002, by and between SPRING CREEK PARTNERS, LLC, a Georgia limited liability company ("Landlord"), and INTERNET SECURITY SYSTEMS, INC., a Georgia corporation ("Tenant").

                                  WITNESSETH:

         WHEREAS, Landlord and Tenant previously entered into that certain Lease Agreement dated June 8, 2001 (the "Lease"), pursuant to the terms of which Tenant has leased those certain "Premises" (as defined in the Lease) located in Fulton County, Georgia; and

         WHEREAS, Landlord and Tenant now desire to modify and amend the Lease as set forth herein.

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and for other good and valuable consideration in hand paid by each of the parties hereto to the other, the receipt, adequacy, and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby covenant and agree as follows:

         1. Defined Terms. Terms used herein and denoted by their initial capitalization shall have the meanings set forth in the Lease unless specifically provided herein to the contrary.

         2. Date of Lease. Landlord and Tenant acknowledge, stipulate and agree that the effective date of the Lease is .and shall be June 8, 2001 for all purposes.

         3. Description of Land. The legal description of the Land attached as Exhibit "B" to the Lease is hereby deleted and the legal description of the Land attached as EXHIBIT "B" to this First Amendment is substituted in lieu thereof.

         4. Amendments to Existing Easement Documents. Subsection 4(b) of the Lease is hereby modified and amended as follows:

                  (b) by deleting the phrase "Third Amendment to Lease" appearing in the seventh (7th) from the last line from the bottom of page 4 of the Lease, and by inserting in lieu thereof the phrase "Fifth Amendment to Lease"; and

                  (b) by deleting the date "August 1, 2001" appearing therein in the fourth (4th) line from the bottom of page 4 of the Lease, and by inserting in lieu thereof the phrase "prior to the commencement of construction of the Building under this Lease".

         5. Additional Parking Level Carry Costs. Landlord and Tenant hereby acknowledge, stipulate and agree that the original Landlord hereunder, Spring Creek Partners, LLC ("Spring Creek") shall look solely to Tenant outside of the Lease for payment of all amounts payable by

Tenant to Landlord pursuant to the terms of Section 4(c) of the Lease in respect of Tenant's payment or reimbursement to Landlord of the Additional Parking Level Carry Costs; and as a consequence thereof, Section 4(c) of the Lease is hereby deleted in its entirety and shall be of no further force and effect whatsoever.

         6. Operating Expenses of the Base Year. Landlord and Tenant acknowledge, stipulate and agree that for all purposes of the Lease, including Sections 6 and 8 and Exhibit "E" thereof, the Taxes for the Operating Expense Base Year, on an adjusted and grossed up basis, shall be deemed to be the product of $1.50 per square foot, multiplied by the number of rentable square feet contained in the Premises (the "Tax Expense Base Year Amount") and that the Tax Expense Base Year Amount shall be deemed final and not subject to adjustment under any circumstances and without regard to the validity or enforceability of any tax abatement agreement now or hereafter obtained by Tenant pursuant to Special Stipulation 23 (as restated in Paragraph 19 of this Amendment) or otherwise. For purposes hereof, the term "Taxes" shall have the meaning described in the fifth (5th) item appearing on the first page of Exhibit "E" (Operating Expenses-Definitions) attached to the Lease. All Operating Expenses other than Taxes are referred to as "Non-Tax Operating Expenses," and the Operating Expenses other than Taxes that are actually incurred for the Operating Expense Base Year are herein referred to as the "Non-Tax Expense Base Year Amount." For any period during the Term of the Lease in which the Premises shall be subject to property tax abatement as the result of Tenant's efforts pursuant to Special Stipulation 23 of the Lease, the provisions of the Lease with respect to the determination and adjustment of Operating Expenses shall be applied separately with respect to the Non-Tax Operating Expenses and Taxes, utilizing the Non-Tax Expense Base Year Amount and the Tax Expense Base Year Amount, respectively. Subject to the limitations contained in Special Stipulation 3 of the Lease (as restated in this First Amendment), Tenant agrees that it shall pay as additional rental pursuant to
Section 8 of the Lease the amount by which (if any) the Taxes in any calendar year exceed the Tax Expense Base Year Amount. To the extent that such Taxes are less than the Tax Expense Base Year Amount as a result of a property tax abatement obtained by Tenant pursuant to Special Stipulation 23 (as restated in Paragraph 19 of this First Amendment), the "Tax Savings" (as defined in said Special Stipulation) shall be applied to reduce the additional rent otherwise payable by Tenant pursuant to Section 8 of the Lease with respect to Taxes. If and to the extent the Premises were to be subjected to a "rollback" of Taxes for any period during Tenant's tax abatement period (notwithstanding any provisions of Tenant's tax abatement agreement to the contrary), Landlord and Tenant, upon the request of either party, shall make such adjustments to Operating Expenses with respect to any periods which may be subject to any such rollback of Taxes so as to ensure that Landlord's obligation shall be the payment of any Taxes up to the Tax Expense Base Year Amount and Tenant's obligation shall be the payment of any Taxes in excess of the Tax Expense Base Year Amount. Nothing contained herein shall affect Tenant's rights or Landlord's obligations pursuant to the first grammatical paragraph of Section 17(a) of the original Lease with respect to the adjustment of additional rental in the event Tenant elects to provide its own janitorial services to the Premises.

         7. Destruction of Premises. Section 20 of the Lease is hereby deleted in its entirety and the following Section 20 is hereby inserted in lieu thereof:

20.      DESTRUCTION OF PREMISES.

                  20.1     Reciprocal Termination Rights.

                           (a) If the Premises are damaged or destroyed, in whole or in part, by a fire or other casualty ("Casualty"), Landlord shall obtain the determination of Landlord's Architect (as defined in Section 20.4 hereof) of the Estimated Repair Period (as defined in Section 20.3 hereof) on or before the Determination Date (as also defined in Section 20.3 hereof). Unless this Lease is terminated by Landlord or Tenant pursuant to this Section 20, Landlord shall repair and restore the Premises, subject to and as provided in
         Section 20.3 hereof, within the Estimated Repair Period in each case. For purposes of this Section 20, and the time periods referenced herein, the date of the related Casualty is herein referred to as the "Damage Date."

                           (b) If less than twenty-five percent (25%) of the number of rentable square feet of space contained in the Building are rendered untenantable as a result of a Casualty, then Landlord shall repair and restore the Premises as provided in Section 20.3 hereof within one hundred twenty (120) days unless the Estimated Repair Period is more or less than one hundred twenty (120) days, but not more than one hundred eighty (180) days, in which event Landlord shall repair and restore the Premises within the Estimated Repair Period; provided, however, that if in the reasonable determination of Landlord's Architect given in writing to both parties pursuant to
         Section 20.3 hereof on or before the Determination Date, the Estimated Repair Period is more than one hundred eighty (180) days after the Damage Date, either party may terminate this Lease by giving the other party notice within ten (10) days after receipt of such determination of Landlord's Architect.

                          (c) If more than twenty-five percent (25%) but up to fifty percent (50%) of the number of rentable square feet of space contained in the Building are rendered untenantable as a result of a Casualty, and if in the reasonable determination of Landlord's Architect given in writing to both parties pursuant to Section 20.3 hereof on or before the Determination Date, the Estimated Repair Period is more than one hundred eighty (180) days after the Damage Date, either party may terminate this Lease by giving the other party notice within ten (10) days after receipt of such determination of Landlord's Architect. If the Lease is not so terminated, then Landlord shall repair and restore the Premises as provided in Section 20.3 hereof within the Estimated Repair Period.

                           (d) If more than fifty percent (50%) of the number of rentable square feet of space contained in the Building are rendered untenantable as a result of a Casualty, and if in the reasonable determination of Landlord's Architect given in writing to both parties pursuant to Section 20.3 hereof on or before the Determination Date, the Estimated Repair Period is more than two hundred seventy - (270) days after the Damage Date, either party may terminate this Lease by giving the other party notice within ten (10) days after receipt of such determination of

         Landlord's Architect. If the Lease is not so terminated, then Landlord shall repair and restore the Premises as provided in Section 20.3 hereof within the Estimated Repair Period.

                  20.2 Tenant's Additional Termination Rights. In addition to the termination rights granted to Tenant under Section 20.1 above, if the Premises are damaged or destroyed by Casualty, and if the Premises are not restored in all material respects by Landlord to the extent required of Landlord hereunder within the Estimated Repair Period (as such period may be extended for delays outside of Landlord's control as set forth herein below), then at any time following the expiration of the Estimated Repair Period and prior to substantial completion of such repair and restoration, Tenant shall have the right to terminate this Lease by giving written notice thereof to Landlord; provided, however, that if Landlord is delayed as a result of changes, deletions or additions in construction requested by Tenant, or other delays or interference caused by the acts or omissions of Tenant or its agents, contractors or employees, or as a result of force majeure, the Estimated Repair Period shall be extended for the amount of time Landlord is so delayed; and provided further that if Tenant exercises such election to terminate and Landlord shall complete the repair and restoration of the Premises to the extent required of Landlord hereunder within thirty (30) days following the date of Tenant's notice of termination, said notice of termination shall be nullified and the Lease shall continue in full force and effect. Unless the delay is caused by Tenant, its agents, contractors or employees, the extension under the first proviso in the preceding sentence shall not exceed an additional ninety (90) days.

                  20.3 Landlord's Restoration Obligations. Promptly upon the occurrence of any Casualty, Landlord shall require Landlord's Architect to prepare a written determination for the benefit of Landlord and Tenant of said Architect's estimation of the time period reasonably required from the Damage Date, in light of all circumstances then known, to complete the restoration of the Premises, said written determination to be made and delivered to Landlord and Tenant as soon as may be practicable under the circumstances and in any event within thirty (30) days after the related Casualty (the "Determination Date"); provided, however, that if Warner, Summers, Ditzel, Benefield, Ward & Associates, Inc. or the principal(s) of said firm who designed and are familiar with the plans and specifications for the Building are not available to serve as Landlord's Architect, the Determination Date shall be thirty (30) days after the date on which Landlord shall have selected, and Tenant shall have approved, another architect to serve as Landlord's Architect, such selection and approval to be made as promptly as practicable. The period of time estimated by Landlord's Architect for the completion of repairs to the Premises, as set forth in said written notice from Landlord's Architect to Landlord and Tenant and as measured from the related Damage Date, is herein referred to as the "Estimated Repair Period." If neither Landlord nor Tenant has the right to terminate this Lease pursuant to any of the provisions of this Section 20, or if the party or parties that have the right to terminate this Lease do not exercise such right as herein provided, then, subject to the last sentence of this Section 20.3, Landlord shall have the property damaged by such Casualty repaired or restored to the condition in all material respects that existed prior to the Casualty at the sole expense of the Landlord. If Landlord is obligated hereunder to repair and restore such damage, Landlord shall use all reasonable efforts in good faith to commence and thereafter to prosecute to completion the repair and restoration of such damage as speedily as may be practicable under the circumstances and to complete such repair and restoration within the Estimated Repair Period. Landlord further agrees to allow Tenant an abatement in the Base Monthly Rental for such time as the Premises are untenantable or proportionately for such portion of the Premises as shall be untenantable, and Tenant covenants and agrees that the terms of this Lease shall not be otherwise affected. In no event shall Landlord be required to repair or replace any trade fixtures, furniture, equipment or other property belonging to Tenant, nor shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions or other improvements which may have been placed in or about the Premises by Tenant.

                  20.4 Landlord's Architect; Termination Conditions. For purposes of this Section 20, the term "Landlord's Architect" shall mean Warner, Summers, Ditzel, Benefield, Ward & Associates, Inc., except that if said firm is then no longer in existence or if the principal(s) of said firm who designed and are familiar with the plans and specifications for the Buildings (i.e., James Ditzel and James Frederickson) shall then have retired or withdrawn from said firm or shall then be disabled or deceased, or if said firm declines to serve as Landlord's Architect, the term "Landlord's Architect" shall mean a reputable, qualified architect licensed in Georgia selected by Landlord, the selection of whom shall be subject to Tenant's reasonable approval (which shall not be unreasonably denied, delayed or conditioned). In the event of any termination of this Lease by either party pursuant to this Section 20, Rent hereunder shall be apportioned and paid to the date of termination.

                  20.5 Termination Rights During Last Eighteen (18) Months; Uninsured Loss. Notwithstanding anything in this Section 20 to the contrary, if the Premises are substantially damaged or destroyed by Casualty at any time during the last eighteen (18) months of the Term, then Landlord may terminate this Lease upon notice to Tenant within thirty (30) days after the Damage Date; provided that if Landlord exercises such election to terminate and Tenant has any unexercised option to extend the Term, then Tenant may nullify Landlord's asserted termination of this Lease by exercising Tenant's right to extend the Term, pursuant to Special Stipulation 13 of the Lease, for the applicable renewal term within fifteen (15) days after receipt of Landlord's notice of termination. Also, notwithstanding anything in this Section 20 to the contrary, if the Premises are substantially damaged or destroyed by Casualty, and such Casualty occurs during the last eighteen (18) months of the Term, Tenant may terminate this Lease upon notice to Landlord within thirty (30) days after the Damage Date. Also, notwithstanding anything in this Section 20 to the contrary, if the Premises are substantially damaged as the result of a Casualty not required to be insured against by Landlord hereunder or if the Premises are substantially damaged by Casualty required to be insured against by Landlord but the insurance company is insolvent and financially unable to pay the proceeds which otherwise are payable (through no fault of Landlord), Landlord shall have the right to terminate this Lease by notice to Tenant given within sixty (60) days after the Damage Date. As used in this Section 20, the term "substantially damaged" shall mean such damage that the cost of repair and restoration thereof is reasonably estimated by Landlord's Architect to exceed Three Million and No/100 Dollars ($3,000,000).

                           20.6 Reaffirmation of Lease. Upon the occurrence of any damage to, or destruction of the Premises, and provided that either Tenant does not have the right hereunder to terminate this Lease as a result of such damage or if Tenant does have the right hereunder to terminate this Lease but has elected not to (or has failed to) terminate this Lease as provided herein, Tenant shall, within ten (10) days after receipt by Tenant of a written request therefor from Landlord and the receipt by Tenant from Landlord or Landlord's Architect, as the case may be, of all notices, elections and other information Tenant may reasonably require in order to make any election permitted under this Section 20, provide Landlord with a written reaffirmation of this Lease, including an acknowledgment that Tenant does not have the right to terminate this Lease as a result of such damage or that Tenant had the right to terminate this Lease but has elected not to (or has failed to) terminate this Lease as herein provided.

         8. Condemnation. Landlord and Tenant mutually acknowledge and agree that the Land is and has been subject to certain condemnation proceedings initiated by the Georgia Department of Transportation ("DOT") pursuant to that certain Condemnation of Civil Action File #2002CV52072, Department of Transportation vs. 0.793 acres of land et al. filed April 19, 2002, relating to certain right-of-way takings that have affected the eastern boundary line of the Land adjacent to the western right-of-way line of Georgia 400 and the northerly boundary line of the Land adjacent to the southerly right-of-way line of Mount Vernon Highway (the "Taking Proceedings"). Landlord and Tenant further acknowledge and agree that as part of the Taking Proceedings, Landlord, Mount Vernon Place Partners, LLC ("Mount Vernon") and DOT have entered into a certain settlement agreement dated November 28, 2001, (the "DOT Taking Agreement") pursuant to the terms of which DOT has agreed that the existing driveway onto the Land from Mount Vernon Highway may remain open and may continue to be used until DOT has let its construction contract for its road improvement work (Project NH-056(52)), but that the exact location of such driveway providing ingress and egress may vary during DOT's construction project (the "Existing Driveway"). Tenant is familiar with and has approved the location and configuration of the Existing Driveway, which is depicted on EXHIBIT "C" attached hereto and made a part hereof, and understands and agrees that DOT may require the relocation and reconfiguration of such Existing Driveway from time to time, all without affecting Tenant's obligations under the Lease. Tenant further acknowledges and agrees that it is familiar with and has approved (i) the condition imposed on the rezoning of the Land, as set forth in the Minutes of the Regular Meeting of the Fulton County Board of Commissioners on March 1, 2000, which limits the Premises to no more than one right-in/right-out exit/entrance on Mount Vernon Highway, and (ii) the location and configuration of that certain curb cut and joint driveway/local service road to be constructed by DOT along the west side of the Premises and the east side of the adjoining property, as depicted on that certain plan attached hereto as EXHIBIT "D" (the "Permanent Joint Access"). Tenant, by its execution hereof, hereby acknowledges, consents to and approves the Existing Driveway, the relocation and reconfiguration of such Existing Driveway as may be required from time to time by DOT, and the Permanent Joint Access. Tenant further acknowledges and agrees that the relocation and/or reconfiguration of the Existing Driveway, including, without limitation, the intermittent or temporary closure and/or disruption of the same, and the construction of the Permanent Joint Access, including without limitation, the intermittent or temporary closure and/or disruption of the same until completion of construction of the Permanent Joint Access, shall not under any circumstances whatsoever give rise to a right of Tenant to terminate the Lease pursuant to any terms or provisions of the Lease, including without limitation, Section 21 thereof, nor result in a constructive eviction, claim for damages, claim for reduction or abatement of rent or other claim by Tenant under the Lease arising out of or in connection with the Taking Proceedings.

         9. Site Plan Approval. By its execution and delivery of this First Amendment, Tenant hereby approves and consents to the site plan of the Premises, after giving effect to the Taking Proceedings referenced above and providing for the Existing Driveway as depicted on EXHIBIT "F" attached hereto and made a part hereof, and to the preliminary site plan of the Premises after giving effect to the Taking Proceedings referenced above and providing for the Permanent Joint Access contemplated therein as, if and when DOT completes the Permanent Joint Access contemplated therein, all as depicted on EXHIBIT "G" attached hereto and made a part hereof.

         10. Subordination. Supplementing Section 32 of the Lease, Tenant agrees that any "certificate" confirming the subordinate nature of the Lease to any Security Deed may itself be in the form of a subordination, non-disturbance and attornment agreement between the applicable lender and Tenant, and Tenant agrees that upon request by Landlord, Tenant shall join in and deliver such subordination, non-disturbance and attornment agreement, provided that same is in a commercially reasonable form utilized by institutional lenders.

         11. Sequence of Building 3 Target Commencement Dates. Special Stipulation 2(b) of the Lease is hereby modified and amended by deleting the date "December 31, 2001" and inserting in lieu thereof the date "May 31, 2002".

         12. Property Tax Increase. Tenant hereby agrees that Special Stipulation 3 of the Lease shall be inapplicable to any transfer of the Premises that may hereafter occur to the Development Authority of Fulton County (the "Authority") or thereafter from the Authority to Landlord or to any determination by a governmental authority as to the invalidity or unenforceability of any tax abatement agreement Tenant may obtain.

         13. Deletion of Additional Landlord Contribution to Tenant Costs. Landlord and Tenant hereby acknowledge and agree that Tenant has not heretofore exercised its right under the first sentence of Special Stipulation 4 of the Lease to cause Landlord to pay for up to $2.50 per rentable square foot of the Premises of the Tenant Costs over and above the total $25.00 per rentable square foot Tenant Improvement Allowance, and Tenant has determined that Tenant will not exercise such right under the first sentence of Special Stipulation 4 of the Lease. Accordingly, the first sentence of Special Stipulation 4 of the Lease is hereby deleted.

         14. Participation After Sale of Building. Landlord and Tenant hereby acknowledge, stipulate and agree that Special Stipulation 5 of the Lease shall be binding only on the initial Landlord, Spring Creek. Spring Creek has disclosed to Tenant that Spring Creek has entered into a contract to sell the Building to Wells Capital, Inc., a Georgia corporation (Wells Capital, Inc. and its permitted assigns, including, without limitation, Wells Operating Partnership, L.P., a Delaware limited partnership, are herein referred to as "Wells"). Immediately upon any consummation of the purchase and sale of the Building by and between Spring Creek and Wells and the assignment to and assumption by Wells of the Lease, Special Stipulation 5 of the Lease shall be deemed automatically deleted in its entirety and shall have no further force or effect whatsoever. Notwithstanding the foregoing, Spring Creek shall remain responsible for the payment to Tenant of all amounts payable to Tenant upon the sale of the Building to Wells pursuant to Special Stipulation 5; Tenant shall look solely to Spring Creek for the payment of any such sums; and neither Wells nor any other successor landlord shall have any liability whatsoever to Tenant pursuant to or arising out of said Special Stipulation 5, or be subject to any claim, counterclaim, demand, right of set-off or reduction or abatement in rent arising out of said Special Stipulation 5. Tenant further agrees to cooperate with Spring Creek in good faith in calculating the sums, if any, payable to Tenant under Special Stipulation 5 of the Lease in connection with any sale of the Building by Spring Creek.

         15. Letter of Credit. Notwithstanding any provision of the Lease to the contrary, Tenant agrees to deliver to Landlord an irrevocable, standby letter of credit in the original principal amount of $2,500,000.00, as contemplated pursuant to and meeting the requirements of Special Stipulation 6 of the Lease, within ten (10) days after written request from Landlord.

         16. Parking. By its execution hereof, Tenant hereby acknowledges and agrees that Landlord has timely satisfied all of the requirements for construction of parking spaces in, and the

         17. addition of another level to, the Buildings 1 and 2 Parking Deck pursuant to Section 3 of the Lease and the first sentence of Special Stipulation 10 of the Lease.

         18. Special Stipulation 8 Representation. Landlord and Tenant acknowledge that the representation made by Landlord in the first (1st sentence) of Special Stipulation 8 of the Lease is effective only as of the date of the execution and delivery of the Lease. The foregoing acknowledgment shall not be deemed to release Spring Creek from any obligations incurred by Spring Creek pursuant to Special Stipulation 8 at any time prior to the date on which Spring Creek may no longer be the Landlord under the Lease, nor shall the foregoing acknowledgment be deed to release Landlord from its continuing obligations pursuant to the second (2nd) sentence of Special Stipulation 8 of the Lease.

         19. Emergency Power Generators. Special Stipulation 17 of the Lease provides for the installation by Landlord as part of the initial Tenant Improvements to the Premises of one or more emergency power generators (collectively, the "Generator") and associated fuel storage tanks (collectively, "FST") in accordance with specifications submitted by Tenant and approved by Landlord as provided in Special Stipulation 17 of the Lease, and which installation shall be subject to Landlord's receipt of all permits and approvals required from all applicable governmental authorities having jurisdiction with respect thereto. Tenant shall be solely responsible during the Term of the Lease for conducting all monitoring and maintenance of the Generator and FST in accordance with all applicable requirements of governmental authorities and in accordance with the equipment specifications of the manufacturers thereof, all at Tenant's sole cost and expense. If any Generator should cease to function properly, however, Tenant may elect not to repair or replace such Generator, or otherwise to keep such Generator in operating condition, so long as the Tenant's election not to maintain the Generator in operating condition shall not adversely affect the environmental condition of the Premises. Within ninety (90) days prior to the expiration of the Lease, or if the Lease shall terminate prior to the natural expiration of the Term of the Lease, within thirty (30) days after the termination of the Lease, Tenant shall provide to Landlord written confirmation to Landlord from an environmental consultant reasonably approved by Landlord that the FST and Generator have not impacted soil or groundwater at the Premises. In the event Tenant is unable or fails to provide such confirmation to Landlord within thirty (30) days after written notice from Landlord to Tenant requesting the same, then and in that event, Landlord shall have the right to require Tenant to remove and dispose of the FST and Generator in accordance with all applicable Environmental Laws and to repair any damage to the Premises caused by such removal and to remediate and clean up any impacted soil or groundwater at the Premises, all at Tenant's sole cost and expense. Unless Landlord exercises such option to cause Tenant to remove and dispose of the FST and Generator as provided in the preceding sentence, Tenant shall have no right to remove, and shall not remove, the FST and Generator upon the termination or expiration of the Lease. Tenant shall operate and, if applicable, remove (or close in place) the FST and remove Generator in strict compliance with all applicable federal, state and local laws, codes and regulations.

         Tenant shall immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports or notices relating to the FST or the Generator.

         Notwithstanding any other provision in the Lease, Landlord shall have the right, but not the obligation, to enter the Premises or to take such other actions as it deems necessary to respond to, clean up, remove, resolve or minimize the impact of, or otherwise manage, any Hazardous Substances released as a result of the operation or existence of the FST or Generator; provided, however, that, except in an emergency, Landlord shall take such action only after providing at least ten (10) days written notice to Tenant of the existence of conditions requiring action and the failure by Tenant to address such conditions to the satisfaction of the Landlord. All reasonable costs and expenses incurred by Landlord in the exercise of any such rights, which costs and expenses result from the violation of the covenants and agreements of Tenant contained in this Paragraph, shall be deemed additional rent under the Lease and shall be payable by Tenant upon demand.

         Tenant agrees to and shall indemnify Landlord and hold Landlord harmless from and against (i) the negligence of Tenant or its employees, agents or contractors in the operation and removal of the FST and Generator and (ii) environmental liabilities of any kind whatsoever associated with the FST or the Generator. Landlord agrees to and shall indemnify Tenant and hold Tenant harmless from and against the negligence of Landlord or its employees, agents or contractors in the exercise of any rights of Landlord in connection with the FST and Generator.

         18. Special Stipulation 22 Amendment. Special Stipulation 22 of the Lease is hereby modified and amended by deleting the phrase, "and not thereafter," appearing in the sixth (6th) line of said Special Stipulation.

         19. Tax Abatement and Tax Gross-Up Provision. Special Stipulation 23 of the Lease is hereby deleted in its entirety and the following Special Stipulation 23 is hereby inserted in lieu thereof:

                           23. In furtherance of Tenant's desire to obtain tax abatements with respect to the Premises pursuant to a sale-leaseback taxable bond transaction comparable to that certain sale-leaseback transaction effected by and between Mount Vernon Place Partners, LLC and the Development Authority of Fulton County (the "Authority") in respect of the premises leased by Tenant pursuant to the Buildings 1 and 2 Lease, Landlord agrees, upon the request of Tenant and at Tenant's sole cost and expense (including, without limitation, the agreement of Tenant to pay or reimburse Landlord's actual and reasonable attorneys' fees and expenses incurred in connection with any such endeavor), to cooperate with Tenant in obtaining the benefits of a similar tax abatement for the Premises under this Lease. It is expressly understood and agreed that Landlord makes no representations or warranties of any kind whatsoever in respect of any tax abatement agreement that may be obtained by Tenant; it being Landlord's sole obligation, at no cost or expense to Landlord, to cooperate in good faith with Tenant, at Tenant's expense, in obtaining and maintaining a tax abatement for the Premises for so long as may be permissible under Georgia law. The failure or inability of Tenant to obtain such a tax abatement for the Premises shall in no event affect the obligations of Tenant under this Lease. In the event Tenant is successful in obtaining such property tax abatement for the Premises under this Lease, then in any calendar year during the Term of the Lease while such tax abatement is in effect that the actual Taxes paid or incurred by Landlord with respect to the Premises are less than the product of $1.50 per square foot, multiplied by the number of rentable square feet of space in the Premises (the amount by which said product exceeds the actual Taxes in any calendar year during the Term while such tax abatement is in effect being herein referred to as the "Tax Savings"), then the amount of such Tax Savings shall be applied to reduce the additional rent otherwise payable by Tenant pursuant to
                  Section 8 of the Lease in respect of Taxes. For purposes of calculating Operating Expenses for the first year of the Term or any other calendar year during the Term, including the Operating Expense Base Year of 2003, Operating Expenses shall be calculated based upon a fully assessed and occupied Building."

         20. Costs of Utilities. The following is hereby added as item 27 in the list of "Operating Expenses Exclusions" attached as Exhibit "E" to the
Lease:

                           27. The cost of all utilities for the Premises, including the cost of electricity, gas, water and sewer services, it being acknowledged that Tenant shall be responsible for the cost of such utilities as provided in
                  Section 17 of this Lease and Special Stipulation 24.

         21. Miscellaneous. Except as modified by this First Amendment, the Lease shall otherwise remain unmodified and in full force and effect and the parties do hereby ratify and confirm the terms thereof. In the event of conflict or inconsistency between the terms and conditions of the Lease and the terms and conditions of this First Amendment, the terms of this First Amendment shall control and prevail and govern the rights, liabilities and obligations of the parties. This First Amendment may be executed in counterparts and/or with counterpart signature pages, all of which together shall constitute a single agreement.


                        [SIGNATURES BEGIN ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties, through their duly authorized officers and manager, respectively, have executed this First Amendment the day and year first above written.


                                    "TENANT":


                                    INTERNET SECURITY SYSTEMS, INC., a
                                    Georgia corporation


                                    By: /s/ Richard Macchia
                                       ----------------------------------------
                                    Name: Richard Macchia
                                         --------------------------------------
                                    Title: CFO
                                          -------------------------------------


                                    Attest: /s/ Sean Bowen
                                       ----------------------------------------
                                    Name: Sean Bowen
                                         --------------------------------------
                                    Title: Secretary
                                          -------------------------------------


                                                 [CORPORATE SEAL]


                       [SIGNATURES CONTINUE ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                    "LANDLORD":


                                    SPRING CREEK PARTNERS, LLC,
                                    a Georgia limited liability company


                                    By: /s/ Joel J. Griffin
                                       --------------------------------- (SEAL)
                                    Name: Joel J. Griffin
                                    Title: Manager

                     CONSENT AND JOINDER OF LEASE GUARANTOR


         For Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Landlord to Internet Security Systems, Inc., a Delaware corporation (successor by name change to ISS Group, Inc., a Delaware corporation) ("Guarantor"), the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees that Guarantor's Guaranty Agreement of the Lease dated June __, 2001 (the "Guaranty") shall remain in full force and effect and shall constitute a Guaranty of the Lease, as amended by this First Amendment to Lease Agreement. Guarantor, through its duly authorized officers, joins in the execution provisions of this First Amendment for the purpose of reaffirming its guaranty obligations, as amended by this First Amendment.


                                             "GUARANTOR":


Signed, sealed and delivered                 INTERNET SECURITY SYSTEMS, INC.,
in the presence of:                          a Delaware corporation


/s/ Brad Taylor                              By: /s/ Richard Macchia
---------------------------                     -------------------------------
Unofficial Witness                           Name: Richard Macchia
                                                  -----------------------------
                                             Title: CFO
Patricia Blankenship                               ----------------------------
---------------------------
Notary Public                                Attest:

                                             By: /s/ Sean Bowen
                                                -------------------------------
    [NOTARIAL SEAL]                          Name: Sean Bowen
                                                  -----------------------------
                                             Title: Asst. Secretary
                                                   ----------------------------

                                                    [CORPORATE SEAL]

                                   EXHIBIT B


                               LEGAL DESCRIPTION
                                   BUILDING 3
                              MOUNT VERNON PLACE


         ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 35 of the 17th District, Fulton County, Georgia, and being more particularly described as follows:

         TO FIND THE POINT OF BEGINNING, commence at Fulton County GIS Monument F451 and run thence South 51 degrees 55 minutes 13 seconds East, a distance of 4,769.3 feet to the point of intersection of the southerly existing right-of-way line of Mount Vernon Highway (70-foot right-of-way) and the easterly right-of-way line of Barfield Road (right-of-way varies); run thence along said easterly right-of-way line of Barfield Road South 00 degrees 06 minutes 00 seconds East, a distance of 95.78 feet to a one-half inch (1/2") rebar found; thence leaving said easterly existing right-of-way line of Barfield Road (right-of-way varies), run thence North 89 degrees 53 minutes 30 seconds East, a distance of 199.97 feet to a one-half inch (1/2") rebar found, said point being THE POINT OF BEGINNING; FROM THE POINT OF BEGINNING AS THUS ESTABLISHED, run thence North 00 degrees 32 minutes 30 seconds West, a distance of 121.43 feet to a point located on the southerly existing right-of-way line of Mount Vernon Highway; run thence along said southerly existing right-of-way line of Mount Vernon Highway (right-of-way varies) North 89 degrees 27 minutes 50 seconds East, a distance of 20.05 feet to a point; continue thence along said existing right-of-way line of Mount Vernon Highway North 00 degrees 32 minutes 10 seconds West, a distance of 73.77 feet to a point; continue thence along said southerly existing right-of-way line of Mount Vernon Highway North 76 degrees 21 minutes 26 seconds East, a distance of 85.63 feet to a point; continue thence along said southerly existing right-of-way line of Mount Vernon Highway South 87 degrees 55 minutes 06 seconds East, a distance of 49.47 feet to the point of intersection of the southerly existing right-of-way line of Mount Vernon Highway and the westerly existing right-of-way line of Georgia 400 (right-of-way varies); run thence along said westerly existing right-of-way line of Georgia 400 South 02 degrees 52 minutes 39 seconds West, a distance of 213.78 feet to a point; run thence southerly along the westerly existing right-of-way line of Georgia 400 (right-of-way varies) South 02 degrees 52 minutes 39 seconds West, a distance of
8.85 feet to a point; thence leaving said westerly existing right-of-way line of Georgia 400 (right-of-way varies), run thence North 89 degrees 53 minutes 58 seconds West, a distance of 125.81 feet to a point; run thence North 00 degrees 06 minutes 30 seconds West, a distance of 8.38 feet to a point; run thence South 89 degrees 53 minutes 30 seconds West, a distance, of 13.99 feet to a one-half inch (1/2") rebar found, and THE POINT OF BEGINNING.

         Said property containing_______________square feet or______________ acres, more or less, and being shown and depicted on that certain plat of survey captioned "Boundary Survey, New Right-of-Way along Mt. Vernon Hwy.," prepared for Mount Vernon Place Partners, LLC by HDR/WL Jorden, under certification and seal of Clyde R. Eldredge, PLS,

Georgia Registered Land Surveyor No. 2659, dated March 27, 2001, last revised May 8, 2002, which survey is incorporated herein and made a part hereof by this reference.

         TOGETHER WITH those certain rights and easements as described in and pursuant to the terms and conditions of that certain [Reciprocal Easement Agreement by and among Mount Vernon Place Partners, LLC, Spring Creek Partners, LLC and the Development Authority of Fulton County, Georgia dated_____________________________________, 2002, to be recorded in the records of Fulton County, Georgia.]

         ALSO TOGETHER WITH those certain rights and easements as set forth in that certain QuitClaim Deed by and between B.G. Sanders & Associates, Inc. and Spring Creek Partners, LLC dated as of November 30, 1999, and recorded in Book 28068, page 265 of the records of Fulton County, Georgia and as contained in and pursuant to the terms and conditions of that certain Storm and Sanitary Sewer Agreement by and among Investment Capital Company/Mount Vernon, Gary Unell, Edward J. Levin, Nancy B. Brooks and John Albert Brooks, Co-Trustees under Declaration of Trust Designated Brooks Trust dated July 19, 1982, and recorded in Book 8920, Page 238 of the records of Fulton County, Georgia.

                                  EXHIBIT "C"


                             [FLOOR PLAN GRAPHIC]

                       SITE PLAN WITH EXISTING DRIVEWAY

                                  EXHIBIT "D"


                             [FLOOR PLAN GRAPHIC]

                     SITE PLAN WITH PERMANENT JOINT ACCESS